Exhibit 10.2

GENERAL AGREEMENT FOR PURCHASE

OF

PERSONAL COMMUNICATIONS SERVICES SYSTEMS

BETWEEN

METROPCS WIRELESS, INC.

AND

LUCENT TECHNOLOGIES INC.

Agreement No.: LNM01NMDK02002

***	Where this marking appears throughout this Exhibit 10.2, information has been omitted pursuant to a request for confidential treatment and such information has been filed with the SEC separately.

TABLE OF CONTENTS

GENERAL AGREEMENT FOR PURCHASE

OF PERSONAL COMMUNICATIONS SERVICES SYSTEMS

BETWEEN METROPCS WIRELESS, INC.

AND LUCENT TECHNOLOGIES INC.

ARTICLE I

GENERAL PROVISIONS APPLICABLE TO ENTIRE AGREEMENT

1.1	HEADINGS AND DEFINITIONS

1.2	TERM OF AGREEMENT

1.3	SCOPE

1.4	ENTITLEMENT TO DISCOUNTS

1.5	DELETED

1.6	PLANNING INFORMATION

1.7	ORDERS

1.8	DELETED

1.8.1	CUSTOMER-INITIATED CHANGES

1.8.2	SELLER-INITIATED CHANGES

1.9	PRICES

1.10	INVOICES AND TERMS OF PAYMENT

1.11	DELIVERY AND INSTALLATION SCHEDULE

1.12	TRANSPORTATION

1.13	PACKING, MARKING AND SHIPPING

1.14	TITLE AND RISK OF LOSS

1.15	COMPLIANCE WITH LAWS

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1.16	TAXES

1.17	TRAINING

1.18	TERMINATION OF ORDERS FOR CONVENIENCE

1.19	CANCELLATION FOR BREACH

1.20	PATENTS, TRADEMARKS AND COPYRIGHTS

1.21	USE OF INFORMATION

1.22	NOTICES

1.23	RIGHT OF ACCESS

1.24	INDEPENDENT CONTRACTOR

1.25	CUSTOMER’S REMEDIES

1.26	FORCE MAJEURE

1.27	ASSIGNMENT

1.28	INDEMNITY

1.29	PUBLICITY

1.30	APPLICABLE LAW

1.31	SURVIVAL OF OBLIGATIONS

1.32	SEVERABILITY

1.33	NON-WAIVER

1.34	CUSTOMER RESPONSIBILITY

1.35	DELETED

1.36	DISPUTE RESOLUTION

1.37	SECURITY INTEREST

1.38	FINANCING REQUIREMENTS

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1.39	REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

1.40	REPRESENTATIONS, WARRANTIES AND COVENANTS OF CUSTOMER

1.41	SUBCONTRACTORS

1.42	INSURANCE

ARTICLE II

PROVISIONS APPLICABLE TO THE PURCHASE OF PRODUCTS

2.1	GENERAL

2.2	PRODUCT AVAILABILITY

2.3	DOCUMENTATION

2.4	PRODUCT COMPLIANCES

2.5	PRODUCT CHANGES

2.6	CONTINUING PRODUCT SUPPORT – PARTS AND SERVICES

2.7	SPECIFICATIONS

2.8	CUSTOMER TECHNICAL SUPPORT

2.9	PRODUCT WARRANTY

2.10	PRODUCT ACCEPTANCE

ARTICLE III

APPLICABLE TO THE LICENSING OF SOFTWARE

3.1	GENERAL

3.2	LICENSE

3.3	TITLE, RESTRICTIONS AND CONFIDENTIALITY

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3.4	CHANGES INLICENSED MATERIALS

3.5	MODIFICATIONS TO SOFTWARE

3.6	MODIFICATION BY CUSTOMER PROHIBITED

3.7	RELATED DOCUMENTATION

3.8	SOFTWARE WARRANTY

3.9	CANCELLATION OF LICENSE

3.10	TAXES APPLICABLE TO SOFTWARE

ARTICLE IV

PROVISIONS APPLICABLE TO ENGINEERING, INSTALLATION AND OTHER SERVICES

4.1	GENERAL

4.2	ACCEPTANCE OF INSTALLATION

4.3	CONDITIONS OF INSTALLATION AND OTHER SERVICES PERFORMED ON CUSTOMER’S SITE

4.4	WORK DONE BY OTHERS

4.5	SELLER’S RIGHT TO RE-DEPLOY RESOURCES

4.6	SERVICES WARRANTIES

ARTICLE V

ENTIRE AGREEMENT AND EXECUTION

5.1	ENTIRE AGREEMENT

5.2	TERMINATION OF EXISTING AGREEMENT

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ATTACHMENT A	PRICING

ATTACHMENT B	DISCOUNT STRUCTURE ***

ATTACHMENT C	CUSTOMER ACCEPTANCE TEST PLAN

ATTACHMENT D	FLEXENT SYSTEM SUPPORT BASE RELEASE SOFTWARE AND SERVICE

ATTACHMENT E	FLEXENT SYSTEM SUPPORT TECHNICAL SUPPORT SERVICES

ATTACHMENT F	RESPONSIBILITIES MATRIX FOR SYSTEM ENGINEERING, IMPLEMENTATION, AND OPTIMIZATION SERVICES

ATTACHMENT G	DELETED

ATTACHMENT H	DELETED

ATTACHMENT I	WIRELESS INTERVAL GUIDE

ATTACHMENT J	DELETED

ATTACHMENT K	CDBS SUBSTITUTION OFFER

ATTACHMENT L	FIXED ENGINEERING AND INSTALLATION PRICING AND BUNDLED BRSS/TSS AND OPTIONAL FEATURES PRICING

ATTACHMENT M	DUAL PSU OFFER

ATTACHMENT N	FLEXENT MOBILITY MANAGER GROWTH OFFER

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GENERAL AGREEMENT FOR PURCHASE

OF PERSONAL COMMUNICATIONS SERVICES SYSTEMS

BETWEEN METROPCS WIRELESS, INC. AND

LUCENT TECHNOLOGIES INC.

This General Agreement for Purchase of Personal Communications Services Systems (this “Agreement”) between Lucent Technologies Inc., (“Seller” or “Lucent”), a Delaware corporation having an office at 600 Mountain Avenue, Murray Hill, New Jersey 07974, and MetroPCS Wireless, Inc. (“Customer”, and together with Seller, the “Parties”), a Delaware corporation having an office at 8144 Walnut Hill Lane, Suite 800, Dallas, Texas 75231, is made and is effective October 1, 2002 (the “Effective Date”).

RECITALS:

WHEREAS, Customer desires to provide Personal Communications Services (“PCS”) at or near the 1.9 GHz bands under a license(s) issued by the Federal Communications Commission (“FCC”); and

WHEREAS, Customer desires Seller to be a substantial supplier of the wireless base stations, switches, power, cable and transmission equipment and Services to include but not limited to engineering services, such as preparation of equipment specifications, and installation of the networks, such as equipment installation, equipment removal and cable mining, and maintenance and repair of their networks and Seller desires to provide such Services to Customer;

WHEREAS, Customer and Seller entered into a General Agreement for Purchase of Personal Communications Services Systems effective as of May 14, 2001, as amended from time to time, (the “Existing Contract”), pursuant to which Seller agreed to provide Products, Licensed Materials and Services (as such terms are defined herein) to Customer.

WHEREAS, The Parties desire to terminate the Existing Contract on September 30, 2002 and to enter into this Agreement to define the current relationship between the parties and to reflect the completion of the Parties’ obligations with respect to the initial deployment under the Existing Contract.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Parties hereby agree as follows:

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ARTICLE I

GENERAL PROVISIONS APPLICABLE TO ENTIRE AGREEMENT

1.1 HEADINGS AND DEFINITIONS

All headings used in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement or any clause. For the purpose of this Agreement, the following definitions will apply:

“Acceptance” means that Acceptance Tests have been successfully performed and Seller has completed all Punch List items;

“Acceptance Certificate” means a certificate executed by Seller to be provided to Customer for its signature pursuant to this Agreement stating that the requirements of Acceptance have been satisfied;

“Acceptance Date” means the date when the Acceptance Certificate is signed by both Parties or deemed Acceptance occurs under Section 4.2 of this Agreement, whichever is sooner;

“Acceptance Tests” means all mutually acceptable acceptance tests to be performed pursuant to this Agreement and the tests specified in Attachment C to this Agreement to determine whether the Products, Licensed Materials, Punch List Items and the Services, meet the Specifications and the terms and conditions contained in this Agreement;

“Advertising” means all advertising, sales promotion, press releases, and other publicity matters relating to performance under this Agreement;

“Affiliate” means any entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with another entity, where “control” means to own or control over fifty percent (50%) of the voting power of the applicable entity or otherwise to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or by contract or otherwise, provided that, once such control ceases to exist, the affected Affiliate will no longer have rights under this agreement;

“Annual Maintenance Fees” means those charges for related Services and Software Updates as described in Seller’s BRSS Program as further set forth in Attachment D of this Agreement;

“Applicable Laws” means, as to either Party, the certificate of incorporation and by-laws or other organizational or governing documents of such Person and all federal, state and local laws, ordinances, rules, regulations, court orders and governmental or regulatory agency orders which are applicable to its performance of this Agreement;

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“Applicable Permits” means all permits and licenses which either Party requires for it to conduct business and perform its obligations under this Agreement;

“Backwards Compatible” means, with respect to Software, the ability of newer or more advanced versions to function with the most recent older Major Release of such Software (as defined in Attachment D - BRSS) in accordance with their respective Specifications and with all existing in-service Seller Manufactured Products only to the extent that such Software has been designed to function with such Products, already installed or already ordered from Seller to be installed in the relevant PCS System. Backwards Compatibility does not exclude Customer from the responsibility to purchase additional Products required to accommodate additional capacity, memory or processing requirements. For the purposes of this definition, any advanced version of Software shall mean only a Major Release, a Point Release or a Software Upgrade, but nothing herein shall be deemed to require Seller to make a new Major Release Backward Compatible with an existing version of Software, if the lack of compatibility is made known to Customer and Customer has the option of retaining and using such existing version;

“BRSS Program” and “BRSS” means the optional program described in Attachment D of this Agreement, in which Seller offers to Customer, Major Releases, Point Releases, Software Updates and Crafts for Software for which Customer has paid the applicable Annual Maintenance Fee;

“Business Day” means any day other than a Saturday or Sunday or a day on which banks in Dallas, Texas are authorized or required by Applicable Laws to be closed;

“Craft” shall have the meaning set forth in Attachment D;

“Customer Price List” means Seller’s published price notification releases furnished by Seller for the purpose of communicating Seller’s prices or pricing related information to Customer; however, this does not include firm price quotations;

“Delivery Date” means the actual date of delivery of a Product, Software or other item to be delivered by Seller hereunder;

“Designated Processor” means the Product for which the licenses to use Licensed Materials are initially granted;

“Discontinued Product” shall have the meaning set forth in Section 2.2(a);

“Firmware” means a combination of (i) hardware and (ii) Software represented by a pattern of bits contained in such hardware. The Firmware referenced herein is the current version available for commercial customers;

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“Form” means physical shape;

“Fit” means physical size or mounting arrangement (e.g., electrical or mechanical connections);

“FSS” means the Flexent System Support program as comprised of BRSS, as described in Attachment D and TSS as defined in Attachment E;

“Function” means product features;

“Force Majeure” means fires, strikes, riots, embargoes, explosions, earthquakes, floods, wars, water, the elements, labor disputes, government requirements, civil or military authorities, acts of God or by the public enemy, inability to secure raw materials or transportation facilities, acts or omissions of carriers or suppliers, or other causes beyond a party’s control whether or not similar to the foregoing;

“Guaranteed Delivery Date” shall mean the date the Seller shall be obligated to deliver certain items to Customer based on the lead times set forth in Attachment I. The Guaranteed Delivery Date for any item shall be computed by taking the applicable Price Effective Date and adding the lead time with respect to such item;

“Hazardous Material” means material designated as a “hazardous chemical substance or mixture” by the Administrator, pursuant to Section 6 of the Toxic Substance Control Act, a “hazardous material” as defined in the Hazardous Materials Transportation Act (49 U.S.C. 1801, et seq.), or a “hazardous substance” as defined in the Occupational Safety and Health Act Hazard Communication Standard (29 CFR 1910.1200);

“Information” means all documentation and technical and business information in whatever form recorded, which a party may furnish under, or has furnished in contemplation of, this Agreement;

“In Revenue Service” means use of a Product or any part thereof for commercial service, whether or not revenue is actually being generated;

“Licensed Area” means an area for which the Federal Communications Commission (“FCC”) has granted a permit to construct a PCS System;

“Licensed Materials” means the Software and Related Documentation for which licenses are granted by Seller under this Agreement; no Source Code versions of Software are included in Licensed Materials;

“Major Release” shall have the meaning set forth in Attachment D;

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“PCS” means Personal Communications Service(s), as authorized by the FCC in the 1.9 GHz frequency range;

“PCS System” means a PCS System to be deployed and operated by Customer which will be comprised, in part, of the Products, Licensed Materials, Services, to be furnished by Seller hereunder;

“Person” shall mean any individual, corporation, company, partnership, joint venture, association, trust, unincorporated organization or governmental authority;

“Point Release” shall have the meaning set forth in Attachment D;

“Price Effective Date” shall have the meaning set forth in Section 1.7;

“Product” means systems, equipment, and parts thereof, other than Turnkey Items, but the term does not mean Software whether or not such Software is part of Firmware. The Products referenced herein are the current versions available for commercial customers;

“Product Manufacturing Information” means manufacturing drawings and specifications of raw materials and components, including part manufacturing drawings and specifications covering special tooling and the operation thereof, and a detailed list of all commercially available parts and components purchased by Seller on the open market disclosing the part number, name and location of the supplier, and price lists;

“Punch List Items” means the additional Work to be performed by Seller when such Work must be completed in order to achieve Acceptance, where the performance of Acceptance Tests has indicated that such Work was incomplete or not otherwise ready for Acceptance at the time of the performance of such Acceptance Tests; provided that such Work is required to be performed by Seller pursuant to the terms of this Agreement, including all related Acceptance Tests and procedures;

“Purchase Order” means any purchase order issued by Customer to Seller pursuant to, and subject to the terms and conditions of this Agreement or any document that the Parties mutually agree upon as the vehicle for procuring Products, Licensed Materials and Services, pursuant to and subject to the terms and conditions of this Agreement;

“Related Documentation” means materials useful in connection with Software, such as, but not limited to, flow charts, logic diagrams, program descriptions, and specifications. No Source Code versions of Software are included in Related Documentation;

“Repair Parts” means new, remanufactured, reconditioned, refurbished, or functionally equivalent parts for the maintenance, replacement, and repair of Products sold pursuant to this Agreement;

“Request for Removal” shall have the meaning set forth in Section 1.41(c);

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“Seller’s Manufactured Product” means a Product manufactured by Seller or purchased by it pursuant to its procurement specifications;

“Services” means the performance of work for the Customer and includes but is not limited to: (1) engineering services such as preparation of equipment specifications, preparation and updating of office records, and preparation of a summary of material not specifically itemized in the Purchase Order; (2) installation services such as installation, equipment removal, and cable mining; and (3) other services such as maintenance and repair;

“Site” shall mean the land and/or buildings owned or leased by Customer for which all or any portion of a PCS System is or will be located;

“Software” means a computer program consisting of a set of logical instructions and tables of information which guide the functioning of a processor; such program may be contained in any medium whatsoever, including hardware containing a pattern of bits representing such program, but the term “Software” does not mean or include such medium. The Software described in this Agreement is the current version available for commercial customers and generally provided by Seller in connection with the Products referenced herein;

“Software Backwards Compatibility Warranty” shall have the meaning set forth in Section 3.8 (a) (iii);

“Software Update” shall have the meaning set forth in Attachment D;

“Source Code” means any version of Software incorporating high-level or assembly language that generally is not directly executable by a processor. Except as may be expressly provided, this Agreement does not require Seller to furnish any Source Code;

“Specifications” means Seller’s or its vendor’s technical specifications for particular Products, Licensed Materials or Services furnished under this agreement;

“Start Date” shall have the meaning defined in Section 1.11;

“Subcontractor” means all vendors, suppliers, consultants and subcontractors of every tier who have a contract with Seller or another Subcontractor for the performance of any part of the Work;

“Technical System Support” and “TSS” mean the optional support offered on a Program 1, Program 2, Program 3 or T&M basis, as more particularly described and defined in the Attachment E of this Agreement;

“Territory” means the 50 states of the United States plus the District of Columbia;

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“Use” with respect to Licensed Materials means loading the Licensed Materials, or any portion thereof, into a processor for execution of the instructions and tables contained in such Licensed Materials;

“Vendor Item” means a Product or partial assembly of Products furnished by Seller but neither manufactured by Seller nor purchased by Seller pursuant to its procurement specifications. A Vendor Item is not a Turnkey Item;

“Warranty Period” means the period of time listed in the respective Warranty clauses which, unless otherwise stated, commences on the Delivery Date, or if installed by Seller on the Acceptance Date, and for Services, commences on the date the Service is completed and approved by Customer; and

“Work” means Seller’s performance of Services or other obligations under this Agreement.

1.2 TERM OF AGREEMENT

This Agreement shall be effective on the Effective Date and, except as otherwise provided herein, shall continue in effect until December 31, 2004. The modification or termination of this Agreement shall not affect the rights or obligations of either party under any Purchase Order accepted by Seller before the effective date of the modification or termination.

1.3 SCOPE

The terms and conditions of this Agreement shall apply to all transactions in which Customer or any of its Affiliates purchases and Seller furnishes Products, Licensed Materials and Services to Customer or any of its Affiliates for Customer’s or any of its Affiliates’ own use and not for resale. The term Customer as used herein shall include any subsidiary or Affiliate of MetroPCS Wireless, Inc., who is purchasing Products, Licensed Materials and Services under the terms of this Agreement. MetroPCS Wireless, Inc. agrees to guarantee the payment for any such purchases purchased by an Affiliate under the terms of this Agreement and the performance of any obligations of an Affiliate under the terms of this Agreement. To the extent that any terms and conditions in any other Article of the Agreement conflict with the provisions of this Article I, such terms and conditions supersede such conflicting provisions of this Article I.

1.4 ENTITLEMENT TO DISCOUNTS

Attachment A reflects the application of discounts to Seller’s standard prices. These discounts shall be provided to Customer regardless of the number or level of Purchase Orders made by Customer. The Parties agree that Purchase Orders to be issued by

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Customer in accordance with the terms of this Agreement will determine the actual purchases and related rights, duties and obligations of the Parties pursuant to this Agreement. Attachment A may be modified from time to time by mutual written agreement of the Parties.

Subject to the Customer’s rights to terminate this Agreement for a Seller Event of Default, and any express waiver of exclusivity contained herein, the Parties agree that Customer’s right to receive the prices, discounts and incentives set forth in Attachments A and B are conditional upon Customer purchasing its requirements for products and services substantially similar to the Products, Software and Services referenced herein for its PCS System exclusively from Seller, for all of Customer’s current markets and for any additional markets acquired by Customer during the term of this Agreement. However, in the event that Customer should obtain an additional market during the term of this Agreement, for which there is a pre-existing obligation to purchase products or services from another vendor, Customer shall be relieved from the exclusivity provisions of this Section 1.4. for such additional market only.

1.5 THIS SECTION INTENTIONALLY DELETED

1.6 PLANNING INFORMATION

Customer shall provide to Seller non-binding, rolling, four-quarter forecasts of Customer’s expected annual purchases under this Agreement. Customer shall deliver to Seller an updated version of such rolling, four-quarter forecast on or before the beginning of each calendar quarter during the term of this Agreement. Customer will endeavor to make such forecast and each quarterly update thereto accurate to within +/- 25% of Customer’s actual Purchase Orders and within +/- 15% with respect to the next approaching quarter of each rolling, four-quarter forecast. If the accuracy of these forecasts deviates from such parameters, Seller will not be penalized for any resulting delays for quantities above the forecast, but Seller shall use commercially reasonable best efforts to meet Customer’s increased demand.

1.7 ORDERS

All orders submitted by Customer shall be deemed to incorporate and be subject to the terms and conditions of this Agreement unless otherwise agreed in writing.

All Purchase Orders, including Electronic Purchase Orders, shall contain the information detailed below:

1)	complete and correct ship to and bill to address;

2)	the quantity and type of Products, Software and/or Services being ordered;

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3)	the price or the appropriate pricing mechanism;

4)	the Customer requested ship date in accordance with Lucent’s standard interval for the Product, Software or Service being ordered. A nonstandard delivery interval must be mutually agreed to by the Parties.

5)	the requested completion date in accordance with Lucent’s standard interval for the Product, Software or Service being ordered; and

6)	reference to this Agreement.

Upon acceptance of the Purchase Order by Seller, the Customer requested ship date contained in the Purchase Order will be deemed to be the “Guaranteed Delivery Date” for purposes of this Agreement.

No provision or data on any order or contained in any documents attached to or referenced in any order, any subordinate document (such as shipping releases), shall be binding, except data necessary for Seller to fill the order. All such other data and provisions are hereby rejected. Electronic orders shall be binding on Customer notwithstanding the absence of a signature. Electronic orders shall be subject to the same order acceptance confirmation procedures as all orders under this clause. Customer shall be provided a sample order format in order to comply with the requirements herein.

Seller shall acknowledge the date of Purchase Order receipt either in writing or electronic data interface format. If Seller receives and acknowledges receipt of the Purchase Order within five (5) Business Days of the date of the Purchase Order, the date of the Purchase Order shall be the effective date for determining the appropriate prices (the “Price Effective Date”). If Seller receives and acknowledges receipt of the Purchase Order more than five (5) Business Days after the date of the Purchase Order, the date Seller actually receives the Purchase Order will be the Price Effective Date for purposes of this Agreement.

All Purchase Orders are subject to acceptance by Seller; provided, however if Seller does not accept Purchase Orders that: (i) are submitted in accordance with and comply with the terms and conditions of this Agreement (including, without limitation, the lead times set forth in Attachment I); (ii) the quantities and Products, Software and Services ordered are within the parameters of the forecasts submitted by Customer pursuant to Section 1.6; (iii) Customer (and any ordering Affiliate) is, in aggregate, within the terms of its credit limit, and Seller does not otherwise accept the Purchase Order for reasons other than a Force Majeure, Customer will be relieved of its exclusivity commitment contained herein.

If receipt of a Purchase Order is acknowledged by Seller, orders submitted for Products, Licensed Materials, or Services in accordance with the terms and conditions of this Agreement shall be deemed accepted within ten (10) days of order receipt from Seller, unless Seller notifies Customer to the contrary.

Seller reserves the right to place any order on hold, delay shipment, and/or reject an order for insufficient credit limits. In addition, Seller shall have the right to periodically

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evaluate Customer’s credit profile and reasonably adjust such credit limits accordingly. In the event that Seller places any order(s) on hold due to insufficient credit limits, the parties agree that the delivery and performance schedules under this Agreement shall be extended by the period of time required for the Customer and Seller to mutually resolve the insufficient credit limits.

While it is Seller’s objective to provide Customer with an acknowledgment of each order received, it is Customer’s responsibility to advise Seller of any missing or late notifications to insure that the order has not been lost. No order is to be considered “accepted” by Seller unless its receipt has been acknowledged.

Notwithstanding communications and notices addresses as set forth in Section 1.22, the Parties will route all communications relating to Purchase Orders as follows:

To Seller:

Lucent Technologies Inc.

Helen Goodwin

Sales Support – Order Entry

Room 3C 017

6701 Roswell Rd, NE

Atlanta, GA 30328

Voice: 404-573-3101

Fax: 404-573-3152

Email: hmgoodwin@lucent.com

Lucent Technologies Inc.

Mark Gardner

Regional Sales Director, Major Accounts

Voice/Fax: (972) 858-4719

Email: markgardner@lucent.com

To Customer:

MetroPCS Wireless, Inc.

8144 Walnut Hill Lane, Suite 800

Dallas, Texas 75231

Attn.: Dennis Spickler, Chief Financial Officer

E-Mail: dspickler@metropcs.com

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1.8 THIS SECTION INTENTIONALLY DELETED

1.8.1 CUSTOMER-INITIATED CHANGES

Customer has the right to request expansions, other revisions and/or modifications to any Purchase Order (“Changes”), including but not limited to the Specifications, the manner of performance of the services to be performed or the timing of the completion of the work under the Purchase Order. All Changes shall be subject to the prior written consent of the Seller, such consent not to be unreasonably withheld or delayed. All Changes shall be documented in a written order (“Change Order”) which shall be executed by the Customer and the Seller and shall contain any adjustments to pricing, Delivery Dates or other aspects of the Work as mutually agreed by the Parties. Seller shall promptly notify Customer of any such requested Changes which may materially affect the operation and/or maintenance of any PCS System or any part thereof. In the event that the Parties cannot agree on a Change Order within fifteen (15) days of submission of a Change Order request by the Customer to the Seller, the matter shall then be referred to dispute resolution pursuant to Section 1.36.

1.8.2 SELLER-INITIATED CHANGES

Seller has the right to request revisions and/or modifications to any Purchase Order (“Changes”), including but not limited to the Specifications, the manner of performance of the Services to be performed or the timing of the completion of the work under the Purchase Order, if Customer has not performed its obligations under this Agreement beyond any applicable grace periods. All Changes shall be subject to the prior written consent of the Customer, such consent not to be unreasonably withheld or delayed. All Changes shall be documented in a written order (“Change Order”) which shall be executed by the Customer and the Seller and shall contain any adjustments to pricing, Delivery Dates or other aspects as mutually agreed by the Parties. Seller shall promptly notify Customer of any such requested Changes which may materially affect the operation and/or maintenance of any PCS System or any part thereof. In the event that the Parties cannot agree on a Change Order within fifteen (15) days of submission of a Change Order request by the Seller to the Customer, the matter shall then be referred to dispute resolution pursuant to Section 1.36.

1.9 PRICES

Prices, fees, and charges (hereinafter “prices”) shall be as set forth in Seller’s Customer Price Lists, firm price quotations, specific agreements, or other prices submitted by Seller to Customer, as modified by and subject to the applicable terms of Attachment A and/or Attachment B. The discounts *** referenced in Attachment A and Attachment B will remain in effect for the term of the Agreement and in accordance with the other terms and conditions of Attachment A and Attachment B.

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In those cases where the price is to be determined from a Customer Price List, the applicable Customer Price List shall be the issue which is in effect on the Price Effective Date of the Purchase Order provided that the Guaranteed Delivery Date for the deliverables referenced in such Purchase Order shall occur within twelve (12) months of the Price Effective Date. If Customer submits a Purchase Order and the requested Guaranteed Delivery Date exceeds such twelve month period, and Seller has on thirty (30) days prior written notice issued a revised Customer Price List to Customer prior to such Guaranteed Delivery Date, the Parties will utilize the Change Order process hereunder to determine a reasonable adjustment to the prices payable by Customer for such Purchase Order.

In those cases where the price is not to be determined from a Customer Price List, a firm price quotation, or specific agreement, the applicable price will be Seller’s price in effect on the date of Seller’s receipt of the order and such price will be communicated to Customer as soon as practicable thereafter.

Seller may amend its prices prior to the Price Effective Date, other than those subject to accepted Purchase Orders, firm price quotations or other agreements between the parties on thirty (30) days prior written notice.

Unless expressly stated in writing, Seller’s prices are exclusive of charges for transportation and other related services, and any sales or other tax or duty which Seller may be required to collect or pay upon the ordered transaction.

1.10 INVOICES AND TERMS OF PAYMENT

(a) Products and Licensed Materials (including transportation charges and taxes, if applicable) will be billed by Seller when shipped, or as soon thereafter as practicable. Engineering will be billed upon main shipment of Products. Installation will be billed upon Acceptance or as soon thereafter as practical. Customer shall pay invoiced amounts, less any disputed amounts, within thirty (30) days from the date of Seller’s invoice. Customer shall have the right to pay any amounts due Seller hereunder using Electronic Funds Transfer (“EFT”). *** Seller reserves the right to cancel the Customer’s right to pay using EFT with thirty (30) days written notice to the Customer. Delinquent payments are subject to a late payment charge at the rate of one and one-half percent (1 1/2%) per month, or portion thereof, of the amount due (but not to exceed the maximum lawful rate). Actual charges will be reconciled based upon the final RF engineering configuration. Invoices must describe the Products provided and Services performed as applicable, and the amounts due and any applicable taxes and transportation charges. Any disputed items which are determined to be valid payments due to Seller

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pursuant to the dispute resolution process, are due for payment based upon the original invoice due date and will be subject to a retroactive late payment charge based upon the original invoice due date. Customer agrees to pay Seller’s reasonable attorneys fees and other reasonable costs incurred by Seller in collection of any amounts invoiced hereunder. Customer shall notify Seller of any disputed invoice amounts within thirty (30) days from the date of the invoice. Seller may apply any credit which remains outstanding in favor of Customer to the oldest undisputed invoice which remains in Customer’s portfolio.

(b) Seller will pay each Subcontractor the amount to which each Subcontractor is entitled pursuant to such Subcontractor’s agreement with Seller, based on each Subcontractor’s portion of such Work. By appropriate agreement in each Subcontractor’s agreement with Seller, Seller will require such Subcontractor to make payments to sub-Subcontractors and materialmen in a similar manner. Customer shall have no obligations to pay any amount to which a Subcontractor may be entitled pursuant to its agreement with Seller including, without limitation, any indemnity damage or penalty. Customer has no duty or obligation to insure the payment of money to a Subcontractor, sub-Subcontractor, materialman or any other third party, any such payment being the obligation of Seller. The Parties hereby agree that Subcontractors, sub-Subcontractors, materialmen and any other third parties will not be deemed third party beneficiaries of Customer’s obligations to pay Seller.

1.11 DELIVERY AND INSTALLATION SCHEDULE

Customer shall notify Seller that the PCS Site(s) for the Products described in Attachment A, or any Purchase Orders submitted under this Agreement, are ready for installation and that Customer’s responsibilities referred to in Article IV relating to such Sites have been performed or furnished by the date mutually agreed to by the Parties. Such date shall be determined by the Parties prior to Purchase Order acceptance. Seller shall have access to such sites on and from the date of Seller’s receipt of such notification (the “Start Date”).

Additionally, the Parties agree to develop, by mutual agreement, delivery and installation schedules under which Customer and Seller shall complete their respective obligations as required under this Agreement.

1.12 TRANSPORTATION

Seller’s prices for Products and Licensed Materials do not include ordinary freight charges or related transportation Services or charges therefor, unless expressly stated in writing by Seller to the contrary. Seller, in accordance with its normal practices, will arrange for transportation for such items, will prepay transportation, if appropriate, and invoice transportation charges.

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If Customer elects to route Products and/or Licensed Materials or to arrange for transportation, Seller will provide related services subject to a separate fee.

Premium transportation will only be used with Customer’s concurrence. In the event premium transportation is used in order for Seller to meet a Guaranteed Delivery Date, the difference between the cost of ordinary transportation and premium transportation will be at Seller’s cost and expense.

1.13 PACKING, MARKING AND SHIPPING

Seller shall, at no additional charge, pack and mark shipping containers in accordance with its standard practices for domestic shipments. Where in order to meet Customer’s requests, Seller packs and/or is required to mark shipping cartons in accordance with Customer’s specifications, Seller shall invoice Customer additional charges for such packing and/or marking.

Seller shall:

(a) Enclose a packing memorandum with each shipment and, if the shipment contains more than one package, identify the package containing the memorandum; and

(b) Mark Products as practicable for identification in accordance with Seller’s marking specifications (e.g., model/serial number and month and year of manufacture).

Partial shipments under an order may be made by Seller and separately invoiced, provided that the full order is received by the delivery date specified in the order.

1.14 TITLE AND RISK OF LOSS

Title to a Product and risk of loss to a Product, Licensed Material, or other item furnished to Customer under this Agreement shall pass from Seller to Customer upon delivery to the final destination established by the Purchase Order for the item. Delivery of an item to its final destination by Seller shall be deemed complete at such time as all transportation, interim warehousing, hauling and hoisting required to be performed by Seller or its agents under the Purchase Order for the item have been completed. Notwithstanding the above, if sooner, title and risk of loss to the item shall pass to Customer at the point at which Seller or Seller’s supplier or agent turns over possession of the item to Customer, Customer’s employee, Customer’s designated carrier, warehouser or hoister, or other Customer’s agent.

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Customer shall notify Seller promptly of any claim with respect to loss which occurs while Seller has the risk of loss and both Parties shall cooperate in every reasonable way to facilitate the settlement of any claim.

Nothing herein shall, during the period Seller has the risk of loss to an item, relieve Customer of responsibility for loss to the item resulting from the negligence of Customer, Customer’s employees or Customer’s agents.

1.15 COMPLIANCE WITH LAWS

The Parties shall comply with all Applicable Laws. Furthermore, except as specifically provided in this Agreement, each Party shall obtain and maintain, at its own expense, all Applicable Permits and pay all associated fees and expenses. Seller shall be responsible to ensure that its Subcontractors, if any, comply with, and obtain and maintain, all Applicable Laws and Applicable Permits, as the case may be.

1.16 TAXES

Customer shall be liable for and shall reimburse Seller for all taxes and related charges, however designated, (excluding taxes on Seller’s net income) imposed upon or arising from the provision of Services, or the transfer, sale, license, or use of Products, Licensed Materials, or other items provided by Seller. Taxes reimbursable under this paragraph shall be separately listed on the invoice. If the Customer shall pay any taxes for which Seller is either reimbursed or receives a credit from the applicable taxing authority, then Seller shall reimburse Customer an amount equal to such credit or reimbursement.

Seller shall not collect the otherwise applicable tax if the front of the Purchase Order indicates that the purchase is exempt from Seller’s collection of such tax and a valid tax exemption certificate is furnished by Customer to Seller.

1.17 TRAINING

Seller will make available Seller’s standard training for Customer’s personnel in the planning for, operation and maintenance of Products and Software furnished hereunder in accordance with Seller’s published prices at Seller’s training locations or as mutually agreed in Attachment A.

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1.18 TERMINATION OF ORDERS FOR CONVENIENCE

Customer may, upon written notice to Seller, terminate any Purchase Order or portion thereof, except with respect to Products or Licensed Materials that have already been shipped and Services that have already been performed.

On such termination or cancellation, for those Products not shipped but considered stock items, Customer agrees that it will pay Seller an order fee equal to fifteen percent (15%) of the price or licensee fee for such items. Any such cancellation fee paid will be applied to the amount of total invoices paid for purposes of calculating the incentives provided under Attachment A and Attachment B.

For those Products and Licensed Materials not shipped and considered customized or non-stock items, Customer agrees to pay a fee based upon Seller’s reasonably incurred expenses (after adjustment for recoveries and/or salvage value, if any), including associated general and administrative expenses plus fifteen percent (15%), but in no case more than the purchase price for such Products or Licensed Materials, unless otherwise agreed to by Customer and Seller.

Customer may issue “holds” on orders or suspend performance under this Agreement, in whole or in part, with Seller’s prior written consent, subject to Section 4.5 and Section 1.8.1 of this Agreement.

1.19 CANCELLATION FOR BREACH

(a) In the event one Party is in material breach or default of this Agreement or any order placed hereunder and such breach or default continues for a period of thirty (30) calendar days after the receipt of written notice (and such additional time as may be agreed upon by the Parties), then the other Party shall have the right to cancel this Agreement or that part of any Purchase Order affected by the breach or default without any charge, obligation or liability, except for those items already fully discharged. Both parties shall cooperate in every reasonable way to facilitate the remedy of a breach or default hereunder within such thirty (30) calendar day period.

(b) Seller shall have the right to terminate this Agreement in its entirety without any penalty or payment obligation (subject to 1.19 (d) below) upon the occurrence and during the continuance of any of the following events of default (each a “Customer Event of Default”) set forth below:

1)	Customer (i) files a voluntary petition in bankruptcy or has an involuntary petition in bankruptcy filed against it that is not dismissed within sixty (60) days of such involuntary filing, (ii) admits the material allegations of any petition in bankruptcy filed against it, (iii) is adjudged bankrupt, (iv) is unable generally to pay its debts as they mature, (v) makes a general assignment for the benefit of its creditors, or if a

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receiver is appointed for all or a substantial portion of its assets and is not discharged within sixty (60) days after his appointment, or (vi) Customer commences any proceeding for relief from its creditors in any court under any state insolvency statutes; or

2)	Customer disregards or violates any Applicable Laws or Applicable Permits which has a material adverse effect on the business, financial condition or operations of the Seller; or

3)	Customer abandons or ceases for a period in excess of thirty (30) days its performance of its obligations under this Agreement (except as a result of Force Majeure or a casualty which is fully covered by insurance or as to which other provisions reasonably acceptable to the Seller are being diligently pursued); or

4)	Customer assigns performance of its obligations other than as provided for in this Agreement.

(c) The Customer shall have the right to terminate this Agreement in its entirety without any penalty or payment obligation (subject to 1.19 (d) below) upon the occurrence and during the continuance of any of the following events of default (each a “Seller Event of Default”) as set forth below:

1)	the Seller, upon written notification and a period of thirty (30) days, fails to fulfill its obligations with respect to the satisfaction, discharge or bonding of liens as set forth herein resulting in a material, adverse effect on Customer’s business, financial condition or operations which cannot be reasonably cured by Seller; or

2)	the Seller misses a Guaranteed Delivery Date by failing to deliver a Product to the delivery location specified in an accepted Purchase Order by a period in excess of *** in the case of a Mobile Switching Center (MSC) or a period in excess of the standard delivery interval for any of the other Products; provided that such failure to achieve such date was not caused by (i) a Force Majeure event and/or (ii) any act or omission of the Customer and provided that missing a Guaranteed Delivery Date causes a material adverse effect on the business, financial condition or operations of Customer. In the event that Seller misses such a Guaranteed Delivery Date but the missed date does not cause a material adverse effect on the business, financial condition or operations of the Customer, the missed date shall not constitute a “Seller Event of Default” but Customer shall be relieved from its exclusivity commitment contained in Section 1.4;

3)	Seller (i) files a voluntary petition in bankruptcy or has an involuntary petition in bankruptcy filed against it that is not dismissed within sixty (60) days of such involuntary filing, (ii) admits the material allegations of any petition in bankruptcy filed against it, (iii) is adjudged bankrupt, (iv) is unable generally to pay its debts as they mature, (v) makes a general assignment for the benefit of its creditors, or if a

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

receiver is appointed for all or a substantial portion of its assets and is not discharged within sixty (60) days after his appointment, or (vi) commences any proceeding for relief from its creditors in any court under any state insolvency statutes; or

4)	Seller disregards or violates any Applicable Laws or Applicable Permits which have a material adverse effect on the business, financial condition or operations of Customer; or

5)	Seller abandons or ceases for a period in excess of thirty (30) days its performance of its obligations under this Agreement (except as a result of Force Majeure or a casualty which is fully covered by insurance or as to which other provisions reasonably acceptable to the Customer are being diligently pursued); or

6)	Seller assigns performance of its obligations other than as provided for in this Agreement.

7)	In the event that Seller fails to: *** such failure shall constitute a “Seller Event of Default” and Customer shall have the right to terminate this Agreement in accordance with this Section 1.19.

In addition, should Seller fail to ***, Seller shall have a reasonable opportunity to provide a mutually agreeable solution to Customer. However, if the parties are unable to agree to a solution ***. Furthermore, should Seller fail to ***, Seller shall have a reasonable opportunity to provide a mutually agreeable solution to Customer. However, if the parties are unable to agree to a solution, ***.

8)	In the event that Customer terminates this Agreement for reasons described above, Seller shall no longer be obligated to provide the prices, incentives and discounts offered under this Agreement. The Parties shall in good faith negotiate appropriate prices, incentives and discounts for any future purchases of Products, Software or Services from Seller.

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(d) If either Party terminates this Agreement for reasons described above, both Parties will be responsible for performing its obligations up to the date of the termination of the Agreement. Seller’s obligations hereunder with respect to Products already delivered, installed and not returned, and Customer’s obligations with respect to payments for Products not returned, shall continue in full force and effect.

1.20 PATENTS, TRADEMARKS AND COPYRIGHTS

In the event of any claim, action, proceeding or suit by a third party against Customer alleging an infringement of any United States patent, United States copyright, or United States trademark, or a violation in the United States of any trade secret or proprietary rights by reason of the use, in accordance with Seller’s or other applicable specifications, of any Product or Licensed Material furnished by Seller to Customer under this Agreement, Seller, at its expense, will defend Customer, indemnify and hold harmless Customer and its Affiliates, from all losses, liabilities, suits, damages and claims (including reasonable attorneys’ fees) arising out of such claims, actions, proceedings or suits assessed against Customer and its Affiliates by final judgment or settlement authorized by Seller on account of such infringement or violation arising out of such use, subject to the conditions and exceptions stated below. Seller will not agree to any settlement or settlement of any compromise that requires Customer to make any payment, without Customer’s consent.

If Customer’s use shall be enjoined or in Seller’s opinion is likely to be enjoined, Seller will, at its expense and at its option, either (1) replace the enjoined Product or Licensed Material furnished pursuant to this Agreement with a suitable substitute free of any infringement, (2) modify it so that it will be free of the infringement, or (3) procure for Customer a license or other right to use it. If none of the foregoing options is practical, Seller will remove the enjoined Product or Licensed Material and refund to Customer any amounts paid to Seller less a reasonable charge for any actual period of In Revenue Service for which Customer received a realizable economic benefit .

Customer shall give Seller prompt written notice of all such claims, actions, proceedings or suits alleging infringement or violation and Seller shall have full and complete authority to assume the sole defense thereof, including appeals, and to settle same. Customer shall, upon Seller’s request and at Seller’s expense, furnish all information and assistance available to Customer and cooperate in every reasonable way to facilitate the defense and/or settlement of any such claim, action, proceeding or suit.

No undertaking of Seller under this clause shall extend to any such alleged infringement or violation to the extent that it: (1) arises from adherence to design modifications, specifications, drawings, or written instructions which Seller is directed by Customer to follow, but only if such alleged infringement or violation does not reside in corresponding commercial Product or Licensed Material of Seller’s design or selection; or (2) arises from adherence to instructions to apply Customer’s trademark, trade name, or other company

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identification; or (3) resides in a Product or Licensed Material which is not of Seller’s origin and which is furnished by Customer to Seller for use under this Agreement; or (4) relates to uses of Products or Licensed Materials provided by Seller in combinations with other Products or Licensed Materials, furnished either by Seller or others, which combination was not installed, recommended or otherwise approved by Seller. In the foregoing cases numbered (1) through (4), Customer will defend and save Seller harmless, subject to the same terms and conditions and exceptions stated above with respect to the Seller’s rights and obligations under this clause.

The liability of Seller and Customer with respect to any and all claims, actions, proceedings, or suits by third parties alleging infringement of patents, trademarks, or copyrights or violation of trade secrets or proprietary rights because of, or in connection with, any items furnished pursuant to this Agreement shall be limited to the specific undertakings contained in this clause.

1.21 USE OF INFORMATION

All Information which bears a legend or notice restricting its use, copying or dissemination, shall remain the property of the furnishing party. The furnishing party grants the receiving party the right to use such Information only as follows. Such Information (1) shall not be reproduced or copied, in whole or part, except for use as authorized in this Agreement; and (2) shall, together with any full or partial copies thereof, be returned or destroyed when no longer needed. Moreover, when Seller is the receiving party, Seller shall use such Information only for the purpose of performing under this Agreement, and when Customer is the receiving party, Customer shall use such Information only (1) to order, (2) to evaluate Products, Licensed Materials or Services, or (3) to install, operate, and maintain the particular Products or Licensed Materials for which it was originally furnished. The foregoing use restrictions shall not apply to Information that: (i) is or hereafter becomes, through no act or failure to act on the receiving party’s part, generally known in the relevant industry; or (ii) is furnished to the receiving party by a third party as a matter of right without restriction on disclosure; or (iii) is independently developed by the receiving party or a third party without use of or reference to the disclosing party’s Information. Unless the furnishing party consents in writing, such Information, except for that part, if any, which is known to the receiving party by way of items (i) through (iii) above, shall be held in confidence by the receiving party. The receiving party may disclose such Information to other persons, upon the furnishing party’s prior written authorization, but solely to perform acts which this clause expressly authorizes the receiving party to perform itself and further provided such other person agrees in writing (a copy of which writing will be provided to the furnishing party at its request) to the same conditions respecting use of Information contained in this clause and to any other reasonable conditions requested by the furnishing party. If the Customer also contracts with other network suppliers (“Others”), the Seller will work with Customer in good faith to ensure any data or configurations that the Seller has made available in published standard interfaces (“open architecture”) or any other public proceedings may be provided to Others for the

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purposes authorized under this clause. However, this shall not require Seller to disclose or authorize disclosure of proprietary interface standards or to subsidize in any way the integration of Seller’s Products with products by Others.

The provisions of this Section 1.21 shall survive the termination of this Agreement. Each Party agrees and acknowledges that money damages would not be sufficient to remedy for any breach of this Section 1.21, and the aggrieved party shall be entitled to specific performance and injunctive relief as remedies for such breach or any threatened breach of this provision. Such remedies shall not be deemed the exclusive remedies for a breach of this Section 1.21 by a Party but shall be in addition to all remedies available at law or in equity to such party including recovery of damages from the breaching Party. For the purposes of this paragraph, the term “party” shall also include Affiliates of the Party.

A Party shall be entitled to disclose the terms and conditions of this Agreement and any data or information acquired by it under or pursuant to this Agreement without the prior consent of another Party:

(a) to any Affiliate of such Party;

(b) to any outside consultants or advisers engaged by or on behalf of such party in connection with the work or the construction or financing or operation or transfer of the PCS Systems and acting in that capacity, provided, where Customer is the disclosing Party, that such consultants or advisers are not competitors of Seller;

(c) to its lenders and potential assignees;

(d) to the extent required by law or pursuant to an order of any court of competent jurisdiction, provided that the Parties shall keep the provisions of this Agreement and any order submitted hereunder confidential except as reasonably necessary for performance hereunder and except to the extent disclosure may be required by applicable laws or regulations, in which latter case, the Party required to make such disclosure shall promptly inform the other prior to such disclosure in sufficient time to enable such other Party to make known any objections it may have to such disclosure. The disclosing Party shall take all reasonable steps to secure a protective order or otherwise assure that the Agreement or order will be withheld from the public record.

(e) to any insurer under a policy of insurance required to be taken out by a party under the Agreement; or

(f) to directors, employees and officers of such party; provided that:

1)	the disclosing party determines, acting reasonably and in good faith that the recipient has a legitimate need to see such data or information and, with respect to any disclosure to an outside consultant or adviser, disclosure is required in order to permit the disclosing party to satisfy its obligations under this Agreement; and

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2)	the recipient has been made aware of and has agreed to be bound by the requirements of this Section 1.21 and the other Party has been provided advance notification.

The term “Information” as used in this clause does not include Software (whether or not embodied in Firmware) or Related Documentation. The use of Software and Related Documentation is governed by Article III of this Agreement.

1.22 NOTICES

Except as otherwise set forth herein, all notices under this Agreement shall be in writing and shall be addressed to the addresses set forth below or to such other address as either party may designate by notice pursuant hereto and shall be: (a) delivered personally; (b) sent by certified mail (return receipt requested); (c) sent by a recognized overnight mail or courier service with delivery receipt required; or (d) sent by confirmed facsimile transfer. Such notices shall be deemed to have been given when received at the addresses set forth below.

To Seller:	Lucent Technologies Inc.
4851 LBJ Freeway, Suite 900
Dallas, Texas 75244
Attn.: Mark Gardner

To Customer:	MetroPCS, Inc.
8144 Walnut Hill Lane, Suite 800
Dallas, Texas 75231
Attn.: Malcolm Lorang, Chief Technical Officer

1.23 RIGHT OF ACCESS

Each party shall provide the other access to its facilities reasonably required in connection with the performance of the respective obligations under this Agreement. No charge shall be made for such access. Reasonable prior notification will be given when access is required. Seller shall coordinate any access with Customer’s designated representative prior to visiting such Site. Customer shall obtain for Seller’s and its Subcontractor’s employees any necessary identification and clearance credentials to enable Seller and its Subcontractors to have access to the Site. Upon receipt of Site rules from Customer, Seller agrees to instruct its employees to comply with all Site rules while on Customer’s Site.

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The employees and agents of Seller shall, while on the Customer’s premises, comply with all Site rules and guidelines including, but not limited to, Applicable Laws. Neither Party shall require waivers or releases of any personal rights in connection with visits to its premises, and no such releases or waivers shall be pleaded by either Party in any action or proceeding.

To the extent that Customer does not own a Site, upon receipt of Site rules from Customer, Seller’s obligations to adhere to Site rules and guidelines shall include, without limitation, those rules and guidelines required by Customer, landlord or property manager having care and control of such Site, which Customer has provided to Seller.

Seller shall install all Products and perform the Services so as to cause no unauthorized interference with or obstruction to lands and thoroughfares or rights of way on or near which the installation work may be performed. Seller shall exercise every reasonable safeguard to avoid damage to existing facilities, and if repairs or new construction are required in order to replace facilities damaged by the Seller due to its carelessness, negligence or willful misconduct, such repairs or new construction shall be at Seller’s sole cost and expense. Seller understands that many of the Sites may be co-located with other RF transmission facilities and Seller shall take all necessary precautions and safety measures to ensure the safety of all of Seller’s and Subcontractor’s personnel at such Sites. Customer shall use its reasonable best efforts to ensure that no other third parties employed or engaged by Customer hinder or delay the Seller in the performance of its obligations hereunder, including the provision of Services.

1.24 INDEPENDENT CONTRACTOR

All work performed by one party under this Agreement shall be performed as an independent contractor and not as an agent of the other and no persons furnished by the performing party shall be considered the employees or agents of the other. The performing party shall be responsible for its employees’ compliance with all laws, rules, and regulations while performing work under this Agreement.

1.25 CUSTOMER’S REMEDIES

(a) Other than the right to cancellation pursuant to section 1.19 above, Customer’s exclusive remedies and the entire liability of Seller and its Affiliates and their employees and agents for any claim, loss, damage, or expense of Customer or any other entity arising out of this Agreement, or the use or performance of any Product, Licensed Material, or Service, whether in an action for or arising out of breach of contract, tort, including negligence indemnity, or strict liability shall be as follows:

1)	For infringement: the remedy set forth in the “PATENTS, TRADEMARKS, AND COPYRIGHTS” clause;

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2)	For the performance of Products, Software, Services, and or claims that they do not conform to a warranty: the remedy set forth in the applicable “WARRANTY” clause;

3)	For tangible property damage and personal injury caused by Seller’s tortious acts or omissions: the remedy set forth in the “Indemnity Clause”, Section 1.28;

4)	For performance failures of Products, Licensed Materials or Services as contemplated is Section 2.9 c (iii), the remedy set forth in Section 2.9 c (iii);

5)	For everything other than as set forth above: the amount of direct damages not to exceed ***.

(b) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER PARTY AND ITS AFFILIATES AND THEIR RESPECTIVE EMPLOYEES AND AGENTS SHALL BE LIABLE FOR INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGE OR LOST PROFITS, REVENUES OR SAVINGS ARISING OUT OF THIS AGREEMENT, OR THE USE OR PERFORMANCE OF ANY PRODUCT, LICENSED MATERIALS, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT, TORT, INCLUDING NEGLIGENCE, OR STRICT LIABILITY. THIS CLAUSE 1.25(b) SHALL SURVIVE FAILURE OF AN EXCLUSIVE OR LIMITED REMEDY.

(c) Customer shall give Seller prompt notice of any claim. Any action or proceeding against Seller must be brought within the appropriate limitations period prescribed by Applicable Law.

1.26 FORCE MAJEURE

(a) Except with respect to Customer’s obligation to make timely payments under this Agreement, neither Party shall be held responsible for any delay or failure in performance to the extent that such delay or failure is caused by a Force Majeure, but only if, and to the extent:

1)	such circumstance is not within the reasonable control of the Party affected;

2)	such circumstance, despite the exercise of reasonable diligence, cannot be prevented, avoided or removed by such Party;

3)	such event materially adversely affects (in cost and/or time) the ability of the affected Party to fulfill its obligations under the Agreement;

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4)	the affected Party has taken all reasonable precautions, due care and reasonable alternative measures in order to avoid the effect of such event on the affected party’s ability to fulfill its obligations under the Agreement and to mitigate the consequences thereof, provided however, that each such circumstance invoked by a Party as affecting its ability to perform shall be an event of Force Majeure if such Party has acted in a reasonable and prudent manner; and

5)	such event is not the result of any failure of such Party to perform any of its obligations under the Agreement where such failure or non-performance was voluntary, and was not caused by a preceding event of Force Majeure.

Nothing contained herein or elsewhere shall impose any obligation on either Party to settle any labor difficulty.

(b) The party claiming the benefit of excusable delay hereunder shall: (i) promptly notify the other party of the circumstances creating the failure or delay and provide a statement of the impact of such party failure or delay and (ii) use reasonable efforts to avoid or remove such causes of nonperformance, excusable failure or delay. If an event of Force Majeure prevents the Seller from performing its obligations under this Agreement for a period exceeding sixty (60) days, the Customer may, upon prior written notice to Seller, terminate this Agreement.

(c) In the event of a Force Majeure which the party claiming relief for such event has used all best efforts to resolve in accordance with the terms of this Agreement, upon the written request of either Party, the other Party shall in good faith negotiate a Change Order, to the extent reasonable and necessary, in scheduling and performance criteria in order to reasonably address the impact of such Force Majeure in accordance with Section 1.8.

1.27 ASSIGNMENT

Except as provided in this section, neither Party shall assign this Agreement or any right or interest under this Agreement, nor delegate any work or obligation to be performed under this Agreement, (an “Assignment”) without the other party’s prior written consent, which consent shall not be unreasonably withheld or delayed. Any attempted Assignment in contravention of this Agreement shall be void and ineffective.

Upon the acceptance by Seller of any Assignment by Customer pursuant to this Section 1.27 and assumption of the duties under this Agreement by the assignee and the payment in full of all amounts due and owing under this Agreement at the time of Assignment, Customer shall be released and discharged, to the extent of the Assignment, from all further duties hereunder.

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Customer may, without the consent of the Seller, collaterally assign its rights hereunder for security purposes (including, but not limited to, all licenses with respect to the Software) to any or all lenders providing financing for any part of a PCS System, provided that such assignment does not amend or modify any of Customer’s obligations hereunder or any of Seller’s rights or obligations under this Agreement.

Notwithstanding the foregoing, Seller has the right to assign this Agreement and to assign its rights and delegate its duties under this Agreement, in whole or in part, at any time and without Customer’s consent, to any present or future Affiliate of Seller, provided such assignee entity has sufficient resources and capitalization in Customer’s reasonable opinion to undertake the Seller’s obligations contained in this Agreement. Such Assignment or delegation shall release Seller from any further obligation or liability thereon. Seller shall give Customer prompt written notice of the Assignment. For the purposes of this section, the term “Agreement” includes this Agreement, any subordinate agreement placed under this Agreement and any order placed under this Agreement or subordinate agreement.

1.28 INDEMNITY

Seller will indemnify, defend and hold harmless Customer and its Affiliates who place Purchase Orders hereunder and their respective directors, officers, employees and agents, and their successors and assigns (for purposes of this Section 1.28, the “Indemnified Party”), from any loss or damage (including reasonable attorney’s fees) incurred by the Indemnified Party because of a suit, claim or demand of a third party or third parties for personal injury or tangible property damage to the extent such loss or damage is caused by or results from the negligent act(s) of Seller or its employees, Subcontractors or agents, provided: (i) the Indemnified Party promptly notifies Seller in writing of such suit, claim or demand against the Indemnified Party for which Seller is responsible under this indemnity, (ii) the Indemnified Party gives Seller full opportunity and authority to assume the sole defense of and settle such suit, claim or demand, and (iii) the Indemnified Party furnishes to Seller upon request information and assistance reasonably available to the Indemnified Party for defense against such suit, claim or demand. Seller’s liability under this indemnity shall be that proportion directly attributable to the negligent act(s) of Seller or its employees, Subcontractors or agents. This indemnity is in lieu of all other obligations of Seller, express or implied, in law or in equity, to indemnify the Indemnified Party (except pursuant to any other provisions of this Agreement expressly obligating Seller to indemnify Customer, including the Section entitled PATENTS, TRADEMARKS, AND COPYRIGHTS in Section 1.20).

In the event it is determined that loss or damage was not caused by the negligent act(s) of Seller or its employees, Subcontractors or agents, the Indemnified Party shall reimburse Seller for all incurred legal expense.

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1.29 PUBLICITY

Each Party shall submit to the other Party a proposed copy of all Advertising wherein the name, trademark, code, specification or service mark of the other Party or its Affiliates is mentioned in accordance with Addendum 1, entitled CO-MARKETING AGREEMENT.; and neither Party shall publish or use such Advertising without the other’s prior written approval. Such approval shall be granted in accordance with Addendum 1, entitled CO-MARKETING AGREEMENT.

1.30 APPLICABLE LAW

The construction and interpretation of, and the rights and obligations of the Parties pursuant to this Agreement, shall be governed by the laws of the State of New York without regard to its conflict of laws, other than Section 5-1401 of the New York General Obligations Law.

1.31 SURVIVAL OF OBLIGATIONS

The Parties’ rights and obligations which, by their terms expressly state that such rights and obligations continue beyond the termination, cancellation, or expiration of this Agreement, shall survive such termination, cancellation, or expiration.

1.32 SEVERABILITY

If any provision in this Agreement shall be held to be invalid or unenforceable, the remaining portions shall remain in effect. In the event such invalid or unenforceable provision is considered an essential element of this Agreement, the Parties shall promptly negotiate a replacement provision.

1.33 NON-WAIVER

No waiver of the terms and conditions of this Agreement, or the failure of either Party strictly to enforce any such term or condition on one or more occasions shall be construed as a waiver of the same or of any other term or condition of this Agreement on any other occasion.

1.34 CUSTOMER RESPONSIBILITY

Customer shall, at no charge to Seller, provide Seller with such electrical and environmental conditions, technical information, data, technical support, or assistance as

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may reasonably be required by Seller to fulfill its obligations under this Agreement, any subordinate agreement, or Purchase Order. If Customer fails to provide the required conditions, information, data, support, or assistance, Seller shall be discharged from any such obligation.

1.35 THIS SECTION INTENTIONALLY DELETED

1.36 DISPUTE RESOLUTION

Any claim, counterclaim, demand, cause of action, dispute, and controversy arising out of or relating to this Agreement or the relationship established by this Agreement, any provision hereof, the alleged breach thereof, or in any way relating to the subject matter of this Agreement, involving the parties and/or their respective representatives (collectively the “Claims”), even though some or all of such Claims allegedly are extra-contractual in nature, whether such Claims sound in contract, tort, or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved by binding arbitration. The arbitration proceeding shall be held in the City of Dallas, State of Texas, USA, unless otherwise agreed to in writing by the parties hereto, shall be governed by the Federal Arbitration Act and shall be conducted in accordance with the rules of the American Arbitration Association (“AAA”). In deciding the substance of the parties’ Claims, the arbitrators shall refer to the laws of the State of New York. Each party shall designate an arbitrator, who need not be impartial, within fifteen (15) days of receiving notification of the filing with AAA of an arbitration demand. The two designated arbitrators shall elect a third arbitrator. If either party fails to designate the third arbitrator within fifteen (15) days of their appointments, arbitrators shall be appointed by AAA such that there will be three arbitrators. The parties agree that (a) the arbitrators shall be knowledgeable in industry standards and practices and the matters giving rise to the dispute, (b) the arbitrators shall not have the power and authority to award treble, exemplary or punitive damages of any type under any circumstances whether or not such damages may be available under state, or federal law, or under the Commercial Arbitration Rules of the AAA, the parties hereby waiving their right, if any, to recover such damages, (c) the authority of the arbitrators shall be limited to construing and enforcing the terms and conditions of this Agreement as expressly set forth herein, and (d) the arbitrators shall state the reasons for their award and their legal and factual conclusions underlying the award of the arbitrators shall be final, and judgment upon the award may be confirmed and entered in any court, state or Federal having jurisdiction.

1.37 SECURITY INTEREST

(a) Seller reserves a purchase money security interest in all Products and Licensed Materials, and any proceeds of them (the “Collateral”) until payments and charges due Seller with respect to any Product and/or Licensed Material under this Agreement are

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paid in full, including, without limitation, fees for Services, taxes, and shipping charges. Customer shall sign appropriate financing statements and furnish further assurances as Seller deems reasonably necessary to establish or perfect its purchase money security interest. Seller may, at any time and without notice to Customer, file in any state or local jurisdiction such financing statements to perfect its security interest in the Collateral. This Agreement shall constitute a security agreement a copy of which Seller may file in any state or local jurisdiction in lieu of a financing statement. Customer hereby authorizes and irrevocably appoints Seller as its agent and attorney-in-fact to execute and file such financing statements and other documents prepared by Seller or its designated agent to perfect Seller’s security interest.

(b) Seller shall promptly furnish Customer with financing statement releases (UCC-3’s) upon receipt of full and final payment from Customer with respect to any Products and/or Licensed Materials, and associated Services. Seller shall furnish further assurances as Customer deems reasonably necessary to terminate or release Seller’s purchase money security interests in exchange for such full and final payment.

(c) Customer warrants that its legal name, address of its principal place of business and state of incorporation are as set forth in the first, unnumbered paragraph of this Agreement. Customer shall promptly notify Lucent of any change in this information.

(d) If a monetary Customer Event of Default occurs and is continuing, then, in addition to all of its other rights and remedies available at law or in equity, Seller shall have the rights and remedies of a secured creditor under the Uniform Commercial Code, including the right to reclaim Products sold.

1.38 FINANCING REQUIREMENTS

Seller acknowledges that the attainment of financing for construction of the PCS Systems may be subject to conditions that are customary and appropriate for the providers of such financing. Therefore, Seller agrees to promptly consider any reasonable amendment to or modification or assignment of this Agreement required by such providers (including, without limitation, any pertinent industrial development authority or other similar governmental agency issuing bonds for financing of the PCS System) which do not modify the scope of the Seller’s work or Seller’s rights or obligations hereunder. In the event that any such proposed amendment or modification increases the Seller’s risk or costs hereunder, the Customer and the Seller shall negotiate in good faith to adjust pricing, and to equitably adjust such other provisions of this Agreement, if any, which may be affected thereby, to the extent necessary to reflect such increased risk or costs. In no event shall the Seller be required to accept any modification or amendment pursuant to this section. Customer acknowledges that obtaining financing is its sole responsibility and Customer covenants and agrees that it shall not make or assert, and Seller shall not be liable for, any claim, suit, action or demand for damages or relief of any type arising from or related to Seller’s refusal to agree to any amendment or modification to this Agreement. In addition, Customer acknowledges that its payment obligations hereunder are not contingent or conditional upon financing arrangements.

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1.39 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

Seller hereby covenants, represents and warrants to Customer as follows:

(a) Due Organization of Seller. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in all jurisdictions in which the transaction of its business makes such qualification necessary.

(b) Due Authorization of Seller; Binding Obligation. Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary corporate action on the part of Seller; this Agreement has been duly executed and delivered by Seller and is the valid and binding obligation of Seller enforceable in accordance with its terms, except as enforcement thereof may be limited by or with respect to the following: (i) applicable insolvency, moratorium, bankruptcy, fraudulent conveyance and other similar laws of general application relating to or affecting the rights and remedies of creditors; (ii) application of equitable principles (whether enforcement is sought in proceedings in equity or at law); and (iii) provided the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c) Non-Contravention. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby will comply with and will not contravene any Applicable Law or Applicable Permit.

(d) Third Party Approvals. All authorizations by, approvals or orders by, consents of, notices to, filings with or other acts by or in respect of any governmental entity or any other Person required in connection with the execution, delivery and performance of this Agreement by Seller have been obtained or will be obtained prior to any requirement therefor.

(e) Eligibility under Applicable Laws and Applicable Permits. Seller covenants and agrees that it will ensure that Seller and its Subcontractors are and remain eligible under all Applicable Laws and Applicable Permits for which it is responsible to perform the Work under this Agreement in the various jurisdictions involved.

(f) Further Assurances. Seller covenants and agrees that it will execute and deliver all further instruments and documents, and take all further action, including, but not limited to, the filing of notices of completion with the appropriate state, provincial and local lien

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recording offices, that may be necessary or that Customer may reasonably request in order to enable Seller to complete performance of the Work or to effectuate the purposes or intent of this Agreement.

(g) Liens and Other Encumbrances.

(1) Protect Work from Liens. Seller covenants and agrees to protect and keep free the products delivered hereunder, from any and all claims, liens, charges or encumbrances of the nature of mechanics, labor or materialmen liens or otherwise arising out of or in connection with performance by Seller and/or any Subcontractor, including Services or furnishing of any Products hereunder, and to promptly have any such lien released by bond or otherwise, and give notice of this and make any and all filings reasonably requested by Customer in order that Customer may take advantage of the relevant local mechanics’ lien waiver procedures with respect to mechanics’ liens of any such Subcontractor and Customer will cooperate in helping Seller to fulfill its obligation under this Section 1.36(h)(1) to the extent necessary.

(2) Bonds. If any laborers’, materialmen’s, mechanics’, or other similar lien or claim thereof is filed by any Subcontractor, Seller will cause such lien to be satisfied or otherwise discharged, or will file a bond in form and substance satisfactory to Customer in lieu thereof within ten (10) Business Days. If any such lien is filed or otherwise imposed, and Seller does not cause such lien to be released and discharged forthwith, or file a bond in lieu thereof, then, without limiting Customer’s other available remedies, Customer has the right, but not the obligation, to pay all sums necessary to obtain such release and discharge or otherwise cause the lien to be removed or bonded to Customer’s satisfaction from funds retained from any payment then due or thereafter to become due to Seller.

(3) Non-Responsibility Notice. Customer reserves the right to post or place within the PCS System notices of non-responsibility or to do any other act required by Applicable Law, to exempt Customer and the PCS System from any liability to third Parties by reason of any work or improvements to be performed or furnished hereunder; provided that failure by Customer to do so will not release or discharge Seller from any of its obligations hereunder.

(h) Requisite Knowledge. Seller represents that it has all requisite knowledge, know-how, skill, expertise and experience to perform its obligations in accordance with the terms of this Agreement.

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1.40 REPRESENTATIONS, WARRANTIES AND COVENANTS OF CUSTOMER

Customer hereby covenants, represents and warrants to Seller as follows:

(a) Due Organization of Customer. Customer is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in all jurisdictions in which the transaction of its business makes such qualification necessary, except to the extent failure to do so would not have a material adverse effect on either Party’s ability to perform its obligations hereunder.

(b) Due Authorization of Customer; Binding Obligation. Customer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement by Customer have been duly authorized by all necessary corporate action on the part of Customer; this Agreement has been duly executed and delivered by Customer and is the valid and binding obligation of Customer enforceable in accordance with its terms, except as enforcement thereof may be limited by or with respect to the following: (i) applicable insolvency, moratorium, bankruptcy, fraudulent conveyance and other similar laws of general application relating to or affecting the rights and remedies of creditors; (ii) application of equitable principles (whether enforcement is sought in proceedings in equity or at law); and (iii) provided the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c) Non-Contravention. The execution, delivery and performance of this Agreement by Customer and the consummation of the transactions contemplated hereby will comply with and will not contravene any Applicable Law or Applicable Permit.

(d) Third Party Approvals. All authorizations by, approvals or orders by, consents of, notices to, filings with or other acts by or in respect of any governmental entity or any other Person required in connection with the execution, delivery and performance of this Agreement by Customer have been obtained or will be obtained prior to any requirement therefor.

(e) Eligibility under Applicable Laws and Applicable Permits. Customer covenants and agrees that it will ensure that Customer and its Subcontractors are and remain eligible under all Applicable Laws and Applicable Permits for which it is responsible to perform the Work under this Agreement in the various jurisdictions involved.

(f) Further Assurances. Customer covenants and agrees that it will execute and deliver all further instruments and documents, and take all further action, including, but not limited to, the filing of notices of completion with the appropriate state, provincial and local lien recording offices, that may be necessary or that Seller may reasonably request in order to enable Seller to complete performance of the Work or to effectuate the purposes or intent of this Agreement.

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(g) Requisite Knowledge. Customer represents that it has all requisite knowledge, know-how, skill, expertise and experience to perform its obligations in accordance with the terms of this Agreement.

1.41 SUBCONTRACTORS

(a) Seller may subcontract any portion of its obligations under this Agreement, but no such Subcontractor shall relieve Seller from primary responsibility and liability for the performance of Seller’s covenants and obligations under this Agreement. Regardless of whether or not the Seller obtains approval from the Customer or a Subcontractor or whether the Seller uses a Subcontractor recommended by the Customer, use by the Seller of a Subcontractor shall not, under any circumstances: (i) give rise to any claim by the Seller against the Customer if such Subcontractor breaches its subcontract or agreement with the Seller; (ii) give rise to any claim by such Subcontractor against the Customer; (iii) create any contractual obligation by Customer to the Subcontractor; (iv) give rise to a waiver by Customer of its rights to reject any defects or deficiencies in the Work; or (v) in any way release the Seller from being solely responsible to Customer for the Work to be performed under this Agreement.

(b) The terms of this Agreement shall in all events be binding upon the Seller regardless of and without regard to the existence of any inconsistent terms in any agreement between Seller and any Subcontractor whether or not and without regard to the fact that the Customer may have directly and/or indirectly had notice of any such inconsistent term.

(c) Customer has the right at any time to request removal of a Subcontractor and/or any of a Subcontractor’s personnel from Work on the System upon reasonable grounds and reasonable prior notice to Seller. Such request (a “Request for Removal”) shall be in writing and shall specify the Customer’s reasoning. The Seller promptly shall issue a written response to any such Request for Removal, specifying the reasoning for its disagreement or agreement, as the case may be, with the reasoning contained in the Request for Removal. If the parties fail to agree, this matter shall be handled in accordance with the dispute resolution procedures in Section 1.36.

(d) Seller shall require its Subcontractors to obtain, maintain and keep in force, during the time they are engaged in providing Products and Services hereunder, insurance coverage of the types and levels customary in the industry (provided that the maintenance of any such Subcontractor insurance shall not relieve Seller of its other obligations pursuant to this Agreement). Seller shall, upon Customer’s request, furnish Customer with evidence of such insurance in form and substance reasonably satisfactory to Customer.

(e) The warranties of Seller hereunder shall be deemed to apply to all Services performed by any Subcontractor as though the Seller had itself performed such Services.

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(f) Seller shall make all payments it is contractually required to make to all Subcontractors (except in the case of legitimate disputes between Seller and any such Subcontractor arising out of the subcontract between the Seller and such Subcontractor) in accordance with the respective agreements between the Seller and its Subcontractors. If Customer provides Seller with notice that any payment owed by Seller to a Subcontractor is past due (except again in the case of legitimate disputes between Seller and Subcontractor), Seller shall pay such Subcontractor within five (5) Business Days of receipt of such notice from Customer, failing which Customer may pay the Subcontractor directly and seek reimbursement from Seller for the payment to the Subcontractor plus a reasonable charge for incurred costs and expenses, not to exceed 15% of the total fee payable to Subcontractor.

1.42 INSURANCE

(a) Both Parties shall maintain during the term of this Agreement the following insurance coverage as well as other insurance required by Applicable Law: (i) Workers’ Compensation insurance or qualified self-insurance as required by law; (ii) employer’s liability insurance with a limit of at least one hundred thousand ($100,000.00) dollars for each occurrence; (iii) Commercial General Liability (CGL) insurance with a limit of at least one million dollars ($1,000,000.00) dollars per occurrence; and (iv) automobile liability insurance with a limit of at least one million ($1,000,000.00) dollars for bodily injury, including death, to any one person. Seller’s CGL insurance will be primary and not contributing with or in excess of coverage that Customer may carry. If requested by Customer in writing, Seller’s CGL insurance will name Customer as an additional insured. Each Party shall furnish prior to the start of work, if requested by the other, certificates of the insurance required by this clause. Each Party shall notify the other in writing at least thirty (30) days prior to cancellation of, or any material change in the policy.

(b) The Parties release each other and waive any rights to recover against each other, their Affiliates, agents, employees, officers, directors, or customers, for any loss or damage to such waiving Party arising from any cause covered or required to be covered by any property insurance required to be carried or any other property insurance actually carried by such Party. Neither Party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Agreement. Each Party shall cause their respective insurers to issue waiver of subrogation rights endorsements to all property insurance policies carried in connection with this Agreement.

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ARTICLE II

PROVISIONS APPLICABLE TO THE PURCHASE OF PRODUCTS

2.1 GENERAL

The provisions of this Article II shall be applicable to the purchase of Products from Seller. If Software is also to be licensed for use on a purchased Product, or if a Product is also to be engineered or installed by Seller, the provisions of Articles III and IV shall also be applicable.

2.2 PRODUCT AVAILABILITY

Seller shall notify Customer, in writing, at least ***, before Seller discontinues accepting orders for a Seller Manufactured Product sold under this Agreement (a “Discontinued Product”). Where Seller offers a functionally equivalent Product for sale, the notification period may vary, but in no event less than ***. Seller agrees that it may only discontinue providing a Product to Customer it is discontinuing the sale of such Product to all of its customers. In the event of such a Product discontinuation, Customer may, place Purchase Orders with Seller for the Products being discontinued in quantities to be determined by Customer. Seller agrees to use commercially reasonable efforts to accept and fill such Purchase Orders but all such orders shall require express acceptance by Seller. If Seller discontinues a Product and does not offer a functionally equivalent Product for sale, Customer will be relieved of its exclusivity commitment with respect to such Product contained in Section 1.4 and will be permitted to purchase replacement products for such discontinued Product from other suppliers.

2.3 DOCUMENTATION

Seller shall furnish to Customer, *** CD ROM version of documentation for the Products provided hereunder, per every 5ESS Switch / Access Manager purchased which should be sufficient to operate and maintain such Products. Such documentation will be that customarily provided by Seller to its other customers at no additional charge. Such documentation shall be provided prior to, with, or shortly (no less than ***) after the shipment of the Products from Seller to Customer. Additionally, Customer shall be provided, upon request, with *** CD ROM versions of documentation upon request ***. Additional copies of the documentation are available at prices set forth in the Customer Price List.

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2.4 PRODUCT COMPLIANCES

Seller represents that a Product furnished hereunder shall comply, to the extent required, with Applicable Laws including the requirements of Part 24 of the Federal Communication Commission’s Rules and Regulations pertaining to personal communications services in effect upon delivery of such Product. In addition, Seller represents that a Product furnished hereunder shall comply, to the extent required, with the requirements of Subpart J of Part 15 of the Federal Communication Commission’s Rule and Regulations in effect upon delivery of such Product, including those sections concerning the labeling of such Product and the suppression of radio frequency and electromagnetic radiation to specified levels. Seller makes no undertaking with respect to harmful interference caused by (i) installation, repair, modification or change of Products or Software by Persons other than Seller; its agents, employees, representatives or Affiliates; (ii) Products being subjected to misuse, neglect, accident or abuse by persons other than Seller, its agents, employees, representatives of Affiliates; (iii) Products or Software being used in a manner not in accordance with operating instructions or in a suitable installation environment or operations of other equipment in the frequency range reserved for Customer within the Licensed Area.

Seller assumes no responsibility under this clause for items not specified or supplied by Seller. Type acceptance or certification of such items shall be the sole responsibility of Customer.

2.5 PRODUCT CHANGES

Prior to the shipment of a Product, Seller may at any time make changes in a Product furnished pursuant to this Agreement, or modify the drawings and published specifications relating thereto, or substitute Products of later design to fill a Purchase Order, provided the changes, modifications, or substitutions under normal and proper use, do not impact upon the Form, Fit, or Function of an ordered Product as identified in Seller’s Specifications, and such ordered Product remains compatible with other Products and Licensed Materials furnished by Seller hereunder to the same extent as the Product(s) for which the change was introduced.

2.6 CONTINUING PRODUCT SUPPORT - PARTS AND SERVICES

In addition to Seller’s obligations under the applicable Product Warranty, Seller offers repair Services and Repair Parts in accordance with Seller’s repair and Repair Parts practices and terms and conditions then in effect, for Seller’s Manufactured Products furnished pursuant to this Agreement. Such repair Services and Repair Parts shall be available while Seller is manufacturing or stocking such Products or Repair Parts, but in no event less than *** after such Product’s discontinued availability effective date. Seller may use either new, remanufactured, reconditioned, refurbished, or functionally equivalent Products or parts in the furnishing of repairs or replacements under this Agreement. Such repair parts shall comply with the Specifications.

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If during the agreed to post-warranty support period Seller is unable to provide Repair Part(s) and/or repair Service(s) and a functionally equivalent replacement has not been designated, Seller shall advise Customer, by written notice prior to such discontinuance to allow Customer to plan appropriately, and if Seller is unable to identify another source of supply for such Repair Part(s) and/or repair Service(s), Seller shall provide Customer, upon request, with non-exclusive licenses for Product Manufacturing Information to the extent Seller can grant such licenses, so that Customer will have sufficient information to have manufactured, or obtain such Service or parts from other sources. License terms, including charges, will be in accordance with Seller’s licensing procedures then in effect.

2.7 SPECIFICATIONS

Upon request, Seller shall provide to Customer, at no charge, one (1) copy of Seller’s available commercial specifications applicable to Products orderable hereunder. Additional copies are available at the applicable price therefor.

2.8 CUSTOMER TECHNICAL SUPPORT

Upon Customer’s request, Seller shall provide Customer Technical Support for the PCS System through the Technical Support Services Program (“TSS Program”) pursuant to Attachment E. The TSS Program provides diagnostic center support, performance measurement and system engineering services at its then standard prices, terms and conditions for such services. Special, unusual or customized services may be billable, depending upon the nature of the request.

2.9 PRODUCT WARRANTY

(a) Seller warrants to Customer only, that:

(i) As of the date title to Products passes to Customer, Seller will have the right to sell, transfer, and assign such Products and the title conveyed by Seller shall be good and marketable title;

(ii) All Products, including Seller’s Manufactured Products will be free from defects in material and workmanship, and will conform to Seller’s specification or any other agreed-upon specification referenced in the Purchase Order for such Product and;

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(iii) With respect to Vendor Items, Seller, to the extent permitted, does hereby assign to Customer the warranties given to Seller by its vendor of such Vendor Items. Such assignment will be effective on the date of shipment of such Vendor Items. With respect to Vendor Items recommended by Seller in its specifications for which the vendor’s warranty cannot be assigned to Customer, or if assigned, less than *** remain of the vendor’s warranty at the time of assignment, Seller warrants for *** from the date of shipment or, if installed by Seller, on acceptance by Customer or *** from the date Seller submits its notice of completion of its installation whichever is sooner, that such Vendor’s Items will be free from defects in material and workmanship.

(b) The Warranty Periods listed below are applicable to all Products furnished pursuant to this Agreement, unless otherwise stated and begin upon the Delivery Date or, if installed by Seller, on the Acceptance Date:

Class of Product	New Product*	Repaired or Replacement Product or Part**
PCS Switching Center and Base Station Hardware	***	***

Transmission Systems	***	***

Energy Systems	***	***

All other Network Systems Products	***	***

*	Refer to the SOFTWARE WARRANTY CLAUSE for associated Software warranties.
**	The Warranty Period for a repaired Product or part thereof repaired under or for a replacement Product or Part thereof furnished in lieu of repair under this Warranty is the period listed or the unexpired term of the new Product Warranty Period, whichever is longer.

Notwithstanding anything in this Agreement to the contrary, Customer’s use of any part of any system In Revenue Service or to provide training or hands-on experience to Customer’s personnel shall, if prior to Seller’s notice of installation completion, commence the applicable Warranty Period; provided, however, this provision shall not apply to training provided by Seller nor to the extent that Customer’s personnel merely familiarize themselves with the Products without actual operation of the Products.

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(c) If, under normal and proper use during the applicable Warranty Period, a defect or nonconformity is identified in a Product furnished by Seller, and Customer notifies Seller in writing of such defect or nonconformity in a reasonable period of time after Customer discovers such defect or nonconformity and follows Seller’s reasonable instructions regarding the return of the defective or nonconforming Product, Seller shall take the following action:

(i) Seller, shall use best efforts first to repair or replace such Product without charge at its facility or, if not reasonably feasible, provide a refund or credit, at Customer’s option, based on the original purchase price, plus sales taxes, transportation charges and installation charges if installed by Seller. Customer must return the Product to Seller for repair and replacement, except as noted below.

(ii) Where Seller is repairing or replacing a Product pursuant to this Agreement, which has been installed by Seller, and Seller ascertains that the Product is not readily returnable by Customer, Seller will repair or replace the Product at Customer’s Site.

(c.1) Performance Guarantee

Seller guarantees that, subject to the qualifications below, for the Products listed in Attachment A,

(i) the Products and Software to be delivered hereunder will, upon completion of installation, operate in accordance with the performance standards set forth in the Specifications, and

(ii) the Services to be performed hereunder will, upon completion, have been performed in accordance with the standards and requirements set forth in the Specifications;

provided that Customer has satisfied all of its obligations set forth in this Agreement with respect to the Products, Software and Services which may affect such performance.

To the extent that any of the Products, Software or Services fail the applicable Acceptance Test, Seller will correct the deficiency and deliver repair or replacement Products or Software, or re-perform the Service, as the case may be, within *** of the completion of the applicable Acceptance Test. ***

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Customer will inform Seller of the imposition of any liquidated damages in writing. All such liquidated damages shall be paid to Customer in the form of credits against future invoices for payments due for Products, Software or Services purchased by Customer following issuance of such credits; provided, however, that if Seller does not issue invoices in amounts sufficient for Customer to apply such credits during the 3 month period following issuance of such credits, Seller shall reimburse Customer in cash in an amount equal to the value of such purchase credits, which credits shall then be canceled. The parties agree that Seller’s payment of liquidated damages shall be Customer’s sole and exclusive remedy for Seller’s failure to correct any deficiency.

(d) If Seller is repairing or replacing a defective Product, Customer is responsible for removing and reinstalling and, in addition, for on-site repair or replacement of cable and wire Products, Customer must make the Product accessible for repair or replacement, and is responsible to restore the site.

(e) Products returned for repair or replacement will be accepted by Seller only in accordance with its instructions and procedures for such returns. The transportation expense associated with returning such Product to Seller shall be borne by Seller to the extent Seller determines that the Product is defective or non-conforming and in need of repair or replacement. Seller shall pay the cost of transportation of the repaired or replacing Product to the destination designated by Customer within the Territory.

(f) Defective or nonconforming Products or parts which are replaced hereunder shall become Seller’s property. Seller may use either new, remanufactured, reconditioned, refurbished, or functionally equivalent Products or parts in the furnishing of repairs or replacements under this Agreement, provided that such Products comply with the Specifications.

(g) If Seller determines that a Product for which warranty Service is claimed is not defective or not nonconforming, Customer shall pay Seller’s costs of handling, inspecting, testing, and transporting and, if applicable, traveling and related expenses.

(h) Seller makes no warranty with respect to defective conditions or nonconformities resulting from the following: Customer modifications, misuse, neglect, accident or abuse; improper wiring, repairing, splicing, alteration, installation, storage or maintenance (except to the extent such acts are performed by Seller or its Affiliates, Subcontractors, agents or representatives); use in a manner not in accordance with Seller’s or vendor’s specifications, or operating instructions or failure of Customer to apply previously applicable Seller modifications and corrections. In addition, Seller makes no warranty with respect to Products which have had their serial numbers or months and year of manufacture removed, altered and with respect to expendable items, including, without limitation, fuses, light bulbs, motor brushes, and the like.

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(i) THE FOREGOING PRODUCT WARRANTIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER’S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF THE WARRANTIES HEREIN SHALL BE SELLER’S OBLIGATION TO REPAIR, REPLACE, CREDIT, REFUND OR PAY LIQUIDATED DAMAGES AS SET FORTH ABOVE IN THIS WARRANTY.

2.10 PRODUCT ACCEPTANCE

When Customer’s Purchase Order for a Product, Licensed Material or other item under this Addendum does not require installation of the item, upon delivery of such item furnished by Lucent under this Agreement, Customer shall have a period of *** in which to notify Lucent in writing if such item is found not to be in material compliance with applicable Specifications. Such item shall be deemed accepted by Customer at the end of such period, unless Lucent receives such written notification. If Lucent is so notified within such period, Lucent will correct the non-compliance and acceptance will be deemed complete. For purposes hereof, an item shall be deemed to have been delivered when it is received in accordance with Section 1.14. Notwithstanding, any use of such Product, Licensed Materials or other item by Customer for In Revenue Service shall automatically constitute acceptance for all relevant purposes of this Agreement.

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ARTICLE III

PROVISIONS APPLICABLE TO THE LICENSING OF SOFTWARE

3.1 GENERAL

The provisions of this Article apply to the granting of licenses pursuant to this Agreement by Seller to Customer for Licensed Materials.

3.2 LICENSE

Upon delivery of Licensed Materials, but subject to payment of all applicable license fees including, but not limited to, any continuing update fees, Seller grants to Customer a personal, irrevocable (subject to Section 3.9), nontransferable, and nonexclusive license pursuant to this Agreement for the Use of Licensed Materials in the Territory with either the Designated Processor or temporarily on any comparable replacement, if the Designated Processor becomes inoperative, until the Designated Processor is restored to operational status. Customer shall use Licensed Materials only for its own internal business operation.

The license grants Customer no right to and Customer will not sublicense such Licensed Materials, or modify, decompile, or disassemble Software furnished as object code to generate corresponding Source Code.

3.3 TITLE, RESTRICTIONS AND CONFIDENTIALITY

All Licensed Materials (whether or not part of Firmware) furnished by Seller, and all copies thereof made by Customer, including translations, compilations, and partial copies are the property of Seller.

Except for any part of such Licensed Materials which is or becomes generally known to the public through acts not attributable to Customer, Customer shall hold such Licensed Materials in confidence, and shall not, without Seller’s prior written consent, disclose, provide, or otherwise make available, in whole or in part, any Licensed Materials to anyone, except to its employees having a need-to-know. Customer shall not copy Software embodied in Firmware. Customer shall not make any copies of any other Licensed Materials except as necessary in connection with the rights granted hereunder. Customer shall reproduce and include any Seller copyright and proprietary notice on all such necessary copies of the Licensed Materials. Customer shall also mark all media containing such copies with a warning that the Licensed Materials are subject to restrictions contained in an agreement between Seller and Customer and that such Licensed Materials are the property of Seller. Customer shall maintain records of the number and location of all copies of the Licensed Materials.

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Customer shall take appropriate action, by instruction, agreement, or otherwise, with the persons permitted access to the Licensed Materials so as to enable Customer to satisfy its obligations under this Agreement (but in no event shall Customer be required to take action which is not commercially reasonable).

When the Licensed Materials are no longer needed by Customer, or if Customer’s license is canceled or terminated, Customer shall return all copies of such Licensed Materials to Seller or follow written disposition instructions provided by Seller.

3.4 CHANGES IN LICENSED MATERIALS

Prior to shipment, Seller may modify the specifications relating to its Licensed Materials. Seller may substitute modified Licensed Materials to fill a Purchase Order, provided the modifications, under normal and proper Use, do not adversely affect the Use, Function, or performance of the ordered Licensed Materials, and remain compatible with other Products, the PCS System, and any other products, components or systems supplied by third parties as part of the PCS System to the same extent as that represented by the Seller for the Licensed Materials for which the change was introduced. Such substitution shall not result in any additional charges to Customer with respect to licenses for which Seller has quoted fees to Customer.

3.5 MODIFICATIONS TO SOFTWARE

Customer may request Seller to make changes to Seller’s Software. Upon receipt of a document describing in detail the changes requested by Customer, Seller will respond in writing to Customer within ninety (90) days. If Seller agrees to undertake such modifications, the response shall quote a proposed delivery date and a fee for a license under such modified Software.

3.6 MODIFICATION BY CUSTOMER

Unless otherwise agreed, Customer is not granted any right to modify Software furnished by Seller under this Agreement.

3.7 RELATED DOCUMENTATION

Seller shall furnish to Customer, at no additional charge, one copy of the Related Documentation for Software furnished by Seller, per every 5ESS Switch / Access Manager purchased which should be sufficient to operate and maintain such Products. Additionally, Customer shall be provided, upon request, with six (6) more CD ROM versions of

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documentation also at no charge. Such Related Documentation will be that customarily provided by Seller to its Customers at no additional charge. Such Related Documentation shall be provided prior to, with, or shortly (no later than five (5) business days) after provision of Software by Seller to Customer. Additional copies of the Related Documentation are available at prices set forth in the Customer Price List.

3.8 SOFTWARE WARRANTY

(a) Seller warrants to Customer only that:

(i) Software, media and Related Documentation developed or supplied by Seller will, upon shipment, be free from those defects which materially affect performance in accordance with Seller’s Specifications or other agreed upon specifications referenced in the order and Seller further warrants that it has the right to grant the licenses to Use Software it grants under this Agreement; and

(ii) With respect to Software not developed by Seller, Seller, to the extent permitted, does hereby assign to Customer the warranties given to Seller by its supplier of such Software: and

(iii) Each Software Release, Software Upgrade and Software Enhancement will be Backwards Compatible.

(b) The Warranty Periods listed below begin upon delivery to the destination specified in the Purchase Order or, if installed by Seller, on the Acceptance Date. The Warranty Periods and this Warranty are applicable to Software developed by Seller, the Related Documentation developed by Seller and associated with such Software, and the medium on which such Software is recorded, unless otherwise stated.

Software	Warranty Period
PCS Switching Center and Base Station	***

Transmission Systems	***

All Other	***

The Warranty Period for media and Related Documentation shall commence on the same date as commences the Warranty Period for their associated Software. The Warranty Period for PCS Switching Center and Base Station Software (including any prior Software Update issued to Customer in respect thereto) expires upon installation of any subsequent Software Update or Software Generic Release for such Software (or Software Update) provided to Customer through Seller’s BRSS Program described in Attachment D.

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(c) If, under normal and proper use during the applicable Warranty Period, Software covered in paragraph (a), subparagraph (i) proves to have a defect, which adversely affects its performance in accordance with the specifications referenced in the Purchase Order, and Customer notifies Seller in writing of such defect in a reasonable time period after Customer discovers such defect and follows Seller’s instructions, if any, regarding return of defective Software, Seller shall, use best effort first to either correct or replace such Software without charge or if correction or replacement is not reasonably feasible, provide, at Customer’s option, a refund or credit based on the original license fee, plus sales taxes and transportation charges, if applicable.

(d) Software returned for correction or replacement will be accepted by Seller only in accordance with its instructions and procedures for such returns. The transportation expense associated with returning such Software to Seller shall be borne by Seller to the extent Seller determines that the Product is defective or non-conforming and in need of repair or replacement. Seller shall pay the costs of transportation of the corrected or replacing Software to the destination designated by Customer within the Territory.

(e) If Seller determines that Software for which warranty Service is claimed is not defective or nonconforming, Customer shall pay Seller’s costs of handling, inspecting, testing and transporting and, if applicable, traveling and related expenses.

(f) Seller makes no warranty with respect to defective conditions or nonconformities resulting from the following: modifications not made or authorized by Seller or its Affiliates, agents, Subcontractors or representatives, misuse, neglect, or accident (to the extent not caused by Seller or its Affiliates, agents, Subcontractors or representatives); events outside Seller’s control; installation, use or maintenance in a manner not in accordance with Seller’s specifications, operating instructions, or license-to-use; or failure of Customer to apply previously applicable Seller modifications and corrections. In addition, Seller makes no warranty with respect to defects related to Customer’s data base errors. Moreover, no warranty is made that Software will run uninterrupted or error free.

(g) THE FOREGOING SOFTWARE WARRANTIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER’S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF THE WARRANTIES HEREIN SHALL BE SELLER’S OBLIGATION TO CORRECT, REPLACE, CREDIT, REFUND OR PAY LIQUIDATED DAMAGES AS SET FORTH ABOVE IN THIS WARRANTY AND IN SECTION 2.9.

3.9 CANCELLATION OF LICENSE

If Customer fails to comply with any of the material terms and conditions of this Article and such failure continues beyond thirty (30) business days after receipt of written notice thereof by Customer, Seller, upon written notice to Customer, may cancel any affected license for Licensed Materials.

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3.10 TAXES APPLICABLE TO SOFTWARE

Notwithstanding anything contained in Section 1.16 to the contrary, Seller shall not bill, collect, or remit any state or local sales or use tax with respect to the license of Software under this Agreement, or with respect to the performance of Services related to such software, which Customer represents to Seller is not properly due under Customer’s interpretation of the law of the taxing jurisdiction, if (1) Customer submits to Seller a written explanation of the authorities upon which Customer bases its position that the license or performance of Services is not subject to sales or use tax, and (2) Seller agrees that there is authority for Customer’s position, provided, however, that Customer shall hold Seller harmless for all costs and expenses (including, but not limited to, taxes and related charges payable under clause Section 1.16, and attorney’s fees) arising from the assertion by a taxing authority that the license of, or the performance of Services with respect to, the Software was subject to state or local sales or use tax.

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ARTICLE IV

PROVISIONS APPLICABLE TO ENGINEERING, INSTALLATION AND

OTHER SERVICES

4.1 GENERAL

The provisions of this Article IV shall be applicable to the furnishing by Seller of Services other than Services furnished pursuant to any other Article of this Agreement.

4.2 ACCEPTANCE OF INSTALLATION

At reasonable times during the course of Seller’s installation, Customer, at its request may, or upon Seller’s request, shall, inspect completed portions of such installation. Upon notice of completion of installation and testing to Customer and presentation of an Acceptance Certificate signed by Lucent, Customer shall conduct Acceptance Tests of the Product being installed to determine that such installation and related Products satisfy the requirements of the Acceptance Tests. Such Acceptance Tests will be completed within *** of receipt of the Acceptance Certificate from Lucent.

Upon Customer’s determination that the Acceptance Test results are satisfactory and in conformance with the Specifications, the Customer shall sign and date the Acceptance Certificate and the installation shall be deemed Accepted. If, during such *** period, Customer determines that certain Punch List Items remain incomplete and do not meet the requirements of the applicable Acceptance Test, Customer will promptly notify Seller of such Punch List Items and Seller will promptly correct or complete the Punch List Items, as the case may be, and submit a new Acceptance Certificate to Customer for execution.

During such thirty day period following receipt of the Acceptance Certificate from Lucent, Customer shall promptly do everything necessary to expedite Acceptance of Seller’s installation and sign the Acceptance Certificate within *** of receipt from Lucent or provide Lucent with notice of the Punch List Items. The job will be considered as fully Accepted unless Seller receives notice of the Punch List Items within *** of receipt of the Acceptance Certificate from Lucent. In Revenue Service at any time after installation shall automatically constitute Acceptance of the relevant installation.

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4.3 CONDITIONS OF INSTALLATION AND OTHER SERVICES PERFORMED ON CUSTOMER’S SITE

ITEMS PROVIDED BY CUSTOMER:

As set forth in this Agreement, the Customer will be responsible for furnishing the following items (as required by the conditions of the particular installation or other on-site Services, at no charge to Seller and these items will not be included in Seller’s price for the Services. Seller’s representative shall have the right to inspect the site prior to the Start Date. Should Customer fail to furnish any of such items, or perform other essential obligations for which it is responsible under this Agreement after Seller provides Customer ten (10) days written notice, Seller may furnish such items and charge Customer for them in addition to the prices otherwise charged by Seller for the Services and/or, alternatively, make an equitable adjustment to the installation delivery schedule due to any delays caused thereby, pursuant to Section 1.8.2.

Regulatory Commission Approvals: Prior to Service start date, obtain all such Applicable Permits including such approvals, licenses, permits, tariffs and/or other authorities from the Federal Communications Commission and state and local public utilities commissions as may be necessary for construction and operation of a PCS System.

Easements, Permits and Rights-of-Way: Prior to the Start Date, provide all rights-of-way, easements, licenses to come upon land to perform the Services, permits and authority for installation of Products and other items; permits for opening sidewalks, streets, alleys, and highways; and construction and building permits.

General Building Conditions: When Customer provides or arranges for a third party to provide PCS, Customer shall prior to the Start Date:

a. Insure that the PCS Site structures are in a structurally safe and sound condition to properly house the materials to be installed, in accordance with weight, strength, and structural requirements specified by Seller. No later than the date Customer places its order, Customer shall provide Seller a certificate of a duly licensed architect or engineer (dated no sooner than ninety (90) days prior to furnishing such certificate to Seller) stating that the Site(s) meets such requirements;

b. Take such action as may be necessary to insure that the premises will be dry and free from dust (such that it doesn’t impair the performance of the equipment) and Hazardous Materials, including but not limited to asbestos, and in such condition as not to be injurious to Seller’s or its Subcontractors’ employees or to the materials to be installed. Prior to commencement of the Services and during the performance of the Services, Customer shall, if

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requested by Seller, provide Seller with sufficient data to assist Seller’s supplier in evaluating the environmental conditions at the work site (including the presence of Hazardous Materials). Customer is responsible for removing and disposing of the Hazardous Materials, including but not limited to asbestos, prior to commencement of the Services.

Sensitive Equipment: Prior to commencement of the Service, notify Seller of the presence of any sensitive equipment at the work Site (e.g., equipment sensitive to static electricity or light), otherwise Seller will not be responsible for damage to the extent such damage could have been prevented by such notice.

Repairs to Buildings: Prior to the Start Date, make such alterations and repairs as are necessary for proper installation of items to be installed.

Openings in Buildings: Prior to the Start Date, furnish suitable openings in buildings to allow the items to be installed to be placed in position, and provide necessary openings and ducts for cable and conductors in floors and walls as designated on engineering drawings furnished by Seller.

Surveys: Prior to Service start date furnish surveys (describing the physical characteristics, legal limitations and utility locations for the work site) and a legal description of the site.

Electrical Current, Heat, Light and Water: Provide electric current for charging storage batteries and for any other necessary purposes with suitable outlets where work is to be performed; provide temperature control and general illumination (regular and emergency) in rooms in which work is to be performed or Products or other items stored, equivalent to that ordinarily furnished for similar purposes in a working office; provide exit lights; provide water and other necessary utilities for the proper execution of the Services as feasible.

PCS System Utility Requirements: Negotiate with the power and telephone companies or comparable service providers for installation of the power and telephone facilities necessary for proper operation of the Products and/or other items being installed. The type and quantity of such facilities shall be subject to Seller’s reasonable approval. Such approval shall be in accordance with the Specifications. Customer shall have the telephone company or comparable service providers provide, place, install, extend and terminate telephone facilities into the PCS System; line up and test the telephone company or comparable service provider’s facilities outside and inside the PCS System; and provide to Seller copies of the test results prior to Seller’s commencing integration testing of the PCS System.

Material Furnished by Customer: New or used material furnished by Customer shall be in such condition that it requires no repair and no adjustment or test effort

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in excess of that normal for new equipment. Customer assumes all responsibility for the proper functioning of such material. Customer shall also provide the necessary information for Seller to properly install such material.

Furniture: provide and install all furniture necessary for operator management of the 5ESS Switch.

Floor Space and Storage Facilities: Provide, during progress of the Services, suitable and easily accessible floor space and storage facilities (a) to permit storing major items of Products and other material closely adjacent to where they will be used, (b) for administrative and luncheon purposes, (c) for Seller’s and its Subcontractors’ employees’ personal effects, and (d) for tools and property of Seller and its Subcontractors. Where the Service is to be performed outside of a building or in a building under construction, Customer shall, in addition to the above requirements, as appropriate, permit or secure permission for Seller and its Subcontractors to maintain at the work site, storage facilities (such as trailers) for Products, materials and other items and for tools and equipment needed to complete the Service.

Watch Service: For PCS, provide normal security (for cell sites, commercial alarms) necessary to prevent admission of unauthorized persons to building and other areas where installation Service is performed and to prevent unauthorized removal of the Products and other items. Seller will inform Customer as to which storage facilities at the work Site Seller will keep locked; such storage facilities will remain closed to Customer’s surveillance.

Use of Available Testing Equipment: Customer shall make available to Seller: (1) the maintenance test facilities which are imbedded in equipment to which the Product or other item being installed will be connected or added, and (2) meters, test sets, and other portable apparatus that is unique to the item being installed. Seller’s use of such test equipment shall not interfere with the Customer’s normal equipment maintenance functions.

Hazardous Materials Cleanup: At the conclusion of the Service, Customer shall be responsible for the cleanup, removal, and proper disposal of all Hazardous Materials present at Customer’s premises, except for those Hazardous Materials brought onto the premises by Seller, subject to “Items To Be Furnished By Seller”, below.

Access to Existing Facilities: Customer shall permit Seller reasonable use of such portions of the existing plant or equipment as are necessary for the proper completion of such tests as require coordination with existing facilities. Such use shall not interfere with the Customer’s normal maintenance of equipment.

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Grounds: Customer shall provide access to suitable and isolated building ground as required for Seller’s standard grounding of equipment. Where installation is outside or in a building under construction, Customer shall also furnish lightning protection ground.

Requirements for Customer Designed Circuits: Customer shall furnish information covering the proper test and readjust requirements for apparatus and requirements for circuit performance associated with circuits designed by Customer or standard circuits modified by Customer’s drawings.

Through Tests and Trunk Tests: Customer shall make required through tests and trunk tests to other offices after Seller provides its notice of completion or notice of advanced turnover.

ITEMS TO BE FURNISHED BY SELLER:

The following items will be furnished by Seller (if required by the conditions of the particular Service) and the price thereof is included in Seller’s price for Service:

Hazardous Materials Cleanup: At the conclusion of the Service, Seller shall be responsible for the cleanup, removal, and proper disposal of all Hazardous Materials brought onto the premises by Seller and not contemplated to remain on the premises after such completion of Service.

Protection of Equipment and Building: Seller shall provide protection for Customer’s equipment and buildings during the performance of the Service and in accordance with Seller’s standard practices.

Method of Procedure: Seller shall prepare a detailed Method of Procedure (“MOP”) before starting work on live equipment. Customer shall review the MOP and any requested changes shall be negotiated. Customer shall give Seller written acceptance of the MOP prior to start of the work.

The following items will be furnished by Seller if requested by Customer, but Customer will be billed and shall pay for them in addition to Seller’s standard or firm quoted price for the Services:

Protection of Buildings and Equipment: Seller may provide protection of buildings and equipment in accordance with special practices of Customer differing from reasonable and prudent standards of care.

Maintenance: Seller shall maintain Products, Software and other items from completion of installation until date of acceptance.

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Locally Purchased Items: Seller shall purchase items indicated by Seller’s specifications as needing to be purchased locally.

Readjusting Apparatus: Seller may provide readjustment (in excess of that normally required on new apparatus) of apparatus associated with relocated or rewired circuits.

Cross-Connections (Other than to Outside Cable Terminations): Seller may run or rerun permanent cross-connections in accordance with revised cross-connection lists furnished by Customer.

Handling, Packing, Transportation and Disposition of Removed and Surplus Customer Equipment: Seller may pack, transport, and dispose of surplus and removed Customer equipment as agreed by the Parties.

Premium Time Allowances and Night Shift Bonuses: Seller may have its Services personnel work premium time and night shifts to the extent that Seller may deem such to be necessary to effect the required coordination of installing and testing operations or other Services because of Customer’s requirements.

Emergency Lighting System: Seller may provide new emergency lighting system (other than the original ceiling mounted stumble lighting) to satisfy illumination and safety needs of Products of certain heights.

4.4 WORK DONE BY OTHERS

If Customer or its other vendors or contractors fail to timely complete the site readiness or if Customer’s or its other vendors or contractors’ work interferes with Seller’s performance, the scheduled completion date of Seller’s Services under this agreement shall be extended as reasonably necessary to compensate for such delay or interference.

4.5 SELLER’S RIGHT TO RE-DEPLOY RESOURCES

If, in connection with its obligation to perform Services under this Agreement, Seller has allocated engineering, installation and/or other resources to such performance and Customer or its contractor fails to perform or delays performance of Customer’s obligations that are pre-conditions to the completion of Seller’s performance, or Customer or its contractor interferes with Seller’s performance, the scheduled completion date of Seller’s performance shall be extended as necessary to compensate for such delay, failure or interference. Customer shall promptly notify Seller whenever it anticipates or experiences such a delay, failure or interference. If such delay, failure, or interference continues for seven (7) days or more, Seller shall have the right to de-mobilize and re-deploy to other work any or all of its resources idled by such a delay, failure or

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interference. If Seller does de-mobilize and re-deploy its resources, Seller will re-mobilize its resources to continue with its performance under this Agreement within a commercially reasonable time after Customer or its contractor completes Customer’s obligations and Customer has notified Seller of such completion. If such delay, failure or interference of Customer or its contractor causes Seller to incur additional costs or expenses associated with its performance, de-mobilization or re-deployment of Seller’s resources, Seller shall be entitled to invoice such costs and expenses, including (i) if Seller’s resources are so idled, salaries (at Seller’s then current hourly rates) and, where such resources are deployed in locations other then their normal work locations, per diem expenses, and (ii) if Seller does so de-mobilize its resources, travel and per diem expenses associated with the de-mobilization and any subsequent re-mobilization of resources to performance under this Agreement. The foregoing remedies of Seller are in addition to all other remedies Seller may have in law, in equity and under this Agreement.

4.6 SERVICES WARRANTIES

(a) Seller warrants to Customer only, that Services will be performed in a careful and workmanlike manner and in accordance with Seller’s specifications or those referenced in the Purchase Order and with accepted practices in the community in which such Services are performed, using material free from defects except where such material is specified or provided by Customer. If Services prove to be not so performed and if Customer notifies Seller, with respect to engineering, installation, or repair Services, within a *** period commencing on the Acceptance Date of the Service, and with respect to other Services, as identified by Seller in writing, Seller, at its option, either will correct the defective or nonconforming Service or render a full or prorated refund or credit based on the original charge for the Services.

(b) Where Seller performs engineering or installation Services as part of a combined engineering, furnishing, and installation order, the *** period referenced above shall commence on completion of the installation Service.

(c) THE FOREGOING SERVICES WARRANTIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER’S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF THE WARRANTIES HEREIN SHALL BE SELLER’S OBLIGATION TO MARK CORRECTIONS OR GIVE A CREDIT OR REFUND AS SET FORTH ABOVE IN THIS WARRANTY.

(d) With respect to turnkey services, consultation services, and other services not identified in (a) above, the applicable warranty provisions will be negotiated on a case by case basis.

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ARTICLE V

ENTIRE AGREEMENT AND EXECUTION

5.1 ENTIRE AGREEMENT

The terms and conditions contained in this Agreement, any subordinate agreements, and orders accepted pursuant to this Agreement or any subordinate agreement supersede all prior oral or written understandings between the parties with respect to the subject matter thereof and constitute the entire agreement of the parties with respect to such subject matter. Such terms and conditions shall not be modified or amended except by a writing signed by authorized representatives of both parties.

5.2 TERMINATION OF EXISTING AGREEMENT

On the Effective Date, the Parties agree that this Agreement terminates the Existing Contract. Orders placed by Customer for RF Engineering Services under the Existing Contract will be deemed to have been placed under this Agreement, for the performance of such Work on or after the Effective Date, and the terms and conditions of this Agreement shall govern the rights, duties and obligations of the Parties with respect to such Work, and shall replace and supersede the terms and conditions of the Existing Contract. The terms and conditions of the Existing Contract will continue to govern the rights, duties and obligations of the Parties to the extent that Services were performed under such Orders prior to the Effective Date of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the date(s) indicated.

METROPCS WIRELESS, INC.	LUCENT TECHNOLOGIES INC.

By: /s/ Dennis G. Spickler	By: /s/ Mark Gardner

Name: Dennis G. Spickler	Name: Mark Gardner

Title: Vice President and Chief Financial Officer	Title: Sales Director

Date: 10/1/02	Date: 10/1/02

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Attachment A

PRICING

I. General

The following pricing and design information for this Agreement is based on current RF design information and cash only payments in accordance with the terms of this Agreement. This pricing assumes that Lucent shall be the exclusive supplier to Customer in current markets and any additional markets acquired by Customer during the term of this Agreement, in accordance with the provisions of Section 1.4 and subject to Section 1.19 and Section 1.7.

In the event that Customer fails to satisfy its obligations with respect to exclusivity, as described in Section 1.4, entitled ENTITLEMENT TO DISCOUNTS, Lucent shall invoice Customer, and Customer shall be required to pay, an amount equal to the difference between the net effective purchase price (i.e., price after all applicable discounts ***) and the standard discounted price as shown in Attachment B, for all products purchased from ***.

After December 31, 2004, the Parties may negotiate a new agreement for purchases of the products identified in Attachment B. Lucent shall, in good faith, endeavor to provide pricing, discounts *** for such products, based upon comparable purchase volume, which are *** the pricing, discounts *** offered in this Agreement; provided that the exclusivity provisions of Section 1.4 remain in effect.

II. Pricing

All wireless products have a global list price, and “standard” discounts are taken off the global list price to arrive at the standard net customer price. The list of standard discounts is provided in Attachment B.

*** Lucent agrees that Customer is entitled to all of the standard discounts provided herein.

System Pricing

Except as provided in Section 1.4, Section 1.7 and Section 1.19 of the Agreement, this price is conditional on Lucent being the exclusive supplier to Customer in current markets and any additional markets acquired by Customer during the term of this Agreement.

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General Considerations:

Power

Cell Site Power and MSC power are included in the pricing as follows:

Description	List	Net
MSC Power Plant/Battery	***	***
Modcell Power/Battery	***	***
Modcell 3/4/5/6 Carrier Growth P/B	***	***
DBS Power/Battery	***	***

Net pricing is the pricing after all discounts have been applied, but does not take into account the *** set forth in Attachment B. Power pricing is per cell and per switch. The MSC power pricing includes 4 hours of backup and excludes engineering and installation.

Spares

Lucent has included a list of recommended spares for all components except the 5ESS. The spares for the 5ESS are limited to critical items required for wireless operations. These are included in the 5ESS portion of the equipment list.

Software

BRSS/TSS:

The BRSS/TSS (Base Release Software, Technical System Support) Program, formerly ARMF (Annual Release Maintenance Fees), includes the following services:

•	Base release software-*** includes all standard features (on the terms and conditions set forth in Attachment L);

•	Software updates;

•	Support of customer’s Office Dependent Data translations (ODD);

•	Choice of media (tape, CD, electronic);

•	Retrofit Support (provided by CTS); tools and services to support retrofits

•	Hotline support; 1- (800) 225-4672

•	Outage Recovery; (***)

•	Internet Services; (status of Assistance Requests (AR))

•	Customer Technical Advocate (Hours); ***

•	User Groups/Events;

•	Maintenance Event Coverage; 8am - 5pm, Mon-Fri.

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Combined BRSS/TSS and Optional Feature Software Pick-A-Pack:

Customer has elected to use the following “Per ECP” method of deriving the annual combined BRSS/TSS and Optional Feature Software Pick-A-Pack pricing as more particularly set forth in Attachment L:

***

***

Notes:

•	BRSS includes major and point releases, corrections, patches and updates.

•	Price includes ‘All features’ option.

•	Price assumes ***.

•	Price assumes up to *** cells per ECP.

•	Price is based on the number of ECPs in service throughout Customer’s network as of December 31st each year. If an ECP is added during the year, that ECP price shall be pro-rated based on the number of months it is in service.

For a detailed description of the BRSS/TSS Program, please refer to Attachment E.

Training Credits:

At no additional charge, Lucent will provide *** of training credits for Customer’s technical staff. The following is a sample of a proposed curriculum. A technical consultant will be available to recommend the correct amount of courses.

Training	***
Cell Sites	***
ECP training	***
OMP FX training	***
5 E translations	***

The training center is located in Altamonte Springs, Florida.

MSC Engineer:

Lucent Technologies will provide Customer with *** of on site support.

Equipment Lists:

The equipment lists in this Attachment are not orderable equipment lists. Orderable equipment lists will be created by Lucent’s Technical Sales Consultants upon completion of the sales process. The pricing of the equipment will conform to Attachments A and B.

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

***

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

MetroPCS-Revised Cash Offer

CDMA PCS Proposal- all Markets (*** Cell View)

Discounted Pricing Summary ($)

		List Price (Year 1)	Year 1	List Price (Year 2)	Year 2	List Price (Year 3)	Year 3	3 Year Total
ModCells (3 sector, outdoor)			***		***		***	***
Carrier Growth (no CCU’s)			***		***		***	***
Additional 64-Channel Elements			***		***		***	***
Distributed Base Station Models			***		***		***	***
Carrier Growth (no CCU’s)			***		***		***	***
Additional 64-Channel Elements			***		***		***	***
MSCs			***		***		***	***

Pricing Equipment
	Modcells	***	***	***	***	***	***	***
	MicroMini	***	***	***	***	***	***	***
	Access Mgr	***	***	***	***	***	***	***
	CALEA	***	***	***	***	***	***	***
	FMS	***	***	***	***	***	***	***
	5ESS	***	***	***	***	***	***	***
	APCC	***	***	***	***	***	***	***
	Spares	***	***	***	***	***	***	***
	Optional Feat	***	***	***	***	***	***	***
	BRSS/TSS	***	***	***	***	***	***	***
	Power/Batteries	***	***	***	***	***	***	***
	E & I	***	***	***	***	***	***	***

Total EF&I			***		***		***	***

Incentives:
	Modcells		***		***		***	***
	MicroMini		***		***		***	***
	Access Mgr		***		***		***	***

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

		List Price (Year 1)	Year 1	List Price (Year 2)	Year 2	List Price (Year 3)	Year 3	3 Year Total
	FMS		***		***		***	***
	5ESS		***		***		***	***
	APCC		***		***		***	***
	Spares		***		***		***	***
	Optional Feat		***		***		***	***
	Power/Batteries		***		***		***	***
	*Additional Exclusivity Incentives		***		***		***	***

Total Incentives			***		***		***	***

Total EF&I			***		***		***	***
	Optimization & Program Mgmt.		***		***		***	***

Total Offer			***		***		***	***

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

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Note:

Above Table is per Existing Contract and is to be used to calculate effective net discounted prices.

Effective net discounted prices for duration of contract are to be calculated per Year 3 incentives.

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

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CELL MODEL PRICING

CDMA Distributed Basestation

(MicroMini) 3 Sector 1 Carrier

CATEGORY	Description	List	Discounted Price	1 Carrier	2 Carrier
Hardware	BBU w/ 64 channel elements	***	***	1	1
Hardware	PCS RFU	***	***	3	3
Hardware	GPS antenna	***	***	1	1
Hardware	64 CDMA Channel Elements	***	***	—	—
Hardware	Brackets and Anc HW 3 sector	***	***	1	1
Software	Initial Operating Fee for MicroMini	***	***	1	1
Software	EVRC 5.0 Vocoding	***	***	1	—
Software	Multiple Vocoding	***	***	1	—

	3 sector 1 carrier DBS	***	***
	Power	***	***
	E&I	***	***
	Discount		***
	BASESTATION TOTAL	***	***

	Additional carrier	***	***
	Power	***	***
	E&I	***	***
	Discount		***
	Carrier Growth Total	***	***

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

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CDMA Distributed Basestation

(MicroMini) 3 Sector 2 Carrier

CATEGORY	Description	List	Discounted Price	2 Carrier
Hardware	BBU w/ 64 Channel Elements	***	***	2
Hardware	PCS RFU	***	***	6
Hardware	GPS antenna	***	***	2
Hardware	64 CDMA Channel Elements	***	***	—
Hardware	Brackets and Anc HW 3 sector	***	***	2
Software	Initial Operating Fee for MicroMini	***	***	2
Software	EVRC 5.0 Vocoding	***	***	1
Software	Multiple Vocoding	***	***	1

	3 sector 2 carrier DBS	***	***
	Power	***	***
	E&I	***	***
	Discount		***
	BASESTATION TOTAL	***	***

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

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CDMA Distributed Basestation

(MicroMini) 1 Sector 1 Carrier

CATEGORY	Description	List	Discounted Price	1 Carrier	2 Carrier
Hardware	BBU w/ 64 Channel Elements	***	***	1	1
Hardware	PCS RFU	***	***	1	1
Hardware	GPS antenna	***	***	1	1
Hardware	64 CDMA Channel Elements	***	***	—	—
Hardware	Brackets and Anc HW 1 sector	***	***	1	1
Software	Initial Operating Fee for MicroMini	***	***	1	1
Software	EVRC 5.0 Vocoding	***	***	1	1
Software	Multiple Vocoding	***	***	1	1

	1 sector 1 carrier DBS	***	***
	Power	***	***
	E&I	***	***
	Discount		***
	BASESTATION TOTAL	***	***

	2nd Carrier Growth	***	***
	Power	***	***
	E&I	***	***
	Discount		***
	Carrier Growth Total	***	***

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

CDMA Distributed Basestation

(MicroMini) 2 Sector 1 Carrier

CATEGORY	Description	List	Discounted Price	1 Carrier	2 Carrier
Hardware	BBU w/ 64 Channel Elements	***	***	1	1
Hardware	PCS RFU	***	***	2	2
Hardware	GPS antenna	***	***	1	1
Hardware	64 CDMA Channel Elements	***	***	—	—
Hardware	Brackets and Anc HW 2 sector	***	***	1	1
Software	Initial Operating Fee for MicroMini	***	***	1	1
Software	EVRC 5.0 Vocoding	***	***	1	—
Software	Multiple Vocoding	***	***	1	—

	2 sector 1 carrier DBS	***	***
	Power	***	***
	E&I	***	***
	Discount		***
	BASESTATION TOTAL	***	***

	2nd Carrier Growth	***	***
	Power	***	***
	E&I	***	***
	Discount		***
	Carrier Growth Total	***	***

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

CDMA MODULARCELL BASESTATION (3 Sector - 1

Carrier to 3 Carrier, Outdoor)

Category	Description	List	Discounted Price	1 Carrier	2 Carrier	3 Carrier
Hardware	Cabinet, Wired for Circuit Packs For Primary, Outdoor PCS Modcell	***	***	1	0	0
Hardware	Heat Exchanger for the Outdoor Cabinet	***	***	0	1	0
Hardware	Ckt Pack Kit, E/W Hdwe for 1 Carrier, 3-Sect, Modcell	***	***	1	0	0
Hardware	Ckt Pack Kit, 2nd Carrier Upgrade, 3-Sect, Modcell	***	***	0	1	0
Hardware	Ckt Pack Kit, 3rd Carrier Upgrade, 3-Sect, Modcell	***	***	0	0	1
Hardware	Amplifier Module, PCS, (Klam)	***	***	3	3	3
Hardware	Filter, Duplex, PCS Modcell	***	***	6	0	0
Hardware	Cable Kit, Copper & Coaxial for 1 Carrier Upgrade, Single Block, PCS	***	***	0	1	1
Hardware	Cable Kit, Copper & Coaxial for 1 Carrier, 3-Sect, Single Block	***	***	1	0	0
Hardware	Radio Module Kit, CDMA Test, PCS, E/W Hdwe & Coaxial Cable, 3-Sect	***	***	1	0	0
Hardware	Light Kit, Convenience	***	***	1	0	0
Hardware	Timing Module Kit, E/W Hdwe for No Redundancy, Crystal	***	***	1	0	0
Hardware	52C Solar Shield	***	***	1	0	0
Hardware	Cable, Outdoor Jumper, DIN - DIN, 12 Ft (3.66M)	***	***	6	0	0
Hardware	Cable Kit, T1/E1 or Alarm, Copper W/O Connector, 20 Pair, 24 Ga, 75 Feet	***	***	2	0	0
Hardware	Antenna Kit, GPS Antenna & Mntg Hdwe - Low Gain	***	***	1	0	0
Hardware	Cable, Outdoor GPS Antenna - 60 FT (18.3M)	***	***	1	0	0
Software	Operating Fee, Initial System, For PCS CDMA Modcell Software	***	***	1	0	0
Software	EVRC Software RTU Fee	***	***	1	0	0
Software	Multiple Vocoding	***	***	1	0	0
Hardware	AC Service kits, E/W Hdwe & Cable for domestic outdoor	***	***	1	0	0
Hardware	CDMA Channel Element Unit - 32 Ch (CCU-32)	***	***	4	0	0

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

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Hardware	Hdwe Kit, Anchoring Kit, Earthquake Zone 3-4	***	***	4	0	0
Hardware	Hdwe Kit, Outdoor Jumper Cable Boot	***	***	6	0	0
Hardware	Hdwe Kit, 1/2 inch Shield Tap	***	***	2	0	0
Hardware	5 Amp. Circuit Breaker	***	***	1	0	0

	3 sector 1 carrier modcell	***	***
	Power	***	***
	E&I	***	***
	Discount		***
	BASESTATION TOTAL	***	***

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Modcell 3.0/4.0

2nd Carr Growth
Growth Kit (no CCU’s)	*	**
Power (Rect & Batt)	*	**
E&I	*	**
Total	*	**

3rd Carr Growth
Growth Kit (no CCU’s)	*	**
Power (Batt Only)	*	**
E&I	*	**
Total	*	**

4th Carr Growth
Growth Kit (no CCU’s)	*	**
Cabinet	*	**
Power (Rect & Batt)	*	**
E&I	*	**
Total	*	**

5th Carr Growth
Growth Kit (no CCU’s)	*	**
Power (Batt Only)	*	**
E&I	*	**
Total	*	**

6th Carr Growth
Growth Kit (no CCU’s)	*	**
Power (Batt Only)	*	**
E&I	*	**
Total	*	**

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Modcell 2.0 Growth Kit Pricing

2nd Carr Growth
Growth Kit	*	**
Power (Rect Only)	*	**
E&I	*	**
Total	*	**

3rd Carr Growth
Growth Kit	*	**
Power (Rect Only)	*	**
E&I	*	**
Total	*	**

4th Carr Growth
Growth Kit	*	**
Cabinet	*	**
Power (Rect Only)	*	**
E&I	*	**
Total	*	**

5th Carr Growth
Growth Kit	*	**
Power (Rect Only)	*	**
E&I	*	**
Total	*	**

6th Carr Growth
Growth Kit	*	**
Power (Rect Only)	*	**
E&I	*	**
Total	*	**

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

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Attachment B

DISCOUNT STRUCTURE ***

Discount Structure

The following is the standard discount structure for wireless products referred to in Attachment A. At the end of the term of this Agreement, Customer and Seller will have the option to review any potential additional equipment purchases ***. This discount structure will also be effective for any product not specifically outlined in Attachment A.

Should Customer acquire additional markets during the term of this Agreement, Lucent shall, in good faith, negotiate *** discounts ***, if any, applicable for such new markets.

Equipment	Discount %
Cell Site Hardware	***
Cell Site Software	***
ECP/IMS Hardware	***
5ESS Hardware/Software (New)	***
5ESS Hardware/Software (Growth)	***
OMP-FX	***
Optional Features	***
Discount for other Lucent products:
Advanced Data	***
Transmission/Network	***
All Other	***

The pricing extended to Customer is conditional on Lucent being the exclusive supplier to Customer in current markets and any additional markets acquired by Customer during the term of this Agreement, subject to Section 1.4, Section 1.7 and Section 1.19. Products and Services covered under this exclusivity are as follows:

•	All hardware that resides in the ECP complex

•	All hardware that resides in the 5ESS

•	All hardware that resides in the Flexent™ APCC

•	All hardware that resides in the Flexent™ OMP-FX

•	All hardware that resides in the Flexent™ FMM

•	All MSC and Base Station spares

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

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•	All Base Station equipment*

•	All power and battery backup for Base Station equipment

•	All Engineering and Installation services for equipment listed above.**

*	Base Station Replacement Ancillary/Site Material & Cabling is not included.
**	Excluding those instances wherein Customer has entered into a Seller approved Self-Installation Policy.

***

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

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Exclusions

The following are not included in the Attachment A pricing:

•	Taxes, transportation, hauling, hoisting, and warehousing;

•	Engineering site visits (if required);

•	Extraordinary installation items- Helicopters, cranes, etc.

•	Power/battery plant addition growth and or replacements

•	Transmission/networking equipment additions growth and or replacement;

•	Antennas/tower additions, growth modifications;

•	Building modifications/construction;

•	Optional hardware items associated with select Lucent software (e.g. OTA, SMS, AutoPace, billing platforms, etc.);

•	Any other items not specifically quoted in this proposal.

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

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Attachment C

CUSTOMER ACCEPTANCE TEST PLAN

The parties agree that all Acceptance Tests shall be performed in accordance with the then current mutually agreed Customer Acceptance Test Plan.

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

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Attachment D

FLEXENT SYSTEM SUPPORT

BASE RELEASE SOFTWARE AND SERVICE

1.0 INTRODUCTION

This Attachment sets forth the terms and conditions applicable if Customer is participating in the BRSS Program. BRSS is available only in the United States and Canada and is comprised of two components: Base Release Software and Base Release Service, as more fully described below.

2.0 ADDITIONAL DEFINITIONS

For purposes of this Attachment and the Agreement, the following additional definitions shall apply:

“7X24X365” means seven days a week, 24 hours a day and 365 days a year.

“Assistance Request” and “AR” means a request for TSS support, as described in the TSS Attachment.

“BRSS Program” and “BRSS” means the optional program under which Seller offers to Customer, Major Releases, Point Releases, Software Updates and Crafts for Software for which Customer has paid the applicable Fee, as more particularly described in this Attachment.

“Cell” is cell site equipment as defined in Schedule 1 to this Attachment.

“Covered Systems” means those AMPS and PCS systems operated by Customer in the Franchised Area which, at the time of determination for purposes of this Attachment, are served by ECPs as defined below.

“Craft” means a small Software release containing a collection of minor Software changes to a Major Release. Typically a Craft is less extensive than those included in Point Releases or Software Updates.

“ECD” means Equipment Configuration Database.

“ECP” means a Seller-manufactured Executive Cellular Processor installed in any of Customer’s PCS or AMPS systems in the Covered Systems, whether or not such ECP was installed by or sold to Customer by Seller, and regardless of the technology supported by such ECP (e.g., analog, CDMA, and TDMA).

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“Franchised Area” means the area(s) for which the Federal Communications Commission in the United States or a comparable government agency has granted a permit to construct and operate one or more AMPS or PCS systems, including any non-designated areas contiguous to the Franchise Area, and in which, under such agency’s applicable rules, Customer will be able to provide a wireless telecommunications service in such area(s) utilizing such system(s).

“FSS” means the Flexent System Support program as comprised of BRSS, described in this Attachment, and TSS, as defined in the TSS Attachment.

“Initial Operating Fee” (IOF) means those fees paid upon initial provision of Software for the right to use such Software. Such fee includes for the remainder of the first calendar year of use, BRSS and TSS.

“Major Release” means an issue of Software which significantly adds to, improves or enhances existing base or standard Software features and capabilities of the prior Major Release involving more extensive changes to the underlying source code or the user interface than is the case in a Point Release or a Craft. A Major Release may also correct defects in earlier releases. The term “Generic Release” is synonymous with Major Release. A Major Release may also provide optional new Software features which Customer may acquire for additional license fees.

“ODD” means Office Dependent Data.

“Optional Software Feature” means a feature or functionality of Software resident in a Major Release but which is not licensed to Customer as part of BRSS and is available for use by Customer only if Customer pays the applicable separate license fee therefor.

“Point Release” means a superseding issue of Software which adds to, improves or enhances existing features and capabilities of the Major Release of the Software with which it is associated. A Point Release may also correct defects in earlier releases.

“Pricing Units” mean the pricing elements that are used to compute annual fees for the BRSS Program, as described in Schedule 1 of this Agreement.

“Retrofit” means a replacement of an existing Major Release (including any subsequently issued Point Releases) with a Software Update that constitutes a new Major Release. Retrofits require modifications of the ODD and/or the ECD.

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

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“Severity 1”, “Severity 2”, “Severity 3” and “Severity 4” mean the severity levels described in the TSS Attachment.

“Software” means a computer program consisting of a set of logical instructions and tables of information which guide the functioning of a processor; such program may be contained in any medium whatsoever, including hardware containing a pattern of bits representing such program, but the term “Software” does not mean or include such medium.

“Software Update” means a reissued version or partial update of existing Software (e.g., Release 1.1 following Release 1.0) provided to Customer in consideration of Customer’s payment of BRSS Program fees, and containing one or more of the following, in any combination, (i) infrastructure changes, (ii) improvement in basic call processing capabilities, as well as basic system operation and maintenance, (iii) changes to maintain compatibility between a new system release and features existing in a prior system release (when initially introduced, a new system release may not always be fully compatible with features available immediately prior to such release), (iv) a platform for optional Software features, and (v) consolidations of periodic fixes and overwrites. A Software Update can also be a Point Release or a Major Release or a Craft, if it meets any of those definitions.

“Standard Base Software Release” means the two most recent Major Releases that have been declared generally available. For example, if Major Release X is the latest GA release, it and Major Release X-1 are considered Standard Base Software Releases.

“Subscriber” means a user of Customer’s wireless telecommunications services as defined in Schedule 1 to this Attachment.

“T&M basis” means time and material, at Seller’s then prevailing rates.

“Technical System Support” and “TSS” mean the optional support offered by a defined Program or T&M basis, as more particularly described and defined in the TSS Attachment.

“TSS Attachment” means the attachment, exhibit, schedule or other document appended to or incorporated in this Agreement that describes Technical System Support.

“WTSC” means Seller’s Wireless Technical Support Center or equivalent designated center. Seller reserves the right to provide the services described herein from one or more such centers.

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3.0 COVERED SOFTWARE

The BRSS Program is available for the following Software to be provided by Seller under this Agreement:

Operating Software for each 5ESS® Switch Manager (Administrative Module)

Operating Software for each ECP (Executive Cellular Processor)

Operating Software for each OMP (Operations and Maintenance Processor)

Operating Software for each AP (Applications Processor)

Operating Software for Cells

Wireless Data IWF (Inter-Working Function) Software

CDMA OTAF (Over The Air Activation) Software

Flexent Remote Maintenance Tool (RMT) Software

Autopace® and WatchMark Prospect™ Software – Lucent AMPS/CDMA/TDMA R.xx (WatchMark Prospect) Software

Feature Software over and above the base feature Software included in the respective operating Software packages set forth above.

Software Updates to the Software packages set forth above.

Such other Software as Seller may agree in writing.

Nothing herein shall be deemed to deny Seller the right to discontinue Products or Software in accordance with its standard policies and/or the terms of this Agreement as applicable.

4.0 ELIGIBILITY REQUIREMENTS FOR BRSS

4.1 Installation Performed by Seller or by Customer and Observation by Seller

Standard Base Software Releases furnished by Seller are eligible for updating and related services under BRSS without initial evaluation by Supplier, provided BRSS commences not later than the end of the applicable warranty period for the respective Software. If Customer installs the Software, Supplier is given the opportunity, at its option, to observe and comment on the installation and ultimately accepts that the installation was properly performed. Billing to Customer for such observations will be on a time and material basis.

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

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4.2 Other Situations

In all other situations, Software shall not be eligible for BRSS until Seller, at its option, has made an initial evaluation, to determine whether modifications are required to make the Software eligible. Billing to Customer for such observations will be on a time and material basis. If, in Seller’s judgment, modifications are required for this purpose, Seller will provide an estimate to Customer of the costs of making such modifications, including the price for updating the Software to a current, supported, Standard Base Software Release. Upon Customer’s acceptance of the estimate, Customer will be billed based on Seller’s estimate for such evaluation, and any such modifications furnished by Seller. Software will not be eligible for BRSS unless Seller determines that the Software is in good working order in accordance with its Specifications and can be maintained in such condition.

4.3 Customer’s Warranties of Authority

Customer warrants, as a condition of eligibility, that Customer is the owner or lessor of any equipment that runs the Software for which BRSS will be provided under this Attachment, or that Customer has the equipment owner’s written authorization to operate such equipment and obtain such support services under this Attachment. Customer further warrants that Customer is the licensee of the Software for which BRSS will be provided under this Attachment.

4.4 Additional Requirements

Base Release Software and Service is offered only for equipment manufactured by Seller and equipment manufactured for Seller pursuant to specifications controlled by Seller. Base Release Software and Service is available only on a system basis. As used herein, a “system” is a FLEXENT™/AUTOPLEX® ECP and its attendant cells and related equipment. To be eligible for BRSS, a system must:

•	Have been installed by Seller or, if not installed by Seller, at Seller’s option, it must pass an acceptance test to the satisfaction of Seller. This acceptance test will be available only at a separate fee and will be billed on a time and material basis.

•	Be operating on a Standard Base Software Release as defined in Section 2.0.

Customer must have the same support level on all of its PCS and AMPS systems and equipment. For example, if Customer operates CDMA PCS systems and analog/TDMA AMPS systems, Customer is required to maintain the same support levels for all of its PCS and AMPS systems.

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Customer must subscribe to the Base Release Software and Service Program for all of its systems in order to purchase any TSS Program.

Seller must, as provided in the TSS Attachment, be given the right to electronically access system configuration and operational data and to use automated tools to diagnose such information, and to have access to all relevant Customer personnel to enable Seller to understand and diagnose a reported problem. Without such access, Seller will not be held to any applicable support performance objectives set forth in this Attachment.

5.0 BASE RELEASE SOFTWARE AND UPDATES

During any period for which Customer has paid the applicable BRSS Program fees, or for which the BRSS Program is provided at no additional charge under the terms of this Attachment, Seller will provide to Customer all Software Updates (including Major Releases, Point Releases and Crafts) that are made generally available by Seller during such period. Seller will notify Customer of the availability of each Software Update. Such notifications shall include a description of the content of the Software Update to be provided by Seller including a list of all new Optional Software Features. Seller shall also notify Customer of preconditions (e.g., additional hardware) for installing such Software Update and/or use of any such new Optional Software Features. The fulfillment of all such preconditions shall be the responsibility of the Customer.

Subject to the provisions of Section 12 of this Attachment, Seller shall also update Documentation to incorporate new or revised operating procedures resulting from issuance of Software Updates.

Software Updates shall be individually warranted, as provided in Software warranty provisions of this Agreement, and Customer shall have a right to possess and use Software Updates, as provided in the Software licensing provisions of this Agreement. Failure to pay any applicable BRSS fees for Software Updates shall not void the license granted under this Agreement for Licensed Software, including prior Software Updates properly in Customer’s possession, for which Customer has fully paid all applicable BRSS fees. Customer acknowledges that if Customer fails to continue to pay BRSS fees, Customer shall not receive any permanent warranty fixes embodied in subsequent Software Updates, but nothing herein shall be deemed to deprive Customer of any program corrections, work around procedures or other temporary or permanent fixes to which Customer may be entitled in respect of Software warranty defects noticed to Seller during the applicable Warranty Period or under any TSS Program. Seller shall not be deemed to be in breach of its Software warranty obligations under this Agreement with respect to an identified defect, if Seller has furnished or intends to furnish, in a timely manner, a permanent warranty fix in a Software Update available to Customer, and Customer shall have no claim for refund or credit under such warranty provisions in such circumstances. Nothing herein shall excuse Seller of any obligation Seller may have under applicable warranty provisions or TSS Program to use all reasonable efforts to effect such a temporary fix during the pendency of a permanent fix.

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

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BRSS entitles Customers to use the features and functionality delivered with Software Updates, including, but not necessarily limited to:

Software to support system improvements, including performance and operations

Compatibility of existing features with the new release

New base/standard Software features and functionalities

Platform for Optional Software Features and optional hardware features

Release compatibility with Translations Entry Assistant

Permanent and/or temporary fixes of problems in prior Software releases

BRSS does not entitle Customer to use Optional Software Features resident in a Software Update, except to the extent that Customer has separately paid the applicable license fees for the use thereof. Nothing in this Attachment shall be deemed to require Seller to make any new specific Software features and/or enhancements of Software available as part of Seller’s Software Updates. Any Software Updates that may be provided by Seller under the BRSS program are provided as available. Seller shall have the sole right to determine whether a new functionality shall be a new base Software feature or functionality or an Optional Software Feature.

Seller reserves the right to determine the number of Software Updates that will be issued each calendar year for each type of Software covered by BRSS. Seller does not commit that any Software Updates will ultimately be released, made generally available and, therefore, provided during the term that Customer subscribes to the BRSS Program. Furthermore, Seller does not warrant that any specific features or functionality will be included in any Software Updates that may be provided under the BRSS Program prior to the time that a Software Update is released and made generally available to all BRSS subscribers. Seller’s current program for Software Updates is described in further detail in Section 12 of this Attachment.

6.0 BASE RELEASE SERVICE

6.1 Software Delivery

Upon receipt of notice of availability of a Software Update, Customer may indicate its desire to obtain the update as follows:

6.1.1 Retrofits

Retrofits must be scheduled. Customer may request Retrofits through its Customer Team Sales representative.

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6.1.2 Non-Retrofit Software Updates

Customer may request Software Updates that are not Retrofits by calling the WTSC at 1-800-225-4672, or such other location as Seller may designate. Calls must be made Monday through Friday, Seller’s holidays excluded, during the hours of 8:00AM to 5:00PM, Central Time.

6.1.3 Medium of Delivery

Software Updates shall be delivered by Seller in such medium (e.g., tapes, discs or electronic distribution) as Seller shall determine in its discretion.

6.2 Pre-Installation Support

Seller shall furnish to Customer, Documentation relating to Software Updates that contains information regarding the preconditions to installation that must be fulfilled by Customer and instructions to be followed during installation. It is Customer’s obligation to become familiar with this material prior to commencing any self-installation of the Software Update. As part of BRSS, Seller will, at no additional charge, provide answers to a reasonable number of questions and otherwise provide a reasonable level of pre-installation support to Customer concerning this information and these instructions. Such support is available Monday through Friday, Seller’s holidays excepted, during the hours 8:00AM and 5:00PM, Central Time. A request for support outside these hours will be treated as non-emergency Assistance Requests (“AR”) (as described in the TSS Attachment) and will be charged on a T&M basis, except to the extent that such AR is not subject to charge under an applicable TSS Program.

6.3 Installation Support

During Customer’s installation of a Software Update, Seller shall be available to provide a reasonable level of remote telephonic support to resolve encountered problems. Such support shall be available on a 7X24X365 basis by calling the WTSC at 1-800-225-4672, or such other location as Seller may designate.

6.4 Retrofit Support

In addition to standard pre-installation and installation support, Seller will provide to Customer additional tools and services when a Retrofit is involved if Customer is obtaining BRSS. Retrofits are involved when an ECP Major Release or a 5ESS Major Release is replaced by a newer Major Release. A Retrofit requires the use of specialized software and procedures to evolve existing database translations in order to make a Product ready to receive and operate a new Major Release. Retrofit procedures will vary from Major Release to Major Release.

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6.4.1 ECP Retrofits

Seller will provide, as part of BRSS, an On-Site Retrofit (“OSR”) software tool that may be run by Customer on Customer’s OMP to perform selected activities relating to evolving database translations. If Customer elects an On-Site Retrofit, Seller, through its ODD Retrofit Group, will provide remote telephonic support for requirements issues and error resolution. This support is available Monday-Friday, Seller’s holidays excluded, during the hours 8:00AM. - 5:00PM, Central Time, by calling the WTSC at 1-800-225-4672, or such other number as Seller may designate. Requests for such support outside of these hours will be treated as non-emergency Assistance Requests and are subject to billing on a T&M basis. Such out-of-hours support is not included in any TSS Program Customer may have obtained under the TSS Attachment.

6.4.2 5ESS Switch Retrofits

Seller, will provide, as part of BRSS, 5ESS Switch Retrofits. Procedures will be announced to customer as appropriate.

6.5 Restrictions on Access to WTSC

Only employees, authorized agents, and contractors of Customer may access the WTSC. All such personnel must be registered to have telephonic or Internet access into the WTSC or to the AR Database. The number of Customer personnel that may be registered depends on the level of service which Customer has elected, as described in the TSS Attachment. Customer shall not request registration of any agent or contractor unless such agent or contractor is bound to use access to the WTSC or the AR Database and information learned by such access only in connection with work for Customer, and is otherwise not authorized to use or disclose such information. Customer has the responsibility to inform Seller upon termination of any registered personnel so that WTSC access privileges for said person may be revoked. Under no circumstances will Seller support, or Customer allow, individuals who are not employees, authorized agents, and contractors of Customer to access the WTSC or the AR Database.

6.6 On-Site Technical Assistance

Base Release Service is provided from the WTSC or other Seller location that is remote from the site where Customer’s systems are located. At Customer’s request and Seller’s discretion, Seller may dispatch personnel and or equipment to Customer’s site to assist Customer in preparing to install and/or installing a Software Update. At Customer’s request, and as agreed to by Seller, Seller may provide on-site technical assistance beyond such remote support. On-site assistance is not included in BRSS, and will be billed to Customer at a minimum of eight (8) hours a day on a T&M basis. Reasonable travel and living expenses incurred by Seller will also billed to Customer for on-site service.

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7.0 COMMENCEMENT OF BRSS PROGRAM

7.1 General

BRSS may be ordered only for an annual period effective on January 1 of the succeeding calendar year. The BRSS fee for that annual period will be determined by using the number of Pricing Units existing on December 31st of the preceding year. For example, if Customer places an order for BRSS for calendar year 2003, based on per Cell pricing, the fee shall be determined by the number of Cells existing in all of Customer’s systems on December 31, 2002. This general provision is subject to certain special rules set forth in the remainder of this Section 7 and in Section 4 above.

7.2 First System

If this Agreement provides for Seller’s supply of Customer’s first system(s) comprised of Seller’s equipment, Customer shall in consideration of payment of the applicable Initial Operating Fees be entitled to BRSS until the end of the calendar year in which the first of such systems is deployed. This support starts on the day that installation and integration of the system is complete, when Seller performs the installation of the system. If Seller does not install all of the system, such support will be provided only upon written request of Customer made within thirty (30) days of completion of installation of the system and after the system has been deemed eligible for such support, as provided in Section 4 above.

7.3 Additional Systems

If Customer has existing systems covered by BRSS, any new Seller-manufactured or furnished system deployed by Customer, whether or not purchased from Seller under this Agreement, shall receive BRSS coverage, at no additional charge, for the remainder of the calendar year in which the deployment occurs. This support starts on the day that installation and integration of the system is complete, when Seller performs the installation of the system. If Seller does not install all of the system, such support will be provided only upon written request of Customer made within thirty (30) days of completion of installation of the system and after the system has been deemed eligible for such support, as provided in Section 4 above.

7.4 Addition of Existing Systems

Notwithstanding Section 7.3 above, if Customer obtains from any third party additional existing systems then providing service to the public, by purchase, lease, merger or otherwise, such acquired systems shall not automatically be included in the group of Customer’s systems covered by BRSS. However, upon request of Customer, which Seller shall not unreasonably withhold or delay, and subject to mutual agreement as to fees and

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other appropriate terms and conditions, such existing systems may be so included. This support starts only after the existing system has been deemed eligible for such support, as provided in Section 4 above.

8.0 RENEWALS

For so long as Seller continues to offer BRSS as described in this Attachment, Customer’s BRSS, if any, may be renewed on January 1st of the next calendar year. Unless Customer notifies Seller in writing to the contrary no later than the November 15th prior to that January 1st, Customer’s existing BRSS Program shall automatically be renewed on the same pricing option basis in effect in the current year.

9.0 BRSS CHARGES AND INVOICING

9.1 Standard Charges for BRSS

BRSS is based on an annual fee payable in advance. Annual fees are based on the number of Pricing Units existing at the end of the preceding year, as described in Schedule 1. Customer shall have an option to select for each calendar year among pricing programs based on counts of Subscribers or Cells, as further described in Schedule 1 to this Attachment. For example, the annual fee due for BRSS for the calendar year 2003, based on the Cell pricing option, shall be determined by multiplying the total number of all of the Cells in all of Customer’s systems on December 31, 2002, by the appropriate per Cell charge.

9.2 Determination of Pricing Units

Promptly following December 31st of each calendar year, if Customer has elected to obtain a BRSS for the following year, Customer shall provide to Seller in writing a count of the applicable Pricing Units existing as of said date. Such count is subject to verification by Seller. Customer grants Seller the right to use any information learned by Seller in performing services under this Attachment in connection with any verification activities. The provisions hereof are subject to the provisions of Schedule 1 to this Attachment.

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9.3 Invoicing

All such invoices rendered for BRSS shall be due and payable within thirty (30) days of the date of invoice. Invoices shall be rendered as provided below:

Annual fees for BRSS are billable in January. For example, the fees for BRSS purchased for calendar year 2003 are billable in January, 2003, based on a Pricing Unit count as of December 31, 2002.

Time and material charges are separately billable and will be invoiced by Seller.

10.0 SUPPORT FOR RELOCATED SOFTWARE

Software to be supported by Seller under this Attachment, which is moved to another Designated Processor of Customer within the Franchised Area, and Software which is moved together with its Designated Processor to another location of Customer’s within the Franchised Area, shall continue to be covered by Customer’s BRSS, provided that Seller has received thirty (30) days prior written notice of such relocation and Customer agrees to pay additional charges if the move increases Seller’s costs or expenses of providing BRSS. Seller reserves the right to inspect (one time) the Software as installed at the new location to determine its eligibility for support as provided in Section 4 above. Seller further reserves the right to supervise the unloading (if any) of the Software from the processor and the reinstallation of the Software at the new installation location. If Seller chooses to perform the above stated inspection and/or supervisions, Seller shall be entitled to be compensated for such services on a T&M basis.

11.0 TERMINATION OF BRSS

Either party may terminate any effective BRSS, and Seller may terminate any of the services provided in this Attachment and may modify BRSS and the provisions of the Software Support Policy set forth in Section 12 below, but no such termination and no substantial modification shall be effective except upon ninety (90) days prior written notice, and no such termination by Seller shall take effect until the end of the calendar year in which such ninety (90) day notice is effective. In the event of any such termination by either Seller or Customer or modification by Seller, no refund or forgiveness of any or all of the applicable fees previously paid or due for such calendar year shall be payable to Customer. Nothing herein shall be deemed to excuse Seller from any general support obligation set forth elsewhere in this Agreement.

12.0 SOFTWARE SUPPORT POLICY

12.1 Normal Progression/Skipping

Seller’s Software is typically designed for sequential Retrofit/upgrade progression (for example, ECP Major Release X to ECP Major Release X+1). In some cases, skip Retrofits may be available (for example, ECP Major Release X to ECP Major Release X+2, skipping ECP Major Release X+1). Seller makes no commitment that any Major Release can be skipped. Moreover, where skipping is available, additional charges may apply. Customer should evaluate each new release, consider its application, consider the availability of skipping or the lack thereof, and select the Software migration plan that best suits its needs.

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12.2 Major Release Life Cycle Ratings

Software ratings apply to Major Releases. Once a Major Release becomes generally available to Seller’s customers, it begins to migrate through four product ratings during its life cycle; Standard Availability (“SA”), Additions and Maintenance (“A&M”), Limited Availability (“LA”), and Discontinued Availability (“DA”). Differently rated Major Releases are subject to different levels of support and use. The length of time that a Major Release remains at each product rating varies depending upon Seller’s schedule for issuing new Major Releases.

When a software release has been declared generally available, it moves into the SA stage and remains in that classification until the next sequential Major Release has been declared generally available at which time the original release moves down in rating. For example, once made generally available, Major Release X will remain SA until Major Release X+1 is issued. At that time, Major Release X will move down one rating to A&M. With the issuance of Major Release X+2, Major Release X moves down one rating to LA. With issuance of Major Release X+3, Major Release X will move down to the final DA rating.

Any Software Update other than a new Major Release that is issued during a rating period will not change or otherwise affect the rating of the Major Release. For example, if while ECP Major Release X is rated SA, Seller issues a Point Release (X.1) for that release, Major Release X will retain its SA rating. Such Software Update shall be considered part of the Major Release and will have the same rating as that Major Release.

12.3 Support Available for Differently Rated Major Releases

Support for differently rated Major Releases is described in Schedule 2 to this Attachment.

12.4 Charges for Support

Customer will be provided the support summarized herein under the terms of BRSS and/or the Technical System Support provisions of the TSS Attachment of this Agreement, as, if and to the extent applicable.

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Schedule 1

BRSS PROGRAM

PRICING UNITS AND FEES

1.0 PRICING UNITS

Annual fees for BRSS Programs are based on Pricing Units existing on a certain date. For purposes of determining such fees, there are three Pricing Units, defined as follows:

Cell: A “Cell” is a PCS or AMPS base station installed in any of Customer’s PCS or AMPS systems in the Covered Systems that has a unique identifier to a Customer Mobile Switching Center (MSC), such as a Cell ID (identification) number, whether or not such base station was manufactured, installed or sold by Seller. For example, two AMPS cells in one physical location (co-located) constitute two cells if they are uniquely identified to the MSC(s) serving them. Similarly, if AMPS or PCS cell is split for capacity or other reasons, the cell count will be increased based on the Cell IDs generated by the split. And, for example, if a PCS cell is added at a location where an existing AMPS cell exists and generates another Cell ID, the PCS cell constitutes a cell for purposes hereof. Notwithstanding the foregoing, a Seller-manufactured Microcell will be counted as a “cell” in determining fees for TSS Programs. The term “Cell” as used herein includes comparable equipment manufactured by a third party manufacturer.

*	Upon availability of IS-634 (Interim Standard – 634) compliant logic in Seller’s switching infrastructure (switch and other infrastructure both hardware and software) non-Seller manufactured base stations that are also IS-634 compliant will be able to access and utilize Pick – A – Pack program packages. Therefore, upon availability of such compliant logic non-Seller manufactured base stations will be counted as Cells in the same manner as Seller manufactured cells.

Subscriber: A “Subscriber” is an activated user of Customer’s PCS or AMPS system(s) in the Covered Systems containing an ECP, without regard to whether Customer is obtaining any revenue from Subscriber or the Subscriber is in fact using the system.

2.0 COUNT OF PRICING UNITS

2.1 General

Except as provided in Section 2.2 below, the scope of Covered Systems and Pricing Units will be counted as of December 31st of the year preceding the year for which BRSS will be provided.

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2.2 Special Rule for Subscriber Units

If this Agreement provides for Seller’s supply of Customer’s first system(s) subject to the provisions of this Attachment, if Customer elects to receive a BRSS Program in the calendar year following the period in which Customer is entitled to BRSS service, and if Customer elects to obtain such BRSS Program upon fees determined by Subscribers, such fees shall be determined by Customer’s reasonable forecast, as of the December 31st preceding such calendar year, of the average number of Subscribers on Customer’s system(s) during such calendar year. Such average shall be determined by dividing by twelve (12) the sum of Customer’s forecasted Subscribers at the end of each of the calendar months for the calendar year for which the annual fee is being calculated. For example, if Customer’s forecasted Subscribers for the last day of each of the calendar months in a calendar year are 1000, 2000, 3000, 4000, 5000, 6000, 7000, 8000, 9000, 10,000, 11,000 and 12,000, the average number of Subscribers for that calendar year is 6500 (78,000/12).

3.0 BRSS PROGRAM PRICES

BRSS Program prices are set forth in Attachment A.

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Schedule 2

SUPPORT AVAILABILITY FOR DIFFERENT SOFTWARE RATINGS*

	SA	A&M	LA	DA
SUPPORT
Outage	Yes	Yes[1]	Yes[2]	Yes[3]
Non-Outage	Yes	Yes[1]	No	No

SOFTWARE UPDATES ISSUED
Software Updates	Yes	Yes[1]	No	No

SOFTWARE MODIFICATIONS MADE+
Outage	Yes	Yes[1]	Yes[2]	No
Billing/Call Processing	Yes	Yes[1]	Yes[2]	No
Non-Service Affecting	Yes	No	No	No
Software Enhancements	Yes	N/A	N/A	No
Special Features	Yes	No	No	No

PROCEDURES
Retrofit From	Yes	Yes	Yes	No
Retrofit To	Yes	Yes	No	No
Procedures Archived	No	No	No	Yes[4]
Support Tools Archived	No	No	No	Yes[4]
New Start Cutover	Yes	No	No	No

RELEASE SPECIFIC
Software Maintained	Yes	Yes	Yes	No
Documentation Maintained	Yes	Yes	Yes	No
Software Archived	No	No	No	Yes[4]
Documentation Archived	No	No	No	Yes[4]

+	Seller reserves the right to implement fixes in Software to problems in succeeding Major Releases of that Software.
1	Available only if considered a Severity 1 or 2 problem.
2	Available only if considered a Severity 1 problem.

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3	Available for attempted recovery only of the most recently D’d release, using Customer’s copy of the Software. Seller makes no commitment that it can or will provide any fix or work-around by overwrite or any other method. When a Software release reaches DA, Assistance Requests are no longer addressed.
4	These are limited to the first year of DA rating.

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Attachment E

FLEXENT SYSTEM SUPPORT

TECHNICAL SUPPORT SERVICES

1.0 INTRODUCTION

This Attachment sets forth the terms and conditions applicable to Seller’s furnishing of Technical System Support (TSS) and related services in support of systems furnished by Seller to Customer under this Agreement. TSS is available only in the United States and Canada.

2.0 ADDITIONAL DEFINITIONS

For purposes of this Attachment, the following additional definitions shall apply:

“7X24X365” means seven days a week, 24 hours a day and 365 days a year.

“Assistance Request” and “AR” means a request for TSS support, as described in Section 4.4 of this Attachment.

“BRSS Attachment” means the attachment, exhibit, schedule or other document appended to or incorporated in this Agreement that describes Base Release Software and Service.

“BRSS Program” and “BRSS” means the optional program under which Seller offers to Customer Major Releases, Point Releases and Software Updates and Crafts for Software for which Customer has paid the applicable Fee, as more particularly described in the BRSS Attachment.

“Cell” is site equipment as defined in Schedule 7 to this Attachment.

“Covered Systems” means those AMPS and PCS systems operated by Customer in the Franchised Area which, at the time of determination for purposes of this Attachment, are served by ECPs as defined in Schedule 7 to this Attachment.

“Craft” means a small Software release containing a collection of minor Software changes to a Major Release. Typically a Craft is less extensive than those included in Point Releases or Software Updates and is often issued in connection with a modification request (MR) received from Customers under TSS Programs.

“Customer Technical Advocate” and “CTA” means the person or persons that support Customer as described in Section 4.8.1 and Schedule 5 of this Attachment.

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“ECP” means equipment in a mobile serving center as defined in Schedule 7 to this Attachment.

“Franchised Area” means the area(s) for which the Federal Communications Commission in the United States or a comparable government agency has granted a permit to construct and operate one or more AMPS or PCS systems, including any non-designated areas contiguous to the Franchise Area, and in which, under such agency’s applicable rules, Customer will be able to provide a wireless telecommunications service in such area(s) utilizing such system(s).

“FSS” means the Flexent System Support program as comprised of BRSS, as described in BRSS Attachment and TSS as defined in this Attachment.

“Initial Operating Fees” (IOF) means those fees paid upon initial provision of Software for the right to use such Software. Such fee includes for the remainder of the first calendar year of use, BRSS and TSS.

“Major Release” means an issue of Software which significantly adds to, improves or enhances existing base or standard Software features and capabilities of the prior Major Release involving more extensive changes to the underlying source code or the user interface than is the case in a Point Release or a Craft. A Major Release may also correct defects in earlier releases. The term “Generic Release” is synonymous with Major Release. A Major Release may also provide optional new Software features which Customer may acquire for additional license fees.

“Point Release” means a superseding issue of Software which adds to, improves or enhances existing features and capabilities of the Major Release of the Software with which it is associated. A Point Release may also correct defects in earlier releases.

“Pricing Units” means the pricing elements that are used to compute annual fees for TSS Programs, as described in Schedule 7 to this Agreement.

“Program 1”, “Program 2” and “Program 3” mean the optional levels of packaged TSS, as more particularly described in Section 4 below.

“Severity 1”, “Severity 2”, “Severity 3” and “Severity 4” mean the severity levels described in Schedule 1 to this Attachment.

“Software” means a computer program consisting of a set of logical instructions and tables of information which guide the functioning of a processor; such program may be contained in any medium whatsoever, including hardware containing a pattern of bits representing such program, but the term “Software” does not mean or include such medium.

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“Software Update” means a reissued version or partial update of existing Software (e.g., Release 1.1 following Release 1.0) provided to Customer in consideration of Customer’s payment of BRSS Program fees, and containing one or more of the following, in any combination, (i) infrastructure changes, (ii) improvement in basic call processing capabilities, as well as basic system operation and maintenance, (iii) changes to maintain compatibility between a new system release and features existing in a prior system release (when initially introduced, a new system release may not always be fully compatible with features available immediately prior to such release), (iv) a platform for optional Software features, and (v) consolidations of periodic fixes and overwrites. A Software Update can also be a Point Release or a Major Release or a Craft, if it meets any of those definitions.

“Standard Base Software Release” means a Base Software Release that is no more than two Base Software Releases including the then current generally available release. For example, if Major Release 14.0 is the current GA release, thus Standard, it and Major Releases 13.0 are considered Standard Base Software Releases.

“Subscriber” means a user of Customer’s wireless telecommunications services as defined in Schedule 7 to this Attachment.

“T&M basis” means time and material, at Seller’s then prevailing rates.

“Technical System Support” and “TSS” mean the optional support offered on a Program 1, Program 2, Program 3 or T&M basis, as more particularly described and defined below in this Attachment.

“TSS Program” means one of the optional Program 1, Program 2 or Program 3 TSS programs.

“WTSC” means Seller’s Wireless Technical Support Center or equivalent designated center. Seller reserves the right to provide the services described herein from one or more such centers.

3.0 SOFTWARE WARRANTY SUPPORT

Certain Software technical support is available during the Warranty Period for Software, as elsewhere described in this Agreement, in consideration of Customer having paid the Initial Operating Fees or the BRSS Program fees applicable to such Software. This support is available regardless of any election by Customer to obtain optional Technical System Support. The provisions of this Section 3 are in addition to the applicable warranty provisions for such Software.

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This support, which is provided at no additional charge to Customer, includes the following:

•	Defect Reporting: Reporting procedures are set forth in Section 4.10 below.

•	Remedies for Defects: Remedies include furnishing a Software modification or “fix” for Software that is not compliant with applicable specifications. If a software modification is not appropriate or feasible, a workaround may be developed to remedy the defect. Seller reserves the right to include permanent fixes in Software Updates to such Software under the BRSS Program.

•	Information Dissemination: So long as Customer’s system Software remains under warranty Customer shall be entitled to receive dissemination of information to substantiate compliance with specifications and to notify customers of any problems (for example, bulletins, alerts, informational updates, etc.).

•	Problem Solving Status: Support during the Warranty Period includes the right for registered users to access the WTSC for defect related problem solving status via the Internet. See Section 4.10.3 below.

4.0 TECHNICAL SYSTEM SUPPORT

4.1 General. Technical System Support encompasses support exceeding the level of support provided to Customer under Section 3 above. TSS is optional. Three packaged levels of support are available by Seller: Program 1, Program 2 and Program 3. If Customer selects one of these packages, Seller shall provide support as outlined in this Attachment, but nothing herein shall require Seller to correct any software defects that Seller would not be required to correct under any warranty applicable to the Software as delivered to Customer. If Customer does not elect to receive TSS, Customer may obtain selected services on a T&M basis. Permanent software corrections may or may not be provided under TSS, depending upon the complexity and/or criticality of each case, as in all events Seller reserves the right to implement permanent corrections in a Software Update of the affected Software.

4.2 Covered Software. TSS is available for the following Software to be provided by Seller under the Agreement:

Operating Software for each 5ESS® Switch Manager (Administrative Module)

Operating Software for each ECP (Executive Cellular Processor)

Operating Software for each OMP (Operations and Maintenance Processor)

Operating Software for each AP (Applications Processor)

Operating Software for Cells

Wireless Data IWF (Inter Working Function) Software

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CDMA OTAF (Over The Air Activation) Software

Autopace® and FlexPM Software

Feature Software over and above the base feature Software included in the respective operating Software packages set forth above.

Software Updates to the Software packages set forth above.

Such other Software as Seller may agree in writing.

Nothing herein shall be deemed to deny Seller the right to discontinue Products or Software in accordance with its standard policies and/or the terms of this Agreement as applicable.

4.3 Eligibility Requirements for TSS

4.3.1 Installation Performed by Seller or by Customer and Observation by Seller

Standard Base Software Releases furnished by Seller are eligible for TSS Program support without initial evaluation by Seller provided the TSS Program commences not later than the end of the applicable Warranty Period for the respective Software, and, provided further, that if Customer installs the Software, Seller is given the opportunity, at its option, to observe and comment on the installation and ultimately accepts that the installation was properly performed. Billing to Customer for such observations will be on a time and material basis.

4.3.2 Other Situations

In all other situations, Software shall not be eligible for TSS Program support until Seller, at its option, has made an initial evaluation to determine whether modifications are required to make the Software eligible. Billing to Customer for such observations will be on a T & M basis. If, in Seller’s judgment, modifications are required for this purpose, Seller will provide an estimate to Customer of the costs of making such modifications, including the price for updating the Software to a current, supported Standard Base Software Release. Upon Customer’s acceptance of the estimate, Customer will be billed based on Seller’s estimate for such evaluation, and any such modifications furnished by Seller. Software will not be eligible for TSS unless Seller determines that the Software is in good working order in accordance with its Specifications and can be maintained in such condition.

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4.3.3 Customer’s Warranties of Authority

Customer warrants, as a condition of eligibility, that Customer is the owner or lessor of any equipment that runs the Software for which TSS will be provided under this Attachment, or that Customer has the equipment owner’s authorization to operate such equipment and obtain such support services under this Attachment. Customer further so warrants that Customer is the licensee of the Software for which TSS will be provided under this Attachment.

4.3.4 Additional Requirements

Technical System Support is offered only for equipment manufactured by Seller and equipment manufactured for Seller pursuant to specifications controlled or approved by Seller. Technical System Support is available only on a system basis. As used herein, a “system” is a FLEXENT™/AUTOPLEX® ECP and its attendant cells and related equipment. To be eligible for one of the TSS Programs, a system must:

•	Have been installed by Seller or, if not installed by Seller, at Seller’s option, it must pass an acceptance test to the reasonable satisfaction of Seller. This acceptance test will be available only at a separate fee and will be billed on a T & M basis.

•	Be operating on a standard release of Base Software as defined in the BRSS Program provisions in the BRSS Attachment.

Customer must have the same support level on all of its PCS and AMPS systems and equipment. For example, if Customer operates CDMA PCS systems and analog/TDMA AMPS systems, Customer is required to maintain the same support levels for all of its PCS and AMPS systems.

Customer must subscribe to the Base Release Software and Service Program for all of its systems in order to purchase any of the three TSS Programs.

Seller must, as provided in Section 4.15 of this Attachment, be given the right to electronically access system configuration and operational data and to use automated tools to diagnose such information, and to have access to all relevant Customer personnel to enable Seller to understand and diagnose a reported problem. Without such access, Seller will not be held to any applicable support performance objectives set forth in this Attachment.

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4.4 Scope of Services Provided for TSS Programs.

The following provisions outline the scope of the services available if Customer elects to obtain one of the three TSS packages.

Problem consultation.

Troubleshooting assistance (including identification of any service-affecting consequences of trouble experienced).

Emergency recovery expertise.

Remote assistance, including Remote Diagnostic Sessions.

On-line remote monitoring of service-affecting conditions.

Necessary repair of Software.

All other services and other activities, if any, described below in this Section 4.

These services are grouped in three categories, described fully in Sections 4.6, 4.7, and 4.8 below:

•	TSS Outage and Impairment Support

•	TSS Assistance Request Support

•	TSS Technical Consulting and Knowledge Transfer Support

4.5 Exclusions.

The TSS Programs do not include Seller’s performance of standard operator operations, administration and maintenance functions, such as troubleshooting, replacement of faulty circuit packs, etc. In addition, the TSS Programs do not include:

•	Work external to the covered Software, including work to fix any hardware associated with the system in which the Software operates. Repair or replacement of the hardware shall be subject to the terms of the Seller warranty or other agreement(s) of the parties, if any, applicable to the hardware.

•	Specification changes by Customer or services in connection with relocation of covered Software.

•	Service which is necessitated because of changes not authorized by Seller in the designated processor, hardware configuration, covered Software, or environment in which covered Software operates.

•	Modification or replacement of covered Software, repairs, or increase in service time caused by:

•	Causes external to covered Software such as failure to provide suitable operating environment.

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•	Acts of God, such as lightning, fire, flood, etc.

•	Actions of third parties or other events outside of Seller’s control.

•	Customer’s use of covered Software or the system on which it operates not substantially in accordance with specifications, operating instructions, or license.

•	Customer’s failure to adequately train its personnel.

•	Customer’s failure to properly maintain or backup covered software or the system.

•	Abuse or neglect of covered Software or system.

•	Modification, relocation, or repair by parties other than Seller.

•	Failure of Customer to apply previously available modifications or corrections offered by Seller.

•	Use of covered Software in combination with other software which is not in Seller’s specifications or approved in writing by Seller.

Any of such excluded services may be available to Customer, as determined by Seller, on a T&M basis.

4.6 TSS Outage and Impairment Support.

TSS Outage and Impairment Support is available for Severity 1 outages only. Seller’s support engineers from the WTSC will be available to receive requests for and provide remote recovery assistance to Customer on a 7X24X365 basis. Requests for this support shall be made by Assistance Request as described in Section 4.10.1 below. Seller’s object response time for such requests is discussed in Section 4.9 below. For outages exceeding four (4) minutes in length, Seller will furnish Customer with a written outage report. If Customer has elected to receive a TSS Program, this support is provided at no additional charge. If Customer’s systems are not covered by such a program, except for activities directly and necessarily required to diagnose and/or implement a warranty fix for which Seller is responsible, Seller reserves the right to bill Customer for such services on a T&M basis. The elements of this support are summarized in Schedule 2 to this Attachment.

4.7 TSS Assistance Request Support.

TSS Assistance Request Support is available for Severity 2, 3 and 4 Assistance Request, and as otherwise summarized in Schedule 3 to this Attachment. Seller’s support engineers from the WTSC will be available to receive requests such service on a 7X24X365 basis. Requests for this support shall be made by Assistance Request as described in Section 4.10 below. Seller’s target response time for such requests is discussed in Section 4.9 below. If Customer has elected to receive a TSS Program, this

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support is provided at no additional charge during the “Included Hours”, as identified in Schedule 3. If Customer’s systems are not covered by a TSS program, or if Customer requests commencement of support outside of Included Hours, then, except for activities directly and necessarily required to diagnose and/or implement a warranty fix for which Seller is responsible, Seller reserves the right to bill Customer for such services on a T&M basis as provided in Schedule 3.

If Customer has elected to receive a TSS Program, Seller will provide CTA support to Customer. In Seller’s discretion, Seller will provide one or more Customer Technical Advocates (CTAs), to assist Customer. Seller makes no commitment to dedicate any particular employee to Customer full time or otherwise. Among other functions, CTAs will monitor and report on ARs as follows:

•	Program 1: CTAs will monitor and oversee all ARs and report in a yearly conference call.

•	Program 2: CTAs will monitor and oversee all ARs, and will seek to expedite the closure of a limited reasonable number of those ARs that Customer identifies as top priority or that Customer escalates in a user group (e.g., AMUG/PMUG) reporting in quarterly conference calls.

•	Program 3: CTAs will monitor and oversee all ARs, and will seek to expedite the closure of a limited reasonable number of those ARs that Customer identifies as top priority or that Customer escalates in a user group (e.g., AMUG/PMUG) reporting in monthly conference calls. The CTA will manage and present summary performance metrics to document overall response, and resolve performance on a quarterly basis.

4.8 TSS Technical Consulting and Knowledge Transfer Support.

The elements of TSS Technical Consulting and Knowledge Transfer Support are summarized in Schedule 4 to this Attachment. Requests for this support shall be made to Customer’s CTA, if any, otherwise to Seller’s Sales Organization serving Customer. If Customer has elected to receive a TSS Program, this support is provided at no additional charge during the “Included Hours”, and/or up to certain defined limits as identified in Schedule 4. If Customer requests support outside of Included Hours, or in excess of the applicable limit, then, except for activities directly and necessarily required to diagnose and/or implement a warranty fix for which Seller is responsible, Seller reserves the right to bill Customer for such services as provided in Schedule 4.

4.8.1 Customer Advocacy

If Customer has elected to obtain a TSS Program, a CTA will support Customer, and will for no additional charge:

•	serve as a single point-of-contact to co-ordinate resolution of multi-product issues and chronic Customer issues across organizations

•	handle executive escalations and set up executive meetings

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•	conduct conference call(s) with Customer at agreed-upon times to review their ARs and champion Customer support issues.

A CTA will act as an advocate of Customer’s issues, will identify and escalate Customer issues, track key Customer commitments and represent Seller at joint Customer and Seller conference calls and report card/metric reviews as necessary.

4.8.2 Electronic Access to Support Information - Extranet

Seller maintains an Extranet Technical Support Database. It is accessible from the Internet on a 7X24X365 basis, except when Seller’s server is being maintained. The Extranet contains support information for users of Seller’s FLEXENT/AUTOPLEX systems. Seller reserves the right to add to, delete or otherwise modify the content of the Extranet Technical Support Database. Users must register in order to access the system. Seller reserves the right to limit the number of registrants per customer to a reasonable amount. Customers will limit their registrants to their employees. Customer has the responsibility to inform Seller upon termination of any registered personnel so that Extranet access privileges for said personnel may be revoked. Under no circumstances will Customer allow individuals who are not employees, agents or contractors of Customer to access the Extranet. Seller shall have no liability for failures of access to the Extranet due to customer or Internet equipment or facilities problems beyond Seller’s control. If Customer elects to obtain a TSS Program, access to the Extranet is provided at no additional charge. If Customer does not elect to obtain a TSS Program, access may be available only at a charge.

4.8.3 Customer Technical Advocate Consulting Services

If Customer elects to obtain a TSS Program, Customer will be entitled to a set number of included hours per year of CTA consulting services, as described in Schedule 4. The included hours are for remote assistance during the CTA’s normal working hours at the CTA’s normal place of business. Without the agreement of Seller, no more than 35% of the included hours for all of Customer’s covered systems may be in the same calendar quarter. Additional hours and on-site consultation may be available on a T&M basis. Seller makes no commitment that CTAs will be available for on-site activities. Such included hours are available for consultation with respect to covered Seller equipment only (e.g., they may not be used for 3rd Party IS-634 efforts, which if performed will be charged on a T&M or other agreed basis). Various consulting options exist, as set forth in Schedule 5 to this Attachment.

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4.8.4 User Groups (i.e. AMUG/PMUG)

Customer user group forums have been established by Seller to create and maintain an active collaboration between AMPS/PCS users and Seller. The sessions of these groups offer Seller’s customers product information and educational customer technical information. They also provide an opportunity to escalate ARs and to seek to impact Seller’s future direction for system maintenance and development. While these groups currently meet separately, Seller reserves the right to alter, merge, or further split them. If Customer elects to purchase a TSS Program, Customer will be entitled to the number of free admittances to such forums set forth in Schedule 4 to this Attachment. The travel and living expenses of attendees, including attendees who are admitted free, are the responsibility of Customer.

4.8.5 Network Performance Analysis

If Customer obtains TSS Program 3, Customer will be entitled to receive one Network Performance Analysis (NPA) per ECP per year as provided in Schedule 4 to this Agreement. NPA provides a comprehensive remote analysis of the ECP’s capacity and associated RF environment to identify problem areas and propose solutions. Such analysis may include, but not be limited to TDMA/CDMA/AMPS system configuration, ECP/5ESS capacity utilization, and RF performance metrics. These analyses will be performed on mutually agreed upon dates. Without the agreement of Seller, no more than 35% of these dates for all of Customer’s covered ECPs may be in the same calendar quarter. As part of an NPA, Seller will provide a report binder containing a summary of findings, along with a detailed written document for both the ECP/5ESS and RF environment. Included in the report are recommendations for the resolution of any problems revealed during the analysis. Additionally, data diskettes containing supplementary data will be provided along with a PowerPoint presentation of the results.

4.8.6 Remote Event Coverage

In some instances Customer may desire prescheduled remote assistance to ensure smooth operation during the performance of scheduled maintenance. Seller’s engineers are available to provide scheduled event assistance, on a remote basis, on a 7X24X365 basis. If Customer has a TSS Program 3, such assistance will be provided at no additional charge or reduced charges, to the extent set out in Schedule 4 to this Attachment.

4.9 Technical System Support Performance Objectives

If Customer elects to obtain a TSS Program, Seller will use its reasonable efforts to meet the applicable targets set forth in Schedule 6 to this Attachment within the stated time or less in 95% of the cases, determined annually. Seller’s

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performance objectives with respect to a specific problem is subject to the problem being reproducible at either Seller’s designated facility or on Customer’s system, verifiable remotely by Seller. Customer will initially determine the severity level of any problem. However, if during analysis Seller determines that the severity level of the problem claimed by Customer is inaccurate, Seller reserves the right to change the severity level and notify Customer accordingly. In addition, Seller’s performance objectives apply only to problems that have been reported through Seller’s AR reporting process by telephone, as described in Section 4.10 below. ARs reported in any manner other than telephonically are not subject to the performance objectives set forth in Schedule 6 and shall not be counted in determining Seller’s performance against such objectives. For purposes of determining Seller’s performance against such objectives, a measurement shall be taken once annually after the end of a calendar year for which Customer has paid for a TSS Program, based on ARs closed during the measured year. The foregoing measurements shall only be taken with respect to a complete calendar year for which Customer has paid the applicable annual fee.

4.10 Assistance Request Procedure

The provisions of this Section 4.10 apply to requests for correction of Software warranty defects, TSS Outage and Impairment Support and TSS Assistance Request Support.

4.10.1 Availability of WTSC/Requesting Assistance by Telephone

Customer may request assistance, and must request Outage and Impairment Support for Severity 1 outages, by calling the WTSC on 1-800-225-4672, or such other number as Seller may designate. Telephonic requests for assistance may be made on a 7X24X365 basis. However, if Customer is not operating under a TSS Program, then, except for Outage and Impairment Support for Severity 1 outages, all requests for assistance, including claims regarding potential warranty defects, shall be reported to Seller as provided in Section 4.10.2 below.

4.10.2 Availability of WTSC via Internet

Customer may submit Severity Level 3 and 4 Assistance Requests to the WTSC via the Internet. Except when Seller’s server is being maintained, the web site will be accessible during hours to be published by Seller. Seller shall have no liability for failures of Internet access due to Customer or Internet equipment or facilities problems beyond Seller’s control. Assistance Requests submitted via the Internet may be processed by the WTSC only during the hours of 9:00 a.m. to 5:00 p.m., Central Time, and consequently are not covered by response time objectives for telephone calls set forth in Section 4.9 above.

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4.10.3 AR Database Access

Seller maintains an AR Database that contains the description and status of Customer ARs. Upon submission of an AR by Customer, Seller will furnish Customer a confirmation giving Customer a corresponding AR tracking number, which Customer can use to access the database over the Internet. Access shall be through a URL designated by Seller. This access will provide Customer the ability to check AR status and to email the WTSC engineer(s) assigned to Customer’s AR(s).

4.10.4 Restrictions on Access

Only employees, authorized agents, and contractors of Customer may access the WTSC. All such personnel must be registered to have telephonic or Internet access into the WTSC or to the AR Database. The number of Customer personnel that may be registered depends on the level of service which Customer has elected, as shown in Schedule 3. Customer shall not request registration of any agent or contractor unless such agent or contractor is bound to use access to the WTSC or the AR Database and information learned by such access only in connection with work for Customer, and is otherwise not authorized to use or disclose such information. Customer has the responsibility to inform Seller upon termination of any registered personnel so that WTSC access privileges for said person may be revoked. Under no circumstances will Seller support, or Customer allow, individuals who are not employees, authorized agents, and contractors of Customer to access the WTSC or the AR Database.

4.11 On-Site Technical Assistance

TSS is typically provided from the WTSC or other Seller location that is remote from the site where Customer’s systems are located. At Seller’s discretion, Seller may dispatch personnel and or equipment to Customer’s site for diagnostic purposes. At Customer’s request, and as agreed to by Seller, Seller may provide on-site technical assistance in problem resolution beyond such remote support. On-site assistance is not included in any TSS Program, and will be billed to Customer at a minimum of eight (8) hours a day on a T&M basis, if requested by Customer and agreed to by Seller. Reasonable travel and living expenses incurred by Seller will also be billed to Customer for on-site service.

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4.12 Commencement of TSS Programs

4.12.1 General

TSS Program may be ordered only for an annual period effective on January 1 of the succeeding calendar year. The order may be for a first time purchase of a TSS Program or for an upgrade or reduction in program level. The TSS Program fee for that annual period will be determined by using the number of Pricing Units existing on December 31st of the preceding year. For example, if Customer places an order for Program 3 for calendar year 2001, based on per ECP pricing, the fee shall be determined by the number of ECPs existing in all of Customer’s systems on December 31, 2000. This general provision is subject to certain special rules set forth in the remainder of this Section 4.12 and in Section 4.4.

4.12.2 First System

If this Agreement provides for Seller’s supply of Customer’s first system(s), comprised of Seller’s equipment. Customer shall be entitled TSS Program 1 which will be provided by Seller at no charge to Customer until the end of the calendar year in which the first of such systems is deployed. This support starts on the day that installation and integration of the system is complete, when Seller performs the installation of the system. If Seller does not install all of the system, such free support will be provided only upon written request of Customer made within thirty (30) days of completion of installation of the system and after the system has been deemed eligible for such support, as provided in Section 4.4. If Customer desires to upgrade to Program 2 or Program 3 support Customer may do so, provided that Customer agrees in writing to purchase such desired level of TSS for all of its systems for the succeeding calendar year. Certain of the benefits of the selected level of free support provided hereunder are subject to allocation as provided in Schedule 4 to this Attachment.

4.12.3 Additional Systems

If Customer has existing systems covered by a TSS Program, any new Seller-manufactured or furnished system deployed by Customer, whether or not purchased from Seller under this Agreement, shall receive TSS Program coverage at the same level, at no additional charge, for the remainder of the calendar year in which the deployment occurs. This support starts on the day that installation and integration of the system is complete, when Seller performs the installation of the system. If Seller does not install all of the system, such free support will be provided only upon written request of Customer made within thirty (30) days of completion of installation of the

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system and after the system has been deemed eligible for such support, as provided in Section 4.4. Certain of the benefits of the effected level of free support provided hereunder are subject to allocation as provided in Schedule 4 to this Attachment.

4.12.4 Addition of Existing Systems

Notwithstanding Section 4.12.3 above, if Customer obtains from any third party additional existing systems then providing service to the public, by purchase, lease, merger or otherwise, such acquired systems shall not automatically be included in the group of Customer’s systems, if any, then covered by a TSS Program. However, upon request of Customer, and with Seller’s consent, which consent Seller shall not unreasonably withhold or delay, and subject to mutual agreement as to fees and other appropriate terms and conditions, such existing systems may be so included. This support starts only after the existing system has been deemed eligible for such support, as provided in Section 4.4. Certain of the benefits of the effected level of support provided hereunder are subject to allocation as provided in Schedule 4 to this Attachment.

4.13 Renewals

For so long as Seller continues to offer TSS Programs as described in this Attachment, Customer may renew, reduce or upgrade Customer’s existing TSS Program and/or the pricing option upon which it was obtained, commencing on January 1st of the next calendar year. Unless Customer notifies Seller in writing to the contrary no later than the November 15th prior to that January 1st, Customer’s existing selected TSS Program shall automatically be renewed on the same pricing option basis in effect in the current year.

4.14 TSS Charges and Invoicing

4.14.1 Standard Charges for TSS

TSS Programs are based on an annual fee payable in advance. Annual fees are based on the number of Pricing Units existing at the end of the preceding year, as described in Schedule 7. Customer shall have an option to select for each calendar year among pricing programs based on counts of Subscribers, Cells or ECPs, as further described in Schedule 7 to this Attachment. For example, the annual fee due for a TSS Program for the calendar year 2001, based on ECPs shall be determined by multiplying the number of all of the ECPs in all of Customer’s systems on December 31, 2000 by the appropriate per ECP charge.

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4.14.2 Determination of Pricing Units

Promptly following December 31st of each calendar year, if Customer has elected to obtain a TSS Program for the following year, Customer shall provide to Seller in writing a count of the applicable Pricing Units existing as of said date. Such count is subject to verification by Seller. Customer grants Seller the right to use any information learned by Seller in performing services under this Attachment in connection with any verification activities. The provisions hereof are subject to the provisions of Schedule 7 to this Attachment.

4.14.3 Invoicing

All such invoices rendered shall be due and payable within thirty (30) days of the date of invoice. Invoices shall be rendered as provided below:

•	Annual fees for TSS Programs are billable in January. For example, the fees for a TSS Program purchased for calendar year 2003 are billable in January, 2003, based on a Pricing Unit count as of December 31, 2002.

•	Time and material charges are separately billable and may be invoiced monthly by Seller.

4.14.4 Running Order

All requests for service under this Attachment, however delivered to Seller, shall be deemed orders issued pursuant to a running order and shall be deemed accepted by Customer upon commencement of performance of service.

4.15 Telecommunications Link

Customer shall give access directly to Customer’s system(s) and Software for which Customer desires support pursuant to this Attachment, via telecommunications link, to isolate errors in the Software, resolve problems and, where practicable, apply corrections or work-arounds. Customer shall furnish Seller, free of charge, local access to its systems, computers and other facilities for the time required by Seller to furnish the support to be provided hereunder. However, any data communications links or transport facilities expenses associated with long distance circuits between Customer’s site and Seller’s WTSC or other diagnostic center(s) shall be borne by Seller.

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4.16 Support for Relocated Software

Software to be supported by Seller under this Attachment, which is moved to another Designated Processor of Customer within the Territory, and Software which is moved together with its Designated Processor to another location of Customer’s within the Territory, shall continue to be covered, provided that Seller has received thirty (30) days prior written notice of such relocation and Customer agrees to pay additional charges if the move increases Seller’s costs or expenses of providing such support, and, if requested by Seller, the parties have renegotiated the performance objectives set out in Section 4.9 of this Attachment. Seller reserves the right to inspect (one time) the Software as installed at the new location to determine its eligibility for support as provided in Section 4.4. Seller further reserves the right to supervise the unloading (if any) of the Software from the processor and the reinstallation of the Software at the new installation location. If Seller chooses to perform the above stated inspection and/or supervisions, Seller shall be entitled to be compensated for such services on a T&M basis.

4.17 Time and Material Services

If Customer elects not to obtain a TSS Program or seeks services beyond that included within a TSS Program of the kind described in this Attachment, Seller will, subject to availability of personnel, accept and perform such services. Such services will be billable to Customer on a T&M basis.

5.0 TERMINATION OF TSS

Either party may terminate any effective TSS Program, and Seller may terminate any of the services provided in this Attachment and modify Technical System Support as provided herein, but no such termination and no substantial modification shall be effective as to TSS Programs except upon ninety (90) days prior written notice. No such notice by Seller shall be effective until the end of the calendar year in which such ninety (90) day notice is effective. In the event of any such termination by either Seller or Customer, no refund or forgiveness of any or all of the applicable fees previously paid or due for such calendar year shall be payable to Customer. Nothing herein shall be deemed to excuse Seller from any general support obligation set forth elsewhere in this Agreement.

6.0 ENHANCED TECHNICAL SERVICES

In addition to the services and support provided under the terms of this Attachment, Seller offers certain enhanced technical services, including, but not limited to, RF Optimization, RF Studies, Performance Services (including Network Performance Analysis), Subscriber Database Services, Cell Homing, Optional Feature Support, Software Upgrade Support, Integration Services,

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Performance Reporting Platform Support, and Implementation Services. With the exception of the Network Performance Analysis, which is available to Program 3 participants, these enhanced technical services are exclusive of Technical System Support as defined in this Attachment but may be available pursuant to separate charges and terms and conditions.

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Schedule 1

SEVERITY LEVELS

Seller categorizes Assistance Requests by Severity Level. These Severity Levels impact development priorities and may have other impacts on which and when Assistance Requests will be resolved.

Severity 1: A problem is considered a Severity 1 (Critical) when the application is inoperative and the service provider’s inability to use the licensed product or service has a critical effect on system operations. Severity 1 includes:

•	Total System Failures

•	Service Interruptions affecting greater than 50 percent of capacity

•	Total loss of AMA collection

•	Loss of 911 capability

•	Loss of communications to a stand-alone HLR

•	Total failure of the OMP

•	Loss of communication between the OMP and the ECP complex

Severity 2: A problem is considered a Severity 2 (Major) when the application is partially inoperative but still usable. The inoperative portion of the licensed product/service severely restricts operations but it has a less than critical impact than a severity one condition. Severity 2 includes:

•	Loss of system redundancy

•	Inability to perform system backups

•	Loss of diagnostic functionality

•	Significant degradation of system alarm or trouble reporting functions

•	Database corruption not resulting in loss of service

•	Inability to add required service

•	Recent change problems that significantly impact user capabilities

•	Functional failure of a specific wireless call type or wireless feature affecting greater than 20% of subscriber base

Severity 3: A problem is considered to be Severity 3 (Minor) when administration functions, routine maintenance, and diagnostics are affected but they do not significantly affect service to subscribers. Severity 3 problems are conditions under which the application is usable with limited functionality. Severity 3 includes:

•	Intermittent system faults due to circuit pack failure, power pack failure or blown fuses

•	Degradation of transmission

•	Invalid measurement data

•	Significant degradation of traffic measurement function

•	Reduction in traffic measurement function

•	Functional failure of a specific wireless call type or wireless feature affecting less than 20% of subscriber base

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Severity 4: A problem is considered Severity 4 when the application is usable and the condition does not affect customer operations. Severity 4 problems result in a minor failure which involves individual components of the system. Severity 4 includes:

•	Diagnostic or technical assistance requirements

•	Software update application

•	Equipment provisioning

•	Post turnover troubles on a frame not carrying service

•	General documentation problems/questions

•	General information questions

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Schedule 2

TSS OUTAGE AND IMPAIRMENT SUPPORT

Service Elements	TSS Program 1	TSS Program 2	TSS Program 3	T & M (No TSS Program)
Telephone Response Time	10 Minutes	10 Minutes	10 Minutes	Reasonable Efforts

Outage Recovery - Included Hours:	7x24x365	7x24x365	7x24x365	7x24x365

Outage Reports	Yes	Yes	Yes	Yes

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Schedule 3

TSS ASSISTANCE REQUEST SUPPORT

Service Elements	TSS Program 1	TSS Program 2	TSS Program 3	T & M* (No TSS Program)
Covered Functionality System Operation Base Software Optional Software Hardware Diagnosis Faulty Hardware Replacement	Yes Yes Yes Yes No	Yes Yes Yes Yes No	Yes Yes Yes Yes No	Yes Yes Yes Yes No
Types of Assistance offered: Problem Resolution Defect Reporting Operational Assistance Consultation Documentation Clarification Software Modifications & Work- arounds – Nondefect Related -	Yes Yes Yes Yes Yes Yes Yes	Yes Yes Yes Yes Yes Yes Yes	Yes Yes Yes Yes Yes Yes Yes	Yes Yes Yes Yes Yes Yes Yes
Non-Emergency Assistance
Number of Tickets Allowed	Unlimited	Unlimited	Unlimited	Unlimited

Phone Access to WTSC for ARs	Limited # of Registered Employees (12 per ECP)	Any Registered Employee	Any Registered Employee	Limited # of Registered Employees (12 per ECP)

Telephone Support Times Included Hours: (local time zone of the ECP)	Monday - Friday 8:00 AM - 5:00 PM	Monday - Saturday 8:00 AM - Midnight	7x24x365	No included hours. All access billed at rate for out of included period

Support Rate for calls out of included period	$400/hr (2 hr. min.)	$400/hr (1 hr. min.)	Not Applicable	$500/hr (4 hr. min.)
Internet Access for AR Status	Yes	Yes	Yes	Yes
CTA Facilitation
All individual ARs User Group ARs Customer Top Priority AR Metrics (I.e. overdue)	Monitor	Monitor Expedite Expedite	Monitor Expedite Expedite Manage	No CTA Service
CTA Reviews:
Frequency Method	Annual Conf. Call	Quarterly Conf. Call	Monthly Conf. Call	No CTA Service

*	Except for activities directly and necessarily required to diagnose and/or implement a warranty fix for which Lucent is responsible, Lucent reserves the right to bill a customer who has no applicable agreement for TSS services at Lucent’s then prevailing rates for all such services requested and performed.

NOTE: The hourly rates set forth above are subject to change at any time upon written notice to Customer.

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Schedule 4

TSS TECHNICAL CONSULTING AND KNOWLEDGE TRANSFER SUPPORT

Service Elements	TSS Program 1	TSS Program 2	TSS Program 3	T & M (No TSS)
Customer Advocacy	Yes	Yes	Yes	No CTA Service
Electronic Access to Support Information - Extranet	Yes	Yes	Yes	Yes*
CTA Consulting Services Hours per ECP per Year	50 Hrs, Add’l CTA normal working hours: $150 per hour	100 Hrs, Add’l CTA normal working hours: $150 per hour	Unlimited Special Customer Technical Inquiries, 250 Hrs of CTA Consulting Options, Add’l CTA normal working hours: $150 per hour	No CTA Service
Users Groups (AMUG / PMUG / Other User Groups)	2 per Customer free, additional $1,000 ea.	Unlimited Free Attendance	Unlimited Free Attendance	$2,000 ea.
Premium Services Included	None	None	1 Network Performance Analysis per ECP	None
Remote Event Coverage	In-hours**: $200 per hour (2 hour min)	In-hours**: $150 per hour (2 hour min)	1 event of up to 4 hours per quarter free per ECP.	In-hours**: $300 per hour (2 hour min)
	Out of-hours: $300 per hour (2 hour min)	Out of-hours: $300 per hour (2 hour min)	Additional events $150 /hr	Out of-hours: $450 per hour (2 hour min)

*	If Customer does not elect to receive a TSS Program, charges may apply.
**	“In-Hours” is 8:00am to 5:00pm, Monday through Friday, Customer local time of the system involved. “Out of hours” is all other times.

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NOTES:

1.	Prices set forth above are subject to change at any time upon written notice from Seller.

2.	Unused services in a calendar year will not be carried over to a subsequent year.

3.	When a TSS Program is provided for less than a full year, the following adjustments apply:

A.	Customer will be entitled to 1/12th of the annual CTA Consulting services hours for each full month during which Customer will be receiving TSS Program service. For example, if Customer will receive 6 full months at the Program 1 level, Customer will be entitled to 25 hours, which is 6/12th of the annual 50 hours.

B.	Customer shall be entitled to a Network Performance Analysis only if the period for which Customer is receiving service at a Program 3 level is a full calendar year.

C.	Customer shall be entitled to any free remote Event Coverage only if the period for which Customer is receiving service at a Program 3 level is a full calendar year.

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Schedule 5

CTA CONSULTING OPTIONS

Options for CTA Consulting include the following:

Special Customer Technical Inquiries:

Customer Technical Questions

•	Definition: As the primary customer interface, the CTA brings the customer’s technical questions and issues to other Lucent organizations to provide the required information for the customer or to advocate the customer’s request. Technical questions will be handled on a priority basis

Customized Technical Forums

•	Definition: They will maintain current technical information and distribute to the concerned individuals within the customer as required. As needed they will bring in subject matter experts from other organizations. CTAs will monitor fax flashes and service interruption reports for items impacting the customer.

Advocate in Development Forums

•	Definition: For key customer needs that impact FLEXENT/AUTOPLEX system design, the CTA will champion addressing them and act as a customer advocate at strategic development forums.

Customer Initiatives/Projects:

Customer Technical Initiatives:

•	Definition: The CTA will work with the customer project teams that are implementing major, multi-customer Lucent offers (Customer Technical Initiatives). The CTA will work with the customer to address technical issues associated with the initiatives and will interface to CTS/PM and development. The CTA will represent customer on appropriate teams internal to Lucent Technologies.

Customer Projects:

•	Definition: The CTA will support and participate in custom customer specific projects where appropriate at customer request.

Capacity Planning & SW Planning:

•	Definition: The CTA will assist the Customer in the following:

•	Understand control mechanisms and critical action/recovery paths for system components.

•	Understand capacity issues and how to measure and manage current capacity.

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•	Explanation related technical matter (i.e. critical triggers, smrg, TFC30 for the 5E and the SCME Guidelines).

Customer Education:

•	Definition : Facilitate training/tele-training

•	Based on their particular subject matter expertise, CTAs may be able provide specialized training to the customer.

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Schedule 6

TSS PROGRAM PERFORMANCE OBJECTIVES

	TSS Program 1 Target	TSS Program 2 Target	TSS Program 3 Target
Respond – In Minutes - In-Hours*
SL** 1	10 Minutes	10 Minutes	10 Minutes
SL 2	10 Minutes	10 Minutes	10 Minutes
SL 3	20 Minutes	10 Minutes	10 Minutes
SL 4	30 Minutes	10 Minutes	10 Minutes
Respond – In Minutes - Out of Hours*
SL 1	10 Minutes	10 Minutes	10 Minutes
SL 2	20 Minutes	10 Minutes	10 Minutes
SL 3	30 Minutes	20 Minutes	20 Minutes
SL 4	40 Minutes	30 Minutes	30 Minutes
Resolve – Non Design
SL 1	10 Days	7 Days	2 - Days
SL 2	60 Days	45 Days	30 - Days
SL 3	120 Days	90 Days	45 - Days
SL 4	240 Days	180 Days	60 - Days
Resolve – Design Change
SL 1	90 Days	60 Days	45 Days
SL 2	180 Days	120 Days	90 Days

*	“In-Hours” is 8:00am to 5:00pm, Monday through Friday, customer local time “Out-of-Hours” is all other times.
**	SL = Severity Level
***	The following are definitions of Respond and Resolve:

RESPOND: Means Seller has assigned a Subject Matter Expert who then contacts Customer regarding a particular AR. The objective is to make such contact within the stated time or less in 95% of the cases, determined annually.

RESOLVE: Means Seller has provided a solution to a problem identified by Customer. If resolving a problem requires a software design change, Lucent either makes the final correction generally available to Customer or notifies Customer that the product will not be repaired. It is Seller’s objective to complete the resolution within the stated time or less in 95% of the cases, determined annually. Resolution may follow “restoration” which is providing a fix or workaround to temporarily restore an outage or correct a problem.

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Schedule 7

TSS PROGRAMS

PRICING UNITS AND FEES

1.0 PRICING UNITS

Annual fees for TSS Programs are based on Pricing Units existing on a date certain. For purposes of determining such fees, there are three Pricing Units, defined as follows:

ECP: An “ECP” is a Seller-manufactured Executive Cellular Processor installed in any of Customer’s PCS or AMPS systems in the Covered Systems, whether or not such ECP was installed by or sold to Customer by Seller, and regardless of the technology supported by such ECP (e.g., analog, CDMA, and TDMA).

Cell: A “Cell” is a PCS or AMPS base station installed in any of Customer’s PCS or AMPS systems in the Covered Systems that has a unique identifier to a Customer Mobile Switching Center (MSC), such as a Cell ID (identification) number, whether or not such base station was manufactured, installed or sold by Seller. For example, two AMPS cells in one physical location (co-located) constitute two cells if they are uniquely identified to the MSC(s) serving them. Similarly, if AMPS or PCS cell is split for capacity or other reasons, the cell count will be increased based on the Cell IDs generated by the split. And, for example, if a PCS cell is added at a location where an existing AMPS cell exists and generates another Cell ID, the PCS cell constitutes a cell for purposes hereof. Notwithstanding the foregoing, a Seller-manufactured Microcell will be counted as a “cell” in determining fees for TSS Programs. The term “Cell” as used herein includes comparable equipment manufactured by a third party manufacturer.

Subscriber: A “Subscriber” is an activated user of Customer’s PCS or AMPS system(s) in the Covered Systems containing an ECP, without regard to whether Customer is obtaining any revenue from Subscriber or the Subscriber is in fact using the system.

2.0 COUNT OF PRICING UNITS

2.1 General

Except as provided in Section 2.2 below, the scope of Covered Systems and Pricing Units will be counted as of December 31st of the year preceding the year for which TSS will be provided.

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2.2 Special Rule for Subscriber Units

If this Agreement provides for Seller’s supply of Customer’s first system(s) subject to the provisions of this Attachment, if Customer elects to receive a TSS Program in the calendar year following the period in which Customer is entitled to free TSS Program service as provided in this Attachment, and if Customer elects to obtain such TSS Program upon fees determined by Subscribers, such fees shall be determined by Customer’s reasonable forecast, as of the December 31st preceding such calendar year, of the average number of Subscribers on Customer’s system(s) during such calendar year. Such average shall be determined by dividing by twelve (12) the sum of Customer’s forecasted Subscribers at the end of each of the calendar months for the calendar year for which the annual fee is being calculated. For example, if Customer’s forecasted Subscribers for the last day of each of the calendar months in a calendar year are 1000, 2000, 3000, 4000, 5000, 6000, 7000, 8000, 9000, 10,000, 11,000 and 12,000, the average number of Subscribers for that calendar year is 6500 (78,000/12). If Customer elects to receive a TSS Program with price determined on a per subscriber basis in the calendar year following the Customer’s first year’s paid subscription for TSS Program on a per subscriber basis, the subscriber calculation for this and subsequent years will be based upon the number of subscribers on the customer’s system as of December 31st of the calendar year prior to the subscription year for which the fee is being calculated.

3.0 TSS PROGRAM PRICES

3.1 Standard ECP Pricing

Seller’s standard fees to Customer for TSS Programs are based on a per ECP rates as follows:

See Attachment A for pricing.

Pricing is for up to 222 cells per ECP. Seller reserves the right to modify pricing beyond 222 cells per ECP.

3.2 Optional Cell and Subscriber Pricing

Customer may elect to receive a TSS Program based on fees payable either on a per Cell or per Subscriber basis, provided that Customer also elects to join the BRSS Program for the same systems for which the TSS Program is ordered. The rates set forth below are for combined BRSS and TSS Programs. Seller’s rates to Customer for combined BRSS and TSS payable on a per Cell basis are as follows:

See Attachment A for pricing.

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Seller’s rates to Customer for combined BRSS and TSS payable on a per Subscriber basis are as follows:

See Attachment A for pricing.

3.3 No Further Discounts

The rates set forth above in this Section 3 of this Schedule 7 include any applicable discounts and, notwithstanding any other general pricing provision in this Agreement or in Seller’s Price Guides or other pricing notifications, including any discount stated to be generally applicable to Software or technical support, such rates are not subject to any further discount.

3.4 Price Changes

The rates set forth above in this Section 3 of this Schedule 7 are subject to change at any time upon written notice to Customer, provided, however, that no increase in such rates shall be effected for fees due for a subsequent calendar year unless notice of such change shall have been given to Customer at least ninety (90) days prior to January 1st of such calendar year.

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Attachment F

RESPONSIBILITIES MATRIX FOR SYSTEM ENGINEERING,

IMPLEMENTATION, AND OPTIMIZATION SERVICES

For purposes of uniformity and brevity, references to the Agreement or to an Attachment shall refer to the Original Agreement to which this document applies. All definitions set forth in the Original Agreement shall apply hereto unless otherwise expressly defined herein. Except as may otherwise be provided in the Original Agreement, each of the Services identified as Seller’s responsibilities in this Attachment are offered on a separate billable basis.

1. Responsibilities Matrix Overview

This document provides high-level descriptions of required services (including but not limited to engineering services, operations and maintenance services, and implementation services), and outlines the respective responsibilities concerning the supply, installation, commissioning, and acceptance testing of the products and services supplied under this Agreement. The parties respective responsibilities under any item shall be discharged in accordance with the particulars as may be further defined elsewhere in this Agreement.

All work shall be performed according to mutually agreed standards and practices where applicable. Installation and commissioning of the products and services shall be performed in accordance with the Seller’s installation and commissioning instructions.

1.1 Seller Responsibilities - General

This section is provided for the convenience of the parties and shall not be understood to create any new obligations upon Seller. Seller shall perform, as set forth below, services for Customer PCS CDMA System.

Seller’s responsibilities, when requested, shall include, but shall not be limited to:

•	Conducting of analyses to determine the required materials, effort and services necessary for installation and optimization of the network.

•	Installation of certain products, including radio and fixed network equipment (e.g., BTS radio equipment, associated hardware, 5ESS/Access Manager and base station equipment, and associated hardware, and power plant).

•	Development of system Acceptance and inspection procedures, provision of test equipment, and performance of such tests.

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1.2 Customer Responsibilities – General

This section is provided for the convenience of the parties and shall not be understood to create any new obligations upon Customer. Customer’s responsibilities shall include, but shall not be limited to:

•	Supplying Seller with all capacity requirements;

•	Site search and evaluation;

•	Site acquisition and spectrum clearing.

The responsibilities in this Attachment are grouped into two categories: Base Transceiver Stations (BTS) and Switching Systems. Both of these categories are further divided into Services and Materials.

2. Base Transceiver Station (BTS) Responsibilities

The following sections outline the responsibilities for services and materials for the BTS products. Radio Network Design is separated into two series of activities: Preliminary Radio Network Design and Implementation Radio Network Design.

2.1 BTS Services

2.1.1 Radio Network Design

	Customer	Seller
1. Define coverage and capacity requirements.	X
2. Provide coverage and capacity data to Seller.	X

2.1.2 Implementation Radio Network Design

	Customer	Seller
1. Prepare forecast and location of demand for service.	X
2. Define coverage and capacity requirements.	X
3. Develop phase coverage objectives.	X
4. Develop coverage plan to meet phase coverage objectives (Only if Lucent performs RF Engineering Design Services).		X

5.      Prepare a detailed data sheet for each base station. Information in the data sheet shall include, but is not limited to:

a)    Antenna description and configuration

b)    Effective radiated power

c)    Antenna radiation center above ground level

X

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d)      Sector/omni antenna, simplex/duplex, 60 /120 sector and orientations

e)      Maximum transmission line loss acceptable

f)      Vertical beam width (optional)

g)      Down tilt angle (if used), mechanical/electrical

h)      All relevant BTS parameters

i)       Site name, site code and numbers

j)       Location of base station

k)      Scheduled in-service date.

6.      Revise predicted coverage and performance as to reflect actual sites and design. Provide documentation (Only if Lucent performs RF Engineering Design Services. If this is not the case, this shall be a customer responsibility).

X
7. Review data sheet against equipment capabilities	X
8. Notify Seller of discrepancies, verify accuracy of calculations associated with Seller-provided equipment.	X
9. Clear microwave spectrum for Customer’s use.	X
10. Notify appropriate regulatory agency of frequency use, obtain coordination approval.	X
11. Notify appropriate regulatory agency of adjacent channel use, obtain coordination approval.	X
12. File appropriate notices with FCC.	X
13. File appropriate notices with FAA for antenna structure lighting and marking.	X
14. Design and conduct coverage tests (not part of acceptance testing)	X
15. Provide interference guidelines.		X
16. Compare the coverage of the design, as built, with requirements. (only if Lucent performs RF Optimization Services).	X	X1
2.1.3 Site Search
	Customer	Seller
1. Release search ring maps.	X
2. Survey area for possible sites and prepare site data files.	X
3. Evaluate and rank proposed sites.	X
4. Drive test candidate sites.	X

[1]	Where both Customer and Seller are indicated in the matrix, both parties shall cooperate to achieve a successful solution.

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5. Evaluate drive test results.	X
6. Approve or reject selected site.	X
7. Identify and evaluate site access and security.	X
8. Provide Seller with appropriate escort or written permission to proceed without escort as needed at Customer’s sites.	X
9. Negotiate lease with site owners.	X
10. Approve and conclude lease contract.	X
2.1.4 Site Preparation
	Customer	Seller
1. Provide specific technical requirements for base station design to Customer based on Radio Network Design.		X
2. Prepare Civil Engineering Design for site construction and provide copy of layout drawings to Seller.	X
3. Use layout drawings to prepare Bill of Material.	X
4. Order material per approved Bill of Material	X
5. Obtain all necessary permits from authorities including, but not limited to zoning approvals and building permits.	X
6. Submit all required environmental impact statements.	X
7. Complete site data file.	X
8. Evaluate and select construction contractors.	X
9. Schedule construction work (including building improvements, AC power, leased lines).	X
10. Supervise site construction.	X
11. Furnish estimated Site Ready for Installation (SRI) inspection date.	X
12. Supply site ready for installation.	X
13. Conduct inspection of completed construction.	X
14. Participate in SRI inspection at site.	X
2.1.5 BTS Equipment Shelters and Antenna Mounting
	Customer	Seller
1. Provide design recommendations for equipment shelters.	X
2. Plan and design outdoor equipment shelters.	X
3. Produce civil works drawings.	X
4. Plan and design non-standard support masts.	X
5. Provide mechanical details (antennas and cable mounting) for structural review and permitting.	X
6. Produce non-standard support masts drawings and provide to Customer.	X
7. Perform structural analysis of building.	X

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8. Provide floor space (if indoor site) or pad/plinth (if outdoor site).	X
9. Provide adequate HVAC (if indoor site).	X
10. Provide adequate AC power supply.	X
11. Provide proper electrical grounding at each site[2].	X
12. Review locations for special requirements, e.g. fireproof cables in elevator shafts.	X
13. Deliver BTS equipment to site.	X	X
14. Receive and inventory equipment at site.**	X	X1

15. Install outdoor equipment shelters.	X
16. Specify and design custom brackets and other hardware needed for the antenna and transmission lines.	X
17. Install custom brackets and other hardware for the antenna and transmission lines	X
18. Specify and install standard masts with any necessary structural reinforcement.	X
19. Install non-standard masts and any structural reinforcements, where necessary.	X
20. Coordinate government inspections.	X
21. Clean up site, remove temporary works and staging , clean all duct work and ventilation.**		X

**	The charge for this Service is included in Seller’s normal charges for installation and/or engineering Services performed under the Agreement and will not be billed separately, when the Service is performed in conjunction with an engineer, furnish and install order.

2.1.6 BTS Site Equipment

(NOTE: X = Seller performs installation; Y = Customer performs installation)

Seller shall be responsible for the factory testing, packing, delivery of equipment, installation, testing and commissioning of the BTS equipment and antenna systems.

Implementation and Optimization Services at each Site shall commence (provided that Customer has received all the necessary permits, including, but not limited to, zoning approval, building permits and regulatory approvals, has made the necessary modifications to prepare the Site, and has made the Site available to Seller as described in this Attachment).

[2]	Grounding is to be completed in accordance with standard grounding practices, as documented in the Minicell Installation Manual 401-703-300, or in accordance with other Seller approved alternatives.

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	Customer	Seller
1. Issue purchase order to Seller.	X Y
2. Review and accept purchase order as provided in Agreement.		X Y
3. Provide BTS site equipment Site Preparation Guidelines to Customer, including Ancillary Equipment.**		X Y
4. Provide site equipment documentation, including all documentation for Ancillary Equipment.**		X Y
5. Procure tools and test equipment for acceptance testing.**	Y	X
6. Provide any Seller proprietary connectors or software that is needed for Acceptance Testing.		X Y
7. Unpack BTS equipment at site.**	Y	X
8. Obtain special installation permits (e.g. crane, street blocking).	X Y
9. Obtain any special manpower (e.g. flag-man to direct traffic around crane).	X Y	X
10. Supply skilled manpower, equipment and tools for installation.**	Y	X
11. Install radio equipment.**	Y	X
12. Install and test batteries.**	Y	X
13. Connect equipment to grounding systems.**	Y	X
14. Connect external alarms to BTS.**	Y	X
15. Terminate Antenna feeders onto BTS equipment.**	Y	X
16. Provide connection from BTS to Telco connection point.	Y	X
17. Perform (as a minimum) Voltage Standing Wave Ratio (VSWR) and/or Time Domain Reflectometer (TDR) test for all coaxial lines and antennas separately and together as specified.	X Y
18. Label each line with identifiers and weather-proof both ends.	X Y
19. Weather-proof all outdoor connections with material suggested by manufacturer.**	Y	X
20. Load frequency and other parameters into equipment.**	Y	X
21. Supply replacement spare parts during installation - following acceptance and within Warranty Period per Agreement.	Y	X

**	The charge for this Service is included in Seller’s normal charges for installation and/or engineering Services performed under the Agreement and will not be billed separately, when the Service is performed in conjunction with an engineer, furnish and install order.

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2.2 Materials - BTS

2.2.1 BTS Equipment Shelters and Antenna Mounting

(Note: a = Seller performs installation; b = Customer performs installation)

(Note: C = CUSTOMER responsibility; S = SELLER responsibility)

	Supply	Install	Test
1. Tower / shelter foundation	C	C	C
2. Tower or building mounting steelworks	C	C	C
3. Lightning protection[2]	C	C	C
4. External feeder routes	C	C	C
5. Grounding system[2]	C	C	C
6. Hazard lighting and other associated items onto tower	C	C	C
7. Fences around shelters	C	C	C
8. Paint for antennas and outdoor equipment	C	C	C
9. Main AC power	C	C	C
10. Main AC power distribution panel	C	C	C
11. Equipment room/shelter lighting	C	C	C
12. Wall sockets for general use	C	C	C
13. Air Conditioning	C	C	C
14. Temperature alarm system**	C	S	C/S
15. Fire/smoke alarm system**	C	Sa Cb	C/S
16. Cable entry ducts (feed through)	C	C	C
17. Intruder alarm system**	C	C	C/S
18. Fire extinguisher	C	C	C
19. Suitable floor coating (anti-static)	C	C	C
20. Document shelves and other furniture	C	C	C
21. Site inspection exception reports	C	C	C/S

**	Seller will punch down any alarms supplied by Seller and help test alarm to switch.

2.2.2 BTS Site Equipment

(Note: a = Seller performs installation; b = Customer performs installation)

	Supply	Install	Test
1. Batteries with rack (Lucent provided)	S	S	S
2. BTS equipment	S	S	S
3. DDF	S	S	S
4. Alarm Distribution Panel for external alarms	C	C	C
5. Antenna, coaxial cables, and all associated hardware.	C	C	C
6. Duct feed-through boots for waterproofing	C	C	C
7. External alarm cabling from alarm panel to BTS (Lucent supplies one cable only)	S	Sa Cb	Sa Cb

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8. Alarm cabling from detectors to alarm panel	C	C	C
9. Alarm cabling from DDF to Network Element (NE)	Sa Cb	Sa Cb	Sa Cb
10. Cable from BTS to grounding system[3] (Install only)	C	Sa Cb	Sa Cb
11. Grounding kits and clamps[4] (Install only)	C	Sa Cb	Sa Cb
12. Rectifier system	S	Sa Cb	Sa Cb
13. DC distribution and (fuse cabinet*)**	S	Sa Cb	Sa Cb
14. Power cabling to BTS (from “bays” to cabinet only)	S	Sa Cb	Sa Cb
15. Battery cabling and termination hardware	S	Sa Cb	Sa Cb

*	Fuse cabinet supplied by Customer if in a building.
**	The charge for this Service is included in Seller’s normal charges for installation and/or engineering Services performed under the Agreement and will not be billed separately, when the Service is performed in conjunction with an engineer, furnish and install order.

3. Switching Responsibilities

The following sections outline the responsibilities for services and materials for the Switching Systems.

3.1 Services - Switching Systems

This section is separated into two sets of activities: Switching Network Element Design and Implementation Switching Network Element Design.

The Switching Network Element Design shall include the Customer’s switching requirements and the Seller’s initial network design.

The Implementation Switching Network Element Design shall include all subsequent, warranted Customer modifications to the Seller’s Switching Network Element Design.

[3]	See footnote #2.
[4]	See footnote #2.

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3.1.1 Switching Network Element Design (PCSC/BSC/BTS/OMC/NMC)5

	Customer	Seller
1. Define switching requirements.	X
2. Provide switching requirement data to Seller.	X
3. Prepare detailed, warranted infrastructure requirement lists and provide to Customer.**		X
4. Provide Customer with reports and information.**		X

**	The charge for this Service is included in Seller’s normal charges for installation and/or engineering Services performed under the Agreement and will not be billed separately, when the Service is performed in conjunction with an engineer, furnish and install order.

3.1.2 Implementation Switching Network Element Design (PCSC/BTS/OMC/NMC)

(Note: X = Seller performs installation; Y = Customer performs installation)

	Customer	Seller
1. Provide input from RF design.	X Y	X1 Y
2. Provide equipment specifications, e.g., interfaces, capacity, etc.**		X Y
3. Provide infrastructure specifications (leased lines).**	Y	X
4. Approve infrastructure specifications (leased lines).	X Y
5. Provide Telco interconnect specifications.**		X Y
6. Approve Telco interconnect specifications.	X Y
7. Provide fixed network design specification, e.g., GOS, MTBF, etc..		X Y
8. Conduct economic study of PCSC/BTS/OMC configuration.	X	Y
9. Design and size PCSC/BTS/OMC configuration and provide copy to Customer.**		X Y
10. Review and approve PCSC/ BTS/OMC design, including equipment and interface compatibility.	X Y
11. Revise network design if required.**		X Y

[5]	PCSC: Personal Communications Switching Center

BTS: Base Transceiver Station

OMC: Operations Maintenance Center

NMC: Network Maintenance Center

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12. Produce Civil works drawings for OMC and NMC	X Y
13. Provide equipment and software for OMC.**		X Y
14. Install OMC equipment and software.**		X Y
15. Test OMC installation.**	Y	X
16. Approve OMC installation.	X Y
17. Provide equipment and software for NMC.**	Y	X
18. Install NMC equipment and software.**	Y	X
19. Test NMC installation.**	Y	X
20. Approve NMC installation.	X Y

**	The charge for this Service is included in Seller’s normal charges for installation and/or engineering Services performed under the Agreement and will not be billed separately, when the Service is performed in conjunction with an engineer, furnish and install order.

3.1.3	Site Search

	Customer	Seller
1. Search for and identify possible sites.	X
2. Pre-survey selected locations.	X

3.      Hold technical review at sites with Fixed Network Engineer, Site Acquisition and Preparation specialists and Seller representative to identify all technical requirements from all parties to determine feasibility of site.

	X	X
4. Examine site for suitability, noting ease of access to equipment.**		X
5. Make site selection or perform site search again.	X
6. Identify and evaluate site access and security.	X
7. Negotiate terms and conditions of lease with site owners.	X
8. Finalize lease contract.	X

**	The charge for this Service is included in Seller’s normal charges for installation and/or engineering Services performed under the Agreement and will not be billed separately, when the Service is performed in conjunction with an engineer, furnish and install order.

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3.1.4 Site Preparation

In the event Customer elects to contract with Lucent to provide engineering and construction of the facility which will house the Switch and Access Manager, the following matrix will be restructured:

	Customer	Seller
1. Define technical system requirements for floor space, floor loading, heat load.**		X
2. Determine overhead or floor cabling.	X
3. Determine raised floor or not.	X
4. Select air-conditioning-system to be used.	X
5. Obtain requirements for equipment rooms, power, standard connectors, levels, impedance’s etc. and provide copy to Seller.	X
6. Design and furnish equipment room or space for Telco line connections and provide layout drawings to Seller.	X
7. Provide layout design for equipment installation.**		X
8. Produce Civil works drawings.	X
9. Review and approve typical layout plan for supplier equipment.	X
10. Complete detailed installation designs for each PCSC/BSC/OMC.**		X
11. Obtain all necessary permissions from authorities.	X
12. Prepare Request for Proposal documents for construction bids.	X
13. Evaluate and select construction contractors.	X
14. Supervise site construction.	X
15. Provide fire protection system with alarms.	X
16. Install security alarms.	X
17. Install external alarms.	X
18. Provide alarm panel.	X
19. Determine emergency power back-up requirements based on size, market requirements, and reserve capacity.	X
20. Provide backup power system	X
21. Provide any particular design requirements for power plant to Customer.**		X
22. Perform all civil works preparation for power plant.	X
23. Provide leased lines to Telco termination point (Telco to provide).	X
24. Provide main power.	X
25. Approve completed site construction.	X
26. Inspect buildings for readiness and approve completed sites.	X

**	The charge for this Service is included in Seller’s normal charges for installation and/or engineering Services performed under the Agreement and will not be billed separately, when the Service is performed in conjunction with an engineer, furnish and install order.

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

3.1.5 Switching Hardware and Software

Seller shall be responsible for the factory testing, packing, delivery, unpacking, installation, testing and commissioning of PCSC and OMC hardware and software. Customer shall be responsible for acceptance testing Customer wishes to perform.

Prior to delivery of any equipment, Customer must first issue a Purchase Order. Seller must then review and accept the Purchase Order as provided in the Agreement.

	Customer	Seller
1. Specify PCSC/BSC equipment per site based on approved fixed network design, including trunk and slot assignments.**		X
2. Prepare plan for testing of network element integration and provide to Customer for review.**		X
3. Review test plan, agree to changes and approve test plans.	X
4. Perform integration tests.**		X
5. Record results of tests for review.**		X
6. Review test results.	X
7. Connect fire, security, and external alarms to alarm panel.	X
8. Connect alarm panel to NE.	X
9. Provide schedule with building-ready dates.	X
10. Provide for temporary storage of incidental equipment.	X
11. Provide for warehouse storage.	X
12. Provide Customer with schedule of equipment delivery dates.**		X
13. Establish start of work and completion dates.	X
14. Review, change or approve installation schedule and plans.	X
15. Deliver, inventory and unpack all PCSC/BSC equipment to sites.**		X

16.    Provide Site Preparation Guidelines for the PCSC equipment. Guidelines shall include, but shall not be limited to: Telco and T1 Link requirements; DC, AC, and emergency power requirements; Floor space requirements; HVAC requirements; Grounding and lightning protection specifications; Alarm interface requirements.**

X

17.    Provide Site Preparation Guidelines for the BSC equipment (subject to Customer’s ‘s approval). Guidelines shall include but shall not be limited to: BTS-BSC link requirements; DC, AC, and emergency power requirements; Floor space requirements; HVAC requirements; Antenna and combiner requirements; Tower requirements; Grounding and lightening protection specifications; Alarm interface requirements.**

X
18. Install all PCSC/BSC equipment.**		X
19. Provide Site Preparation Guidelines for the OMC equipment.**		X
20. Install all OMC hardware and software.**		X
21. Arrange for hauling and hoisting (including special permits for parking, street closures, etc.).	X	X

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

22. Furnish installation tools, test equipment and supplies.**		X
23. Load test batteries.**		X
24. Maintain clean room during installation.	X	X
25. Clean floor area & blow out air conditioning system.	X
26. Maintain security during installation	X	X
27. Provide access and leased line test point to Telco (monitor test points to Telco).	X
28. Provide test procedures for routing of all access and leased lines to Customer for review.**		X
29. Review test procedures (change or approve).	X
30. Perform access and leased line tests and record results.	X
31. Request repair as necessary.	X
32. Escalate repair request as necessary to get results.	X
33. Perform tests and record results.**		X
34. Participate in testing.	X	X
35. Review test results.	X	X
36. Accept or reject test results.	X
37. Define non-Seller supplied administrative system requirements, i.e., billing system, Network Management System.	X
38. Provide written status reports during installation.**		X
39. Provide Material List to Customer for the site.**		X

40.    Provide manuals, drawings, and non-proprietary documentation for all equipment to the satisfaction of Customer. Includes manual, drawings, and non-proprietary for Third Party equipment used in all network elements supplied by Seller.

X
41. Accept documentation as provided or request changes, additions.	X
42. Prepare Punch list.	X	X
43. Correct deficiencies in Punch list.**		X
44. Accept equipment.	X
45. Turn up equipment for service.	X	X
46. Monitor performance.	X
47. Perform corrective action as necessary.	X
48. Develop and install non-Seller administrative system interfaces and software to meet Customer requirements.	X
49. Provide interface documentation with regard to Seller-provided equipment.**		X
50. Develop test plan for interface testing of administrative systems.	X
51. Review and comment on interface testing of administrative systems.	X	X
52. Perform interface tests according to test plan (not part of Acceptance Tests).	X
53. Supply replacement spare parts during installation-following acceptance and within Warranty Period per Agreement.**		X

**	The charge for this Service is included in Seller’s normal charges for installation and/or engineering Services performed under the Agreement and will not be billed separately, when the Service is performed in conjunction with an engineer, furnish and install order.

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

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3.1.6 Leased Lines

	Customer	Seller
1. Identify traffic capacity of network elements.**		X
2. Identify end points for lease lines.	X
3. Identify diverse routing requirements.	X
4. Provide dimensioning rules and interface requirements.	X
5. Develop schedule of required in-service date for each circuit.	X
6. Enter lease line orders to Telco and conduct follow-up.	X
7. Notify Seller if schedules change due to Telco delay.	X
8. Provide access and oversee Telco installation of leased lines.	X
9. Perform short-term (approximately15 minutes) bit error rate and other line testing. (Lucent recommendation would be that these test should be taken for 8 hours or above at minimum)	X
10. Review test results and determine problem resolution.	X	X

**	The charge for this Service is included in Seller’s normal charges for installation and/or engineering Services performed under the Agreement and will not be billed separately, when the Service is performed in conjunction with an engineer, furnish and install order.

3.2 Materials – Switching

(Note: a = Seller performs installation; b = Customer performs installation)

3.2.1 Switching Site Equipment (PCSC/HLR/BSC/OMC/NMC)

	Supply	Install	Test
1. PCSC/HLR/BSC hardware and software	S	S	S
2. OMC and NMC hardware and software	S	S	S
3. Standby generator and no break & transfer switch	C	C	C
4. Main power, including power plant	C	C	C
5. Lighting	C	C	C
6. Wall sockets for general use	C	C	C
7. Grounding system	C	C	C
8. AC Distribution	C	C	C

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

9. Cable trays and supporting steelworks or raised floor	C	C	C
10. Alarm distribution panel for external alarms	C	C	C
11. Cabling between NEs and PCSC	S	S	S
12. Cabling between PCSC and Telco termination point	S	S	S
13. Workstation and printer cabling to network elements	S	S	S
14. Rectifiers, batteries, cabling	Sa Cb	Sa Cb	Sa Cb
15. Modem cabling from PDE racks	S	S	S
16. Modem	S	S	S
17. External alarm cabling from PCSC to alarm panel	S	S	C
18. Alarm cabling from PDE racks	S	C	C
19. Ground cabling[6]	Ca Sb	Sa Cb	Sa Cb
20. Rectifier system	Sa Cb	Sa Cb	Sa Cb
21. DC distribution and fuse cabinet	Sa Cb	Sa Cb	Sa Cb
22. Power cabling to the switching equipment	S	S	S
23. Batteries with rack	Sa Cb	Sa Cb	Sa Cb
24. Battery cabling and termination	Sa Cb	Sa Cb	Sa Cb
25. UPS system for the Switches and peripheral devices	C	C	C
26. Battery load testing	Ca Sb	Ca Sb	Ca SB

[6]	Equipment supplied by Customer must conform to Lucent PCSC Grounding Practices, as documented in ED-5D022-11.

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Attachment G

THIS ATTACHMENT IS INTENTIONALLY DELETED

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Attachment H

THIS ATTACHMENT IS INTENTIONALLY DELETED

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Attachment I

WIRELESS INTERVAL GUIDE

	TIME IN WEEKS
LUCENT PRODUCT	QUOTE PREPARATION	CUSTOMER PO	LUCENT ENGINEERING	LUCENT MANUFACTURING	NORMAL SHIP	INSTALL (INCLUDING INTEGRATION)	TOTAL INTERVAL WEEKS
5ESS ( New MSC )	2	2	4.0	4.2	1	12	25.2
ECP ( New MSC )	2	2	4.0	4.4	1	4	17.4
Flexent APCC (New MSC)	2	2	3.0	3.2	1	2	13.2
Flexent OMP-FX (New MSC)	2	2	2.2	1.2	1	2	10.4
Flexent Mobility Manager	2	2	2.0	2	1	2	11
SM2K	2	2	3.0	4.2	1	4	16.2
SM2K Growth	2	2	3.0	4.2	1	4	16.2
ECP Growth	2	2	3.0	4.4	1	2	14.4
Power Plant - MSC (New )	2	2	3.8	5.6	1	7	21.4
*Power Plant-MSC (Growth)	2	2	3.8	5.6	1	7	21.4
Batteries - MSC ( Addition )	2	2	3.0	16	1	2	26
Flexent Distributed BTS	2	2	1.0	2	1	2.8	10.8
Flexent Modcell 2.0 Primary Frame	2	2	1.0	2.4	1	2.8	11.2
Flexent Modcell 2.0 Growth	2	2	1.0	2.4	1	2.8	11.2
Flexent Modcell 3.0 Primary Frame	2	2	1.0	2.4	1	2.8	11.2
Flexent Modcell 3.0 Growth	2	2	1.0	2.4	1	2.8	11.2
*Power Plant - Cell (Growth)	2	2	3.4	5.6	1	4	18
Batteries - Cell ( Addition )	2	2	3.0	8	1	1	17

Notes:

*	- Installation Interval will vary according to amount of “Transitional Effort”

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

[GRAPHIC APPEARS HERE]

Lucent reserves the right to modify, amend or change its standard intervals at any time, provided Lucent is doing so in the course of its normal business for all customers. For Products not identified in this Attachment, Lucent shall provide Customer with standard intervals for such Products upon Customer’s request. Lucent shall provide updated standard intervals from time to time in the event of any significant modifications, amendments or changes thereto.

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Attachment J

THIS ATTACHMENT IS INTENTIONALLY DELETED

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Attachment K

CDBS SUBSTITUTION OFFER

Lucent hereby offers the following:

•	With respect to *** CDBS sites, Lucent will provide upon the request of Customer a ***. In addition, for these *** sites only, Lucent will provide ***. Therefore, the net effective price for such mod-cell is ***. Such mod-cells come equipped with 128 channel elements and a single carrier. This price does not include installation or engineering.

•	With respect to *** CDBS sites for which Customer has expressed interest in migrating to a mod-cell (*** total minus *** referenced above), Lucent will provide upon the request of Customer a mod-cell for ***. Such mod-cells come equipped with 128 channel elements and a single carrier. This price does not include installation or engineering.

•	For all *** sites in the above offer, carrier upgrade kits will be priced at ***. This price does not include channel elements.

•	In addition, Lucent will offer a *** price for installation of ***. This installation price is for the installation of the mod-cell in this offer only, and does not include any potential incremental costs associated with removal of, redeployment of, or co-location with, the current CDBS.

This offer and all prices described in this Attachment K are conditional upon Lucent being the exclusive supplier to Customer in current markets and any additional markets acquired by Customer during the term of this Agreement, subject to Sections 1.4, 1.7 and 1.19.

Note: Mod-cells included in this offer are configured in accordance with the models shown in Attachment A and are subject to the terms and conditions of ***.

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

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Attachment L

FIXED ENGINEERING AND INSTALLATION PRICING AND

BUNDLED BRSS/TSS AND OPTIONAL FEATURES PRICING

Suggested E&I - Per Unit Pricing*

Product	Engineering		Installation
Base 5E w/ 1SM	*	**	*	**
ECP	*	**	*	**
OMP	*	**	*	**
FMS	*	**	*	**
APCC w/8 AP Pairs or Less	*	**	*	**
SM w/ Dbl PSU	*	**	*	**
Dbl PSU Add - Existing LTP Cab	*	**	*	**
Dbl PSU Add - New LTP Cab	*	**	*	**
CDN3 (Growth Node Only)	*	**	*	**
CDN3 (Growth Node w/ Growth Frm/Shelf)	*	**	*	**
AP Pair	*	**	*	**
AP Pair w/ AP Frame	*	**	*	**
EINE (Growth Node Only)	*	**	*	**
EINE (Growth Node w/Growth Frm/Shelf)	*	**	*	**
STS-1	*	**	*	**
STS-1 w/ New Data Group	*	**	*	**
PH22	*	**	*	**	Inst-for less than 3 PH/Eng. Up to 10
PHV5	*	**	*	**	Inst-for less than 3 PH/Eng up to 5

Assumptions:

Assumes normal installation activities during maintenance window.

Does not include professional services, expedited orders, overtime charges or continuous night work

Engineering:

Site Survey is not included

Additional *** required for each MSC Site Survey (T&L not included)

Premium time is not included

Regular Engineering Interval is assumed *** minimum order

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Installation:

See detailed Installation SOW for all assumptions and responsibilities

Contractual:

All Terms and Conditions included in current contract will apply

WTSS Offer:

WTSS offers the attached special concession to Metro PCS.

Please see attached WTSS offer.

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Lucent Worldwide Services

Statement of Work (SOW)

MetroPCS Switching Proposal

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OR LUCENT TECHNOLOGIES INC.

INTRODUCTION

Disclaimer

All services and pricing associated with this proposal are subject to change based on Customer’s requirements and specifications. Firm Price quotes will be submitted following Customer’s documented, specific requirements for services. This proposal does not include any expressed or implied commitments on the part of Lucent to agree to additional work activities not included in this proposal. Any additional services or assistance requested by Customer must be contracted for separately and billed at current prevailing rates, at the time of occurrence. All prices are in $U.S., unless stated otherwise. During the term of this agreement and for a period of one (1) year from the termination of said agreement or Statement of Work, the parties agree not to employ, in the same capacity, make an offer of employment in the same capacity, or enter into a consulting relationship for the same services with any employee or consultant of the other party who is directly involved with the delivery of services under this agreement, except upon the prior written consent of the affected party.

Executive Summary

Lucent Worldwide Services (LWS) provides a full lifecycle of services and solutions to help you plan, design, implement, and operate your network in today’s rapidly changing and complex environment. From the vast portfolio of available services, the following subset of services has been identified as being directly tied to the initial deployment of a product model. Additional services may be required depending on the customer’s specific needs.

Overview Project Scope

This Statement of Work (SOW) has been designed to include all services that may apply to the deployment of the following product/model.

Equipment Summary:

Options:

1.	Base 5ESS w/1SM (CM3/1 SM config not specified) (see notes 1 and 2)
2.	ECP (qty CDN3s and EINEs not specified)
3.	OMP
4.	FMS
5.	APCC w/8 AP Pairs of Less
6.	SM w/ Dbl PSU (SM configuration not specified) (see note 2)
7.	CDN3
8.	AP Pair
9.	EINE
10.	STS-1

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

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11.	PH22
12.	PHV5

Note 1: Assumption does not apply to Base 5ESS w/1SM model where noted

Note 2: Assumption does not apply to Base 5ESS w/1SM model and SM w/Dbl PSU where noted

Note 3: Each option is priced separately with minimum installation order of ***.

INSTALLATION SERVICES

Basic Equipment Installation

Lucent Technologies Basic Equipment Installation service provides the resources, experience, and tools necessary to install main/footprint products into Customer’s network. We assemble, cable and wire, and test hardware components, helping to ensure the equipment is functioning as engineered and specified and in accordance with Customer requirements.

NOTE: Lucent will perform Site Supplemental Installation work, at an additional charge, if requested by Customer or required by site conditions (note 1). Site Supplemental Installation is unique to Customer’s specific site location, configuration or working requirements and, therefore, is quoted separately.

Overview

Lucent Technologies Basic Equipment Installation Service will place networking equipment into Customer’s network – performing all assembly, wiring and testing tasks according to the manufacturer’s prescribed procedures associated with the product materials furnished on the order (except Customer spares, which are Furnish Only). Actual work operations for any given installation job are dependent on the specific equipment being installed and the location and configuration of the Customer’s site.

Customer Responsibilities

•	The Customer or contracted agent will complete all site preparation tasks before equipment installation begins. Any additional work effort or charges, including site revisit charges resulting from the site not being ready, will be billed to the Customer.

•	Site will have appropriate HVAC (heating, ventilation, air conditioning), AC power, lighting and required fire protection/environmental hazard protections, as required by law.

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•	Access (e.g., permissions, keys, access codes) to building and facilities (e.g., equipment, storage areas, elevators, loading dock, switch, power rooms) is provided, as required. Site must be a secured or guarded facility.

•	Access is provided for delivery trucks to site, including unloading space and a building opening of adequate size to accept equipment. An elevator of sufficient size, if needed, is available to carry the equipment to the appropriate location.

•	Permits/licenses and variances, if required, are obtained. If Lucent is required to obtain permits for the job, Customer will be responsible for any charges and will reimburse Lucent upon an invoicing of said charges. (note 1)

•	Sufficient floor space required for storage and staging area is available.

•	Sufficient floor and work space to install new equipment is available.

•	If appropriate, sufficient DC power is available to power the new equipment.

•	Equipment grounding system is in place.

•	All required demarcation assignments and/or floor plans are provided.

•	All required bay frames, cabinets, and other support material are assumed to be in place (note 2)

•	All required cable rack, fiber duct, ground fields, lighting beyond the 5ESS footprint and all common systems are assumed to be in place.

•	All required AC power is working and available within the installation area.

•	All required connecting appliances (e.g., MDF terminal blocks, DSX jack and panel, LGX panel, timing sources) are assumed to be in place, and connection assignments are provided (note 1)

•	Alarms (environmental) are in place.

•	Equipment translations are available prior to start of the job.

•	Customer-provided equipment is installed or at the site for Lucent installation, at an additional charge. Customer is to provide Lucent with all required installation documentation.

•	Equipment floor load-bearing capacity is adequate and verified.

Note: The items above are the expected requirements of Customer in order to begin installation of the equipment. Deviations from these requirements may be negotiated between Lucent and Customer upon request and may result in additional charges. Any deviation found, that was not negotiated at least seven (7) days prior to the start of the installation, may result in a delay that is not caused by Lucent.

Customer Deliverables

•	Sign-off on MOP.

•	Sign-off on Job Completion Notice.

•	Customer acceptance testing

•	Customer is responsible for the removal of scrap material and providing the vendor who will pick up and haul material/equipment that has been slated to be “junked.” Customer will provide Lucent with a contact person to call when the material has been removed from service and is ready for pick-up.

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Lucent Responsibilities

Method of Procedure (MOP)

•	Prepare MOP document.

•	Obtain appropriate Customer signatures.

Material Receipt

•	Arrange for material delivery at Customer’s site location, and provide reasonable inspection for shipping damage.

•	Unpack and inventory materials.

Hardware Assembly, and Cabling and Wiring

•	Assemble, cable and wire all equipment ordered and identified in specification.

Standalone Equipment Testing

•	Perform power-up verification tests.

•	Resolve all troubles encountered with Lucent-provided equipment.

•	Refer to Customer any troubles encountered with Customer-provided equipment.

•	All tests shall be “All Tests Passed” (ATP). (Testing specifically excludes unequipped slots and spares, which is available from Lucent for an additional charge.)

•	Maintain test logs and trouble reports.

Turnover

•	Remove from Customer site all tools and scrap generated from installation effort.

•	Provide Customer with all job documentation (e.g., job drawings, specifications), test records, equipment spares, and excess material (e.g., cables, fuses).

•	Issue Job Completion Notice to Customer.

Lucent Deliverables

Lucent will provide the following:

•	MOP

•	Equipment installed, tested and ready for Customer acceptance

•	Job documentation per Customer’s requirements

•	Installation test records

•	Any Customer spares ordered with the equipment (and applicable spares will be tested at Customer’s premises upon mutual agreement)

•	Excess Customer-ordered/owned material (e.g., cables, fuses)

•	Job Completion Notice

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Notes/Assumptions

Unless otherwise stated in this SOW, all services pricing provided is based on the following site assumptions:

•	Lucent’s pricing, as listed herein, is subject to change if the “scope of work” triggers a Federal, State and or City Prevailing Wage Law. Customer further agrees that if a Prevailing Wage Law is applicable, an adjustment to the pricing shall be made. Incorporation of the pricing adjustments into the Agreement/ Scope of Work and or Firm Price Quote shall be managed through the Lucent Change Order process.

•	All work performed during normal hours – 6 AM to 6 PM, local time, Monday to Friday. All service affecting work to be performed during standard maintenance window 12:00 AM to 6 AM.

•	Standard, agreed-upon installation intervals.

•	Price includes testing in accordance with manufacturer’s published specifications and installation procedures and is to assure functionality of the standalone equipment unit. End-to-end, integration, interoperability, network or other types of testing are not included as part of standard installation.

•	Unless otherwise noted, only normal delivery services are included in this price. Normal delivery is defined as:

•	Not more than 30 days in a local warehouse.

•	Trucking, up to approximately 50 miles from the warehouse to a job site and, if required, a freight elevator of sufficient capacity to accommodate the equipment to be delivered.

•	Building openings of adequate size to accept equipment assemblies.

•	Unless otherwise specified, work above false ceilings and below raised floors is not included in this price. (note 1)

•	The following items are not included in this price. Any such charges will be billed as additional item(s) to the Customer. Before this expense is incurred, Customer authority must be obtained via a Supplemental Authorized Work Order (SAWO) or Purchase Order.

•	Site acquisitions

•	Site building construction and modifications

•	AC/DC power to site

•	Heating, ventilation and air conditioning

•	Emergency power/generators, grounding

•	Permits/licenses

•	Spares

•	Training

•	Jumper procurement

•	Rental equipment (including, but not limited to, bucket trucks, cranes, or 4-wheel drive vehicles)

•	Services performed by a subcontractor (including, but not limited to, a licensed electrician, if required by local jurisdiction)

•	Local charges (including, but not limited to, street closings and permits)

•	Abnormal travel and living expenses

•	Excessive overtime and night work charges (note 2 for night work charges only)

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OR LUCENT TECHNOLOGIES INC.

•	Local purchases necessary for the completion of this job, permission for which the Customer shall not unreasonably withhold

•	Excessive delivery services (e.g., hauling and hoisting) other than normal delivery services defined above

•	Any services or direct charges that exceed the scope of work of this quote

Disclaimer/Exclusions

Lucent may perform Site Supplemental Installation work, at an additional charge, if required by site conditions or the configuration, or requested by Customer. Site Supplemental Installation consists of any additional work requested by Customer or dictated by the specific site and/or Customer requirements. The following items are typical, but not limiting, examples of supplementary installation work:

•	Installation of earthquake bracing and supports, if site is within a defined seismic zone.

•	Installation of and removal of building and equipment protection, including materials, if required by Customer.

•	Additional cabling effort for multi-floor cabling or transmission cable runs over 100 feet or power cables over 50 ft. (note 1)

•	Opening and closing of cable holes in Customer’s building, including “fire-stopping.” (note 1)

•	Additional effort to install equipment or run cables due to raised floors and/or dropped ceilings. (note 1)

•	Effort to run, clean and connect fiber jumpers from the LGX to the Outside Plant.

•	Additional work required to meet Customer-imposed requirements.

•	Installation of equipment provided by Customer.

•	Overtime charges to meet Customer schedules, including compressed intervals, in instances less than standard intervals per Attachment I.

•	Additional charges when installation work is performed at a remote location involving excessive travel costs. These charges must have prior approval by Customer via Supplemental Authorization Work Order (SAWO) or a Purchase Order.

•	Direct expenses for services, rentals, and local purchases (including, but not limited to, services performed by a subcontractor, construction permits and inspection fees, and locally purchased materials that become an integral part of the equipment turned over to the Customer). These charges must have prior approval by Customer via Supplemental Authorization Work Order (SAWO) or a Purchase Order.

•	Excessive hauling and hoisting expenses for equipment items, including crane rental and the disposal of packing materials (note 1). These charges must have prior approval by Customer via Supplemental Authorization Work Order (SAWO) or a Purchase Order.

•	Temporary storage (greater than 30 days) charges for equipment and materials stored in a local warehouse or other storage facility.

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

•	Connection of existing ILEC DSX and fiber cabling to customer-provided DSX and LGX panels.

•	Connection of all existing power, Ethernet, console, LAN, DSX, fiber, and alarm cabling to the equipment shelf.

•	Connection of all existing ILEC DSX cabling to the customer-provided DSX panels.

•	Providing anchor, ground, and top support of the Network Seismic bay for the equipment in the assigned location.

•	Installation of all Network Seismic Bays, cable rack, ancillary support, grounding, and lighting material for the Central Office, in accordance with the customer approved floor plan.

Change Process

All Engineering, Installation, and material change requests outside the Scope Of Work defined in this document are subject to additional charges and will be processed through a mutually agreed Change Order Process. The overall Change Order Process will be managed by Lucent.

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Notes Per MSC Bundled Software Offer:

A.	***

B.	***

C.	***

D.	***

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Table 2

MSC Bundled Software Schedule

	Jul. ‘02		Sep ‘02		Dec. ‘02		Jan. ‘03		Apr. ‘03		Aug. ‘03		Nov. ‘03		Jan. ‘04		Feb. ‘04		Mar. ‘04		Apr. ‘04
Florida	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**
Georgia	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**
Sacramento	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**
San Francisco	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**
Total ECPs	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**
TOTAL $	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**
Milestone															*	**	*	**	*	**	*	**

	May ‘04		Jun. ‘04		Jul. ‘04		Aug. ‘04		Sep. ‘04		Oct. ‘04		Nov. ‘04		Dec. 04
Florida	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**
Georgia	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**
Sacramento	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**
San Francisco	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**
Total ECPs	*	**	*	**	*	**	*	**	*	*	*	**	*	**	*	**
TOTAL $	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**
Milestone											***				*	**

X –	***

(z) -	***

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Attachment M

DUAL PSU OFFER

For all Seller provided Switch Modules (SMs) purchased by Customer or in service in Customer markets on or before ***, Lucent will provide Dual-PSUs for ***. Included in this offer are ***. These additional ***. All other hardware components and E&I are not included.

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Attachment N

FLEXENT MOBILITY MANAGER GROWTH OFFER

Lucent will provide Customer with the following offer related to the growth of a Flexent Mobility Manager (“FMM”) to support SP and VCA migration and associated hardware:

Based on the Customer Purchase Order for such upgrade, Lucent will *** for required hardware per 5ESS complex. Costs of Lucent Professional Services associated with this upgrade will be borne by Customer. ***.

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Addendum 1

CO-MARKETING AGREEMENT

Lucent Co-Marketing Program

Co-Operative Marketing

This Addendum Number One (1) to the General Purchase Agreement, (Agreement No.: LNM01NMDK02002) between MetroPCS Wireless, Inc. (“Customer”) and Lucent Technologies Inc. (“Lucent”) is made effective as of February 1, 2002.

1. Term: This Addendum shall begin on the Effective Date and shall continue until the GPA expires, is terminated, or unless modified or terminated earlier in accordance with this Addendum.

2. Scope: This Addendum provides for application of Lucent’s Co-Marketing Program (“Program”) to assist customers of Lucent in the promotion of their services in conjunction with Lucent and Lucent’s products in accordance with the terms of this Addendum and the Program Documentation. (“Program Documentation” is defined as the “Co-Marketing Program Guidelines,” “Co-Marketing Program Brand & Logo Usage Guidelines,” and other documentation regarding the Program as that documentation may exist now or in the future.)

3. Program Credits: Lucent co-operative marketing credits (“Co-op Credits”) are calculated and achieved based on Customer’s total paid invoices of qualified products and software pursuant to this Addendum. Qualified products and software applicable to the Program include those specifically listed in the then current General Purchase Agreement.

The basis for calculating Co-op Credits will be a percent as applied to paid invoices of purchases of qualified Lucent products. Co-op Credits are available for use by the Customer upon being credited to the Customer’s Program records and shall expire if not used within the period defined in the Program Documentation. Co-op Credits may be utilized, as explained below, only after Customer’s completion of qualified Program activities, which must be submitted to and approved by Lucent as detailed in the Program Documentation.

The Co-op Credits are accrued over time, based on the cumulative purchases of Lucent products under this contract. Lucent will apply 1.5% Co-op Accrual percentage for all paid invoices on or after Effective Date.

4. Credit Utilization: Customer will receive credit memos (“Credit Memos”) usable only in connection with the Customer’s future purchase of Lucent products after Customer has submitted the appropriate documentation to Lucent and Lucent has verified each qualified Program activity as detailed within the Program Documentation. Credit Memos may not be deducted from Customer’s current invoices; nor may they be used to bring a delinquent account current. Lucent shall make the Credit Memos available to:

Mr. Dennis Spickler

Chief Financial Officer

MetroPCS Wireless, Inc.

8144 Walnut Hill Lane, Suite 800

Dallas, TX 75231

Phone: 214-265-2564

In no event shall Customer have any right or entitlement to the payment of any monies with respect to the Co-op Credits or Credit Memos. All Co-op Credits and Credit Memos are contingent on and subject to Customer’s compliance with all of the terms and conditions set forth herein and in the Program Documentation. If use of Co-op credits meets the aforementioned terms and conditions in full, Lucent will credit up to 100% of the Customer proposed program. No Co-op Credits will arise and no Credit Memos may be used if a Customer Event of Default has occurred and is continuing or if Customer’s GPA with Lucent expires or is terminated. Lucent also reserves the right, at its discretion and until mutually agreeable resolution, to freeze Co-op Credits based on the aggregate balance of past due Lucent invoices previously issued to Customer.

5. Notices: All notices under this Addendum shall be in writing and shall be given by confirmed facsimile, by nationally recognized overnight courier or by certified or registered mail, addressed to the addresses set forth immediately below or to such other address as either party may designate by notice pursuant hereto. Such notices shall be deemed to have been given when received.

To Lucent:	To MetroPCS Wireless, Inc.:

Anne Burch Co-Marketing Program Office Lucent Technologies Inc 67 Whippany Road, 2E-310A Whippany, NJ 07981 Telephone: 973-386-6681 Facsimile: [ ]	Diane McKenna Director of Advertising MetroPCS Wireless, Inc. 8144 Walnut Hill Lane, Suite 800 Dallas, TX 75231 Telephone: 214-265-2595 Facsimile: 214-265-2569

6. Termination: Lucent shall have the right in its sole discretion to modify or cancel the Program or modify or amend the Program Documentation upon thirty (30) days prior written notice without further obligation to Customer, except with respect to Credit Memos already issued by Lucent. Lucent may terminate this Addendum in accordance with the termination provisions contained in the Agreement.

7. Entire Agreement: The terms and conditions contained in this Addendum and the Program Documentation supersede all other oral or written communications, agreements and understandings between the parties with respect to the subject matter hereof, including all generic information on the CoAMS website, and constitute the entire agreement between the parties with respect to such subject matter. Information posted on the CoAMS website other than postings of Program Documentation does not constitute terms and conditions of this Program.

IN WITNESS WHEREOF, the Parties have caused this Addendum to be executed by their duly authorized representatives on the date(s) indicated.

METROPCS WIRELESS, INC.	LUCENT TECHNOLOGIES INC.

By: /s/ J. Braxton Carter	By: /s/ Mark Gardner
Name: J. Braxton Carter	Name: Mark Gardner
Title: VP of Corporate Operations	Title: Director of Sales
Date: 10/1/02	Date: 10/1/02

Agreement No. LNM01NMDK02002

Addendum No. 2 to General Agreement for Purchase of Personal Communications

Services Systems Between MetroPCS Wireless, Inc. and Lucent Technologies Inc.

Messaging Products and Services

This Addendum No. 2 (the “Addendum”) to the General Purchase Agreement Number LNM01NMDK02002 dated October 1, 2002 (the “GPA”) between Lucent Technologies Inc. (“Lucent”) and MetroPCS Wireless, Inc. (“Customer”) is made effective on October 1, 2002 and will continue in effect through December 31, 2004. In case of any conflict between the provisions of the GPA and of this Addendum, the provisions of this Addendum shall take precedence.

1. Scope. This Addendum together with the following Attachments contain the prices and additional terms and conditions for Lucent’s messaging Products and Licensed Materials (collectively, “Messaging Products”) and related Services:

Attachment 1	Prices
Attachment 2	Implementation Services
Attachment 3	Messaging Services Agreement (“MSA”)
Attachment 4	Microsoft End User License Agreement

2. Definitions. Capitalized terms used in this Addendum shall have the meanings ascribed to them in the GPA and in this Addendum.

a. “Capacity On Demand (COD) Products” means Products and/or Software with COD. “Software with COD” is Software that determines the capacity of Lucent’s Messaging Product to, among other things, store messages, create mailboxes and add functionality to mailboxes. Software with COD may be enabled at the time of manufacture or remotely after installation, in incremental units of capacity.

b. “Installation Date” means the date a System is connected to Customer’s access lines and Customer’s power source. For Products other than a System, “Installation Date” means the date the Product is installed in an existing System.

c. “System” means collectively any Product (or component thereof) and Software composing a messaging system, such as the AnyPath® System.

d. “Update” means any improvement, addition, or revision to the Software that does not contain substantially new functionality as determined by Lucent in its sole discretion. Updates are non-feature enhancing and typically improve performance or safety.

e. “Upgrade” means any improvement, addition or revision to Software that contains substantially new or enhanced functionality.

3. Warranty Period. The Warranty Period for Products is ***, and the Warranty Period for Software is ***. For COD Software, the Warranty Period begins on the day of enablement. The Warranty Period for any Product or Software (or part thereof) repaired or replaced under the warranty provisions of the GPA is the unexpired portion of the original Warranty Period or ***, whichever is longer. The Warranty Period for Services is *** from the date Lucent completes the particular Services. During the Warranty Period, at no additional charge Lucent will provide remote support Services as described in Section 4.

Lucent makes no warranty with respect to defective conditions or non-conformities resulting from a software application not provided by or not developed by Lucent (“Non-Lucent Supplied Application”), including, but not limited to, any application developed using any Lucent service creation environment product. In addition, Lucent shall have no liability whatsoever for any failure, harm or loss caused by, or related to, any Non-Lucent Supplied Application.

1

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Agreement No. LNM01NMDK02002

Customer may order certain COD Software features, such as password reset, conference mailbox, skip password, magistrate mailbox and monitor mailbox, which when enabled could be improperly used in violation of privacy laws. By ordering such features, Customer assumes all responsibility for assuring the proper and lawful use of such features and all liability for any improper or unlawful use of such features.

4. Technical Support Center; Response Time; Customer’s Responsibility

During the Warranty Period, Lucent will provide the Services described below.

a. Technical Support Services Center. Lucent will provide Customer with access to Lucent’s technical support services center (“TSS”), staffed by Lucent-certified technicians, for 24-hour problem reporting. The TSS will provide analysis for System malfunctions, including actions to verify a problem and the conditions under which the problem exists or recurs. The nature and operation of the TSS is left to the sole discretion of Lucent and may be changed by Lucent at any time. Lucent will provide reasonable notice to Customer of any planned change in operation of the TSS which may affect Customer.

b. Response Process. Customer agrees to have personnel trained and duly certified in a Lucent or Lucent-approved installation and maintenance training course. Lucent and Customer shall agree in writing the number of individuals who shall be trained; at a minimum, however, Customer shall have at least one Lucent-certified Customer technician available per System site.

When difficulties arise, Customer’s local certified field personnel will attempt to isolate the problem. As soon as Customer’s personnel determine that support is needed, Customer will contact Lucent’s TSS to request support Services. Such escalation (by phone) will be deemed Customer’s request for remote support Services. Each problem will be assigned a severity level based on the definitions set forth in Schedule 2 to Attachment 3.

If the problem is not resolved or a workaround agreed upon within the time specified in the chart below, Lucent will escalate the problem to Lucent’s product technical support group (“PTS”) who will assist with telephone support.

Severity	Escalation Period
1	***
2	***
3	***
4	***

Should it be necessary at any time to dispatch a Lucent-certified engineer, or at Customer’s request, Lucent will use reasonable efforts to have this person at the Customer’s premises within *** for United States locations and within *** for certain locations outside the United States after the determination of necessity or at the Customer’s request. Personnel will be dispatched with the concurrence of Customer, as indicated by Customer’s completion of an authorization form or an Order. If a Lucent-certified engineer is dispatched, Customer will be invoiced for time and materials at Lucent’s then-current rates.

c. Customer Responsibility. Customer agrees to work with the TSS by phone so that Lucent service and support personnel can diagnose problems and determine the best method of repair. Customer is responsible for performing designated service actions of which Customer is given written notice from time to time by Lucent. Customer will also provide problem analysis routines, such as error logs and diagnostic data, to Lucent either through the TSS connection, by phone or, if appropriate, in writing, if reasonably requested by Lucent’s service and support personnel as back-up for any problem with a Messaging Product of which Customer notifies Lucent.

If Customer determines that a Messaging Product does not operate properly, Customer will: (a) notify Lucent’s TSS of such malfunction; (b) supply Lucent with documentation and reasonable assistance necessary to demonstrate and diagnose each problem with the Messaging Product; and (c) promptly implement or assist in implementing each patch, bypass, update or other workaround solution provided by Lucent.

2

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Agreement No. LNM01NMDK02002

Customer will ensure that Customer personnel authorized to report problems have been trained in the functions of System installation and maintenance. Customer will maintain appropriate spares kits as described in the then-current Specifications for each System configuration or in Lucent’s price list for Messaging Products.

5. Software Updates and Upgrades. Lucent will periodically make available Updates at no additional charge during the Warranty Period and for Systems covered under the MSA. Customer will promptly install Updates once they are available. Customer may also request installation by Lucent at Customer’s expense. Updates are defined exclusively by Lucent.

From time to time Lucent may introduce Upgrades, which will be made available to Customer at Lucent’s then-current price or as otherwise mutually agreed in writing.

6. Post-warranty Maintenance. After the applicable Warranty Period, Customer may order maintenance Services, including remote support Services, for Messaging Products under the Messaging Services Agreement (“MSA”) in accordance with Attachment 3.

7. Prices and Fees. Prices for Messaging Products and certain Services are listed in Attachment 1. Unless expressly stated otherwise, discounts referenced or incorporated herein apply to Messaging Products ordered under this Addendum only and are not applicable to Services. MSA prices and fees will be provided to Customer as a firm price quote or as agreed to in writing by the parties.

8. Furnish-Only Acceptance. When Customer’s Order for Messaging Products does not require installation, such Messaging Products shall be deemed accepted by Customer upon shipment of the Messaging Products by Lucent.

9. Orders. Orders for Products or Services must reference the GPA and this Addendum by contract number to qualify for any discounts incorporated herein. In addition to the information required for Orders in the GPA, each Order will include:

a. Applicable product configuration, including but not limited to, System type, System serial number (if known), number of ports, drive type, hardware/system, any other equipment required, Software options, authorized capacity (as applicable, e.g., storage hours, number of ports, number of mailboxes, number of fax-enabled), literature;

b. Choice of implementation package (if applicable) and fees; and

c. Desired Installation Dates.

In addition, all Orders for COD Products will be placed with Lucent and paid for in the same manner as Orders for other Products under this Addendum. Shipment, delivery, and installation of remotely enabled COD Software will be deemed to have occurred on the date on which such COD Software was remotely enabled by or on behalf of Lucent. Lucent will provide Customer with written notification that the COD Software has been remotely enabled within two business days following activation. Orders for COD Software may not be canceled on or after the date of enablement.

All Orders should be directed to the Lucent processing center indicated by Lucent’s sales representative.

10. Implementation Services, Training and Documentation. At Customer’s request, Lucent will provide any or all of installation, and implementation Services for the AnyPath System. A general description of such Services is included in Attachment 2, “Implementation Services”. The specific Services to be performed for Customer and associated fees will be described in one or more written statements of work based upon the scope of Services required by Customer. Each statement of work will be signed by representatives of both parties and will be deemed to incorporate this Addendum.

3

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Agreement No. LNM01NMDK02002

Additional Services, training and documentation are available to Customer at Lucent’s standard prices in effect at the time such Services are performed or such documentation is purchased, or as separately quoted. All documentation provided hereunder shall be in a format and of a quality commonly accepted in the industry with respect to content, size, legibility and reproducibility.

Customer’s transportation and other expenses to and from training facilities are Customer’s responsibility.

11. Site Requirements. Lucent will furnish specifications for power, physical and environmental requirements for the equipment room where Messaging Products will be installed. Customer is responsible for ensuring that these specifications are met. In addition, Customer is responsible for complying with all building and electrical codes applicable to the equipment room.

12. Availability of Products, Maintenance Service and Parts. For a period of *** after shipment of each Messaging Product, Lucent will make available maintenance Services, in accordance with this Addendum, and equivalent spare parts for that Product.

If production capacity for a Messaging Product is constrained as a result of Lucent’s inability to secure material or transportation facilities or the inadequate yield of Messaging Products despite all commercially reasonable efforts, Lucent may allocate in a fair and reasonable manner, taking into account its contractual commitments, its available production output among Customer and its other customers, including at its option those not yet under contract.

13. Additional Software License Terms. In addition to the applicable Software license provisions of the GPA, the following additional terms and conditions apply to the Messaging Products:

a. COD Software. Each incremental unit of capacity for COD Software will be considered a separate Messaging Product that is licensed in object code form to Customer pursuant to the terms of the applicable Software license provisions of the GPA. Only that COD Software that has been properly ordered from Lucent, paid for by Customer, and whose enablement has been authorized and directed by Lucent, will be licensed to Customer.

b. Only Lucent May Enable Software Features. Only Lucent is entitled to authorize the enablement of any COD Software. Customer shall not enable or attempt to enable any COD Software or features or capabilities inherent in the COD Software, and Customer shall not permit or assist any third party to do so.

c. Conditions for Enablement of Software Feature Products. As a condition of Lucent’s enablement of COD Software features and capabilities, Customer shall make available remote System-level access to Customer’s Systems at a time mutually agreeable to both Customer and Lucent.

d. Capacity-Based Licenses. Customer shall not use or permit the use of the Software in a manner that exceeds the authorized capacity.

e. Lucent Audit Rights. Lucent or its authorized agent may, at Lucent’s discretion, electronically inspect and audit the configuration of Customer’s COD Systems for compliance with the terms of the Software license at the following times: (i) at the time of enablement of any separately licensed Software feature or capability, such as incremental capacity for Lucent’s COD Products; and (ii) once each calendar year upon three business days’ notice to Customer from Lucent. Customer shall cooperate with Lucent or its authorized agent in conducting such audits and will make available remote System-level access by Lucent for such purpose.

f. Software License Transfer. Customer may transfer its rights to use the Software concurrent with the sale of the Product on which the Software was originally installed provided Customer: (i) obtains the advance written consent of Lucent, which consent shall not be unreasonably withheld; (ii) pays, if applicable, all transfer fees to Lucent; and (iii) delivers to Lucent a written undertaking by the transferee, in a form acceptable to Lucent, specifying that the transferee accepts the rights and obligations of Customer’s Software license for that Product.

4

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Agreement No. LNM01NMDK02002

g. Third Party Software. Customer agrees to be bound by the terms and conditions of the third-party license attached as Attachment 5 to this Addendum. If the scope of the license and restrictions on use stated in the GPA and this Addendum differ from the terms of any license agreement packaged with Software developed by any other third party, the terms and conditions of the packaged license agreement shall take precedence with respect to the Software with which it is packaged.

h. Remedies. If Customer breaches any of the Software license provisions applicable to Messaging Products, Lucent may exercise immediately any remedy set forth in the GPA, as well as any remedy that may exist at law or in equity.

14. Internet Access. Customer acknowledges that the use of and connection to the Internet is inherently insecure and that connection to the Internet provides opportunity for unauthorized access by a third party to Customer’s computer systems, networks and any and all information stored therein. Customer acknowledges and agrees that Lucent makes no express or implied warranty or condition that its Products are immune from or prevent fraudulent intrusion, unauthorized use or disclosure or loss of proprietary information. If Customer chooses to connect the Messaging Products to the Internet, Customer does so at its own risk and is strongly advised to take steps to minimize unauthorized access though any Internet connection. LUCENT SHALL NOT HAVE ANY LIABILITY WHATSOEVER FOR ANY FAILURE, HARM OR LOSS CAUSED BY, OR RELATED TO: (I) ANY UNAUTHORIZED ACCESS THROUGH AN INTERNET CONNECTION, REGARDLESS OF WHETHER A FIREWALL OR OTHER INTERNET SECURITY FEATURE IS INCLUDED WITH THE MESSAGING PRODUCT; OR (II) CUSTOMER’S USE OF THE INTERNET INCLUDING WITHOUT LIMITATION ACCESSING AND DOWNLOADING ANY MATERIALS AVAILABLE ON THE INTERNET FOR USE ON OR IN CONNECTION WITH THE MESSAGING PRODUCT. IN ADDITION, LUCENT SHALL NOT BE RESPONSIBLE FOR ANY DEGRADATION IN SYSTEM OR PRODUCT PERFORMANCE CAUSED DIRECTLY OR INDIRECTLY BY AN INTERNET CONNECTION. Customer agrees to comply with all applicable laws, rules and regulations, including any Internet regulations or policies and applicable export laws, in its use of the Messaging Products or any part thereof.

15. Entire Agreement. Attachments 1, 2,3, 4, and 5 are attached to this Addendum and incorporated by this reference. This Addendum together with the non-conflicting provisions of the GPA constitute the entire agreement between the parties, and supersede all previous and contemporaneous understandings both written and oral, regarding the purchase and license of Lucent’s Messaging Products and related Services.

Acknowledged and agreed by authorized representatives of Lucent and Customer as of the Effective Date set forth above.

Lucent Technologies Inc.	MetroPCS Wireless, Inc.

By: /s/ Mark Gardner	By: /s/ Malcolm Lorang

Name: Mark Gardner	Name: Malcolm Lorang

Title: Regional Sales Director	Title: VP and CTO

5

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Agreement No. LNM01NMDK02002

Attachment 1 to Addendum No. 2 to General Agreement for Purchase of Personal

Communications Services Systems between

MetroPCS Wireless, Inc. and Lucent Technologies Inc.

Prices

•	Lucent will provide Customer with an Initial AnyPathTM System at *** per Plain Old Voice Mailbox (POVM) for the San Francisco market.

This initial system will configured as follows:

•	AnyPath R3 3.0.3 Mainstream software

•	4 UCS system with 3 cabinets

•	RTU licenses for mailbox locater and SS7 Integration

•	Multiplexer kit

•	V.35 Interface boards

•	American English, American Spanish, and Mandarin languages

•	510 Incoming Ports

•	204,000 POVM mailboxes (based on ***)

•	30,600 Megabytes of Storage (based on ***)

Note: This initial system pricing does not include engineering or installation services, or implementation, post-warranty support, maintenance, or spares (pricing provided separately).

•	Lucent will provide Customer with the following growth pricing per AnyPath complex for the San Francisco market:

•	Additional mailbox licenses through *** at *** per POVM mailbox

•	Additional mailbox licenses from *** through *** at *** per POVM mailbox

•	Additional mailbox licenses from *** at *** per POVM mailbox

•	Customer must purchase additional mailbox licenses in increments of *** mailboxes, which includes *** mailboxes, *** ports and *** megabytes of storage, as well as, any UCS hardware and base software necessary to support the additional mailbox capacity.

In addition, for similar system configurations purchased by Customer during the term of this Addendum, Lucent shall provide pricing, per POVM, that is no less favorable than the pricing, per POVM, offered under this Attachment.

•	Lucent will provide Customer with a *** discount off of the then current list price on AnyPath Software and Hardware purchases other than growth pricing specified above.

6

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Agreement No. LNM01NMDK02002

AnyPath® Messaging System R3
Quote Qty	Item Description	Orderable Item Comcode	Type	List price (each)		Extended List Price
	AnyPath R3 2.0 Upgrades (to 3.0)
	AnyPath R3 3.0 Main System Software Upgrade	408693364	S	*	**	*	**
	American English - R3 3.0 upgrade	300430725	S	*	**	*	**
	American Spanish - R3 3.0 upgrade	408674786	S	*	**	*	**
	SW Upgrade Implementation R3 2.0 to 3.0 - First 2 UCS’s	300423647	V	*	**	*	**
	SW Upgrade Implementation R3 2.0 to 3.0 - Each additional UCS	300423654	V	*	**	*	**
	AnyPath R3 3.0 Hardware
	2 Cabinet Kit supporting 2 UCS	408681724	H	*	**	*	**
	2 Cabinet Kit supporting 4 UCS	408681732	H	*	**	*	**
	3 Cabinet Kit supporting 4 UCS	408681740	H	*	**	*	**
	3 Cabinet Kit supporting 6 UCS	408681757	H	*	**	*	**
	4 Cabinet Kit supporting 8 UCS	408681765	H	*	**	*	**
	4 Cabinet Kit supporting 8 UCS, POVM High Density	408681773	H	*	**	*	**
	5 Cabinet Kit supporting 10 UCS	408681781	H	*	**	*	**
	HW Kit, 24 ports, T1, incoming	408681682	H	*	**	*	**
	HW Kit POVM Port Density, 24 ports, T1, incoming	408681690	H	*	**	*	**
	Additional T1 Incoming Port License	300431533	H	*	**	*	**
	HW Kit, 1 port, T1, outgoing	300431558	H	*	**	*	**
	HW Kit, 30 ports, E1 Twisted Pair, incoming	408681708	H	*	**	*	**
	HW Kit, 30 ports, E1 COAX, incoming	408681716	H	*	**	*	**
	Additional E1 Incoming Port License	300431541	H	*	**	*	**
	HW Kit, 1 port, E1, outgoing	300431566	H	*	**	*	**
	PCI V.35 Interface Board	408654101	H	*	**	*	**
	PCI Serial Asynchronous Board	408674687	H	*	**	*	**
	Adapter Cable for V.35 Modem	408640589	H	*	**	*	**
	Multiplexer Kit, T1/V.35	408665065	H	*	**	*	**
	Multiplexer Kit, E1/V.35	408654119	H	*	**	*	**
	Balun, 75 Ohm COAX, 120 Ohm Twisted Pair	408654127	H	*	**	*	**
	LAN - HUB external - single	408640555	H	*	**	*	**
	LAN - HUB external - second	408640563	H	*	**	*	**
	ASR Server	408674646	H	*	**	*	**
	ASR Server with Nuance SW Engine	408682219	H	*	**	*	**
	SSP Server	408358240	H	*	**	*	**
	AnyPath R3 3.0 Software & Mailbox Options
	RTU, SS7 Integration license	300352150	S	*	**	*	**
	RTU, SMDI Integration license	300412558	S	*	**	*	**
	ASR Nuance Software CD	408674679	S	*	**	*	**
	AnyPath R3 3.0 Premium Software Options
	RTU, Call Sender with Rebound	300431574	S	*	**	*	**

7

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Agreement No. LNM01NMDK02002

RTU, Consolidated Mailbox	300431590	S	***	***
RTU, Fax Store and Forward	300431582	S	***	***
RTU, Speech Activated Messaging	300431608	S	***	***
RTU, Speech Activated Web	300431616	S
RTU, Voice Activated Dialing	300431624	S	***	***
AnyPath R3 3.0 TUI Languages
American English - R3 3.0	300430725	S	***	***
American Spanish - R3 3.0	408674786	S	***	***
Arabic - R3 3.0	408693471	S	***	***
Brazilian Portuguese - R3 3.0	408674802	S	***	***
Canadian French - R3 3.0	408674794	S	***	***
Castilian Spanish - R3 3.0	408674810	S	***	***
European French - R3 3.0	408674836	S	***	***
International English - R3 3.0	408674828	S	***	***
Korean - R3 3.0	408693489	S	***	***
Latin Spanish - R3 3.0	408685097	S	***	***
AnyPath R3 3.0 ASR Nuance Languages
Nuance American English	408693497	S	***	***
AnyPath R3 3.0 Spares and Literature
Spare, SBC/Companion I/O Complex Circuit Pack	408682839	SPH	***	***
Spare, Companion I/O Rear I/O Circuit Pack	408682847	SPH
Spare, CPU Rear I/O Circuit Pack	408682854	SPH	***	***
Spare, RAID Controller Module	408682862	SPH	***	***
Spare, Upper Fan Tray Assembly with Speed Control	408682870	SPH	***	***
Spare, Lower Fan Tray Assembly with Speed Control	408682888	SPH	***	***
Spare, 36GB Disk Drive Assembly	408682896	SPH	***	***
Spare, DC Power Supply with Filter	408682904	SPH	***	***
Spare, LAN Switch and Rear I/O Circuit Packs	408682912	SPH	***	***
Spare, LAN Hub Board Assembly	408682920	SPH	***	***
Spare, 60A Circuit Breaker	408682938	SPH	***	***
Spare, 20A Circuit Breaker	408682946	SPH	***	***
Spare, 15A Circuit Breaker	408682953	SPH	***	***
Spare, 5A Circuit Breaker	408682961	SPH	***	***
Spare, T1	408654317	SPH	***	***
Spare, E1 Twisted Pair	408658466	SPH	***	***
Spare, E1 COAX	408654325	SPH	***	***
Spare, T1 MUX	408640761	SPH	***	***
Spare, E1 MUX	408654358	SPH	***	***
Spare, External Hub	408640795	SPH	***	***
Spare, ASR Server	408674919	SPH	***	***
Spare, SSP Server	408682979	SPH	***	***
Spare, V.35 Card for ACS	408640803	SPH	***	***
Spare, System Literature Package, CD, R3 3.0	408682649	SPH	***	***
Spare, ACS, T1400	408704005	SPH	***	***
Spare, DC Power Supply, T1400	408704609	SPH	***	***

8

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Agreement No. LNM01NMDK02002

Spare, Chassis Fan Assembly, T14XX	408704807	SPH	***	***
Spare, CPU Fan Assembly, T14XX	408705002	SPH	***	***
Spare, Air Filter, T14XX	408705200	SPH	***	***
Spare, SMDI Interface Board, ACS	408705606	SPH	***	***
Spare, Depopulated ACS, T1400	408706000	SPH	***	***
Spare, AnyPath Main System Software CDs, R3 3.0	408682300	SPS	***	***
ASR Nuance Software CD	408674679	SPS	***	***
AnyPath R3 3.0 Hardware Expansions
Cabinet 1 Cable Expansion, POVM HD	408674851	H	***	***
Cabinet 2 Cable Expansion, POVM HD	408674869	H	***	***
Cabinet 3 Cable Expansion, POVM HD	408674877	H	***	***
Cabinet 4 Cable Expansion, POVM HD	408674885	H	***	***
Quad-Span E1 Twisted Pair CPCI Card without I/O	408674612	H	***	***

Web/WAP Server R3 3.0 WAP Software Expansion - RTU and CD	408682268	S	***	***
AnyPath R3 3.0 Premium Software Expansion Options
Expansion RTU, Call Sender with Rebound (CSR)	300461464	S	***	***
Expansion RTU, Consolidated Mailbox	300461480	S	***	***
Expansion RTU, Fax Store and Forward (FSF)	300461472	S	***	***
Expansion RTU, Speech Activated Messaging (SAM)	300461498	S	***	***
Expansion RTU, Speech Activated Web (SAW)	300461506	S	***	***
Expansion RTU, Voice Activated Dialing (VAD)	300461514	S	***	***
AnyPath R3 3.0 Service and Support
Implementation
AnyPath R3 Implementation Base 2 UCS - POVM Only	300422698	V	***	***
Addition - Impl of each UCS to a Base AnyPath - POVM Only	300427028	V	***	***

Speech Activated Messaging Base Implementation - First 2 UCS	300422888	V	***	***
Speech Activated Messaging Implementation of Additional UCS	300422946	V	***	***
SAM Implementation of Additional Languages (first 2 UCSs)	300423035	V	***	***
SAM Implementation of Add’l Languages per additional UCS	300423092	V	***	***
Speech Activated Web Implementation per AnyPath	300422862	V	***	***
Voice Activated Dialing Implementation per AnyPath	300422755	V	***	***
Expansion Implementation

Expansion-Implementation of 1st Two Add’l UCS’s - POVM Only	300423480	V	***	***
Expansion-Impl of each UCS to an existing Base AnyPath - POVM Only	300423621	V	***	***
Expansion-SAM Implementation- 1st 2 UCS without SAM	300423761	V	***	***
Expansion-SAM Implementation of Additional UCS	300423779	V	***	***
Expansion-SAM Implementation of Additional Languages - First 2 UCS	300423787	V	***	***
Expansion-SAM Implementation of Add’l Languages (2-5) per additional UCS (3-10)	300423795	V	***	***

9

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Agreement No. LNM01NMDK02002

Expansion-Speech Activated Web Implementation 1st Time per AnyPath	300423720	V	*	**	*	**
Expansion-SAW Implementation to New UCSs-SAW Exists	300423738	V	*	**	*	**
Expansion-VAD Implementation 1st Time per AnyPath	300423704	V	*	**	*	**
Expansion-VAD Implementation to New UCSs-VAD Exists	300423712	V	*	**	*	**
Maintenance

MSA Standard - AnyPath in NAR, 2 UCSs Beyond 2 Incl. In Base Price, 0 Extra Langauge(s), 1 Year(s) Of Coverage, Pmt. is Annually In Advance, Includes Payment Terms Price Reduction of *** or ***. Total Price Reduction = ***. Price Per Year = ***.	300347457	VT	*	**	*	**
Engineering
Site Survey	300001039	VW	*	**	*	**
Site Engineering	300139078	VW	*	**	*	**
Installation
Basic Equipment Installation	300000122	VW	*	**	*	**
Site Supplemental Installation	300000130	VW	*	**	*	**
AnyPath R3 3.0.3 Hardware
2 Cabinet Kit supporting 2 UCS	408681724	H	*	**	*	**
2 Cabinet Kit supporting 4 UCS	408681732	H	*	**	*	**
3 Cabinet Kit supporting 4 UCS	408681740	H	*	**	*	**
3 Cabinet Kit supporting 6 UCS	408681757	H	*	**	*	**
4 Cabinet Kit supporting 8 UCS	408681765	H	*	**	*	**
4 Cabinet Kit supporting 8 UCS, POVM High Density	408681773	H	*	**	*	**
5 Cabinet Kit supporting 10 UCS	408681781	H	*	**	*	**
HW Kit, 24 ports, T1, incoming	408681682	H	*	**	*	**
HW Kit POVM Port Density, 24 ports, T1, incoming	408681690	H	*	**	*	**
Additional T1 Incoming Port License	300431533	H	*	**	*	**
HW Kit, 1 port, T1, outgoing	300431558	H	*	**	*	**
HW Kit, 30 ports, E1 Twisted Pair, incoming	408681708	H	*	**	*	**
HW Kit, 30 ports, E1 COAX, incoming	408681716	H	*	**	*	**
Additional E1 Incoming Port License	300431541	H	*	**	*	**
HW Kit, 1 port, E1, outgoing	300431566	H	*	**	*	**
PCI V.35 Interface Board	408654101	H	*	**	*	**
PCI Serial Asynchronous Board	408674687	H	*	**	*	**
Adapter Cable for V.35 Modem	408640589	H	*	**	*	**
Multiplexer Kit, T1/V.35	408665065	H	*	**	*	**
Multiplexer Kit, E1/V.35	408654119	H	*	**	*	**
Balun, 75 Ohm COAX, 120 Ohm Twisted Pair	408654127	H	*	**	*	**
LAN - HUB external - single	408640555	H	*	**	*	**
LAN - HUB external - second	408640563	H	*	**	*	**
ASR Server	408674646	H	*	**	*	**
ASR Server with Nuance SW Engine	408682219	H	*	**	*	**
SSP Server	408358240	H	*	**	*	**
Firewall 1	408681815	H	*	**	*	**

10

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Agreement No. LNM01NMDK02002

Firewall 2	408681823	H	*	**	*	**
TTS Server	408729036	H	*	**	*	**
TTS Server with UK English Articulator	408729044	H	*	**	*	**
Web/WAP Server	408674711	H	*	**	*	**
Messaging Application Server	408674729	H	*	**	*	**
North American-Style AC Power Cords for Netra T1405	408654192	H	*	**	*	**
Continental European-Style AC Power Cords for Netra T1405	408654200	H	*	**	*	**
United Kingdom-Style AC Power Cords for Netra T1405	408654218	H	*	**	*	**
Australian-Style AC Power Cords for Netra T1405	408654226	H	*	**	*	**
Italian-Style AC Power Cords for Netra T1405	408658458	H	*	**	*	**
Danish-Style AC Power Cords for Netra T1405	408654234	H	*	**	*	**
Data Center Cabinet	408675353	H	*	**	*	**
Internal Power Cord - Data Center Cabinet	408659100	H	*	**	*	**
North American AC Power Cord - Data Center Cabinet	408659118	H	*	**	*	**
International AC Power Cord - Data Center Cabinet	408674778	H	*	**	*	**
AnyPath R3 3.0.3 Software & Mailbox Options
AnyPath R3 3.0.3 Main System Software	408719540	S	*	**	*	**
UM Mailbox License, Tier 1, 100 to 49999	300430675	S	*	**	*	**
UM Mailbox License, Tier 2, 50000 to 199999	300430683	S	*	**	*	**
UM Mailbox License, Tier 3, 200000+	300430691	S	*	**	*	**
RTU, Nuance SW Channel License	300450194	S	*	**	*	**
RTU, SS7 Integration license	300352150	S	*	**	*	**
RTU, SMDI Integration license	300412558	S	*	**	*	**
ASR Nuance Software CD	408674679	S	*	**	*	**
Web Server R3 Software - RTU and CD	408682243	S	*	**	*	**
Web/WAP Server R3 Software - RTU and CD	408682250	S	*	**	*	**
POP3 Protocol Translation - CD	408706513	S	*	**	*	**
AnyPath R3 3.0.3 Premium Software Options
RTU, Call Sender with Rebound	300431574	S	*	**	*	**
RTU, Consolidated Mailbox	300431590	S	*	**	*	**
RTU, Fax Store and Forward	300431582	S	*	**	*	**
RTU, Speech Activated Messaging	300431608	S	*	**	*	**
RTU, Speech Activated Web	300431616	S	*	**	*	**
RTU, Voice Activated Dialing	300431624	S	*	**	*	**
RTU, Integrated Email Access	300431640	S	*	**	*	**
RTU, Text To Speech	300431632	S	*	**	*	**
RTU, WAP Mailbox Access	300431657	S	*	**	*	**
AnyPath R3 3.0.3 TUI Languages
American English - R3 3.0.3	300465382	S	*	**	*	**
American Spanish - R3 3.0.3	408725208	S	*	**	*	**
Arabic - R3 3.0.3	408725406	S	*	**	*	**
Brazilian Portuguese - R3 3.0.3	408725604	S	*	**	*	**
Canadian French - R3 3.0.3	408725802	S	*	**	*	**
Flemish - R3 3.0.3	408706810	S	*	**	*	**
Hindi - R3 3.0.3	408706802	S	*	**	*	**

11

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Agreement No. LNM01NMDK02002

International English - R3 3.0.3	408726024	S	*	**	*	**
Italian - R3 3.0.3	408706828	S	*	**	*	**
Japanese - R3 3.0.3	408726206	S	*	**	*	**
Portuguese - R3 3.0.3	408726230	S	*	**	*	**
Taiwanese Mandarin - R3 3.0.3	408726404	S	*	**	*	**
AnyPath R3 3.0.3 ASR Nuance Languages
Nuance American English, R3 3.0.3	408727220	S	*	**	*	**
Nuance Brazilian Portuguese, R3 3.0.3	408727238	S	*	**	*	**
Nuance Canadian French, R3 3.0.3	408727246	S	*	**	*	**
Nuance International English, R3 3.0.3	408727253	S	*	**	*	**
AnyPath R3 Web Server Languages
WUI English	300533619	S	*	**	*	**
WUI Brazilian Portuguese	408727808	S	*	**	*	**
WUI French	408728004	S	*	**	*	**
WUI Spanish	408728202	S	*	**	*	**
WUI Japanese	408732691	S	*	**	*	**
WUI Traditional Chinese	408728202	S	*	**	*	**
AnyPath R3 3.0.3 Spares and Literature
Spare, SBC/Companion I/O Complex Circuit Pack	408682839	SPH	*	**	*	**
Spare, Companion I/O Rear I/O Circuit Pack	408682847	SPH	*	**	*	**
Spare, CPU Rear I/O Circuit Pack	408682854	SPH	*	**	*	**
Spare, RAID Controller Module	408682862	SPH	*	**	*	**
Spare, Upper Fan Tray Assembly with Speed Control	408682870	SPH	*	**	*	**
Spare, Lower Fan Tray Assembly with Speed Control	408682888	SPH	*	**	*	**
Spare, 36GB Disk Drive Assembly	408682896	SPH	*	**	*	**
Spare, DC Power Supply with Filter	408682904	SPH	*	**	*	**
Spare, LAN Switch and Rear I/O Circuit Packs	408682912	SPH	*	**	*	**
Spare, LAN Hub Board Assembly	408682920	SPH	*	**	*	**
Spare, 60A Circuit Breaker	408682938	SPH	*	**	*	**
Spare, 20A Circuit Breaker	408682946	SPH	*	**	*	**
Spare, 15A Circuit Breaker	408682953	SPH	*	**	*	**
Spare, 5A Circuit Breaker	408682961	SPH	*	**	*	**
Spare, T1	408654317	SPH	*	**	*	**
Spare, E1 Twisted Pair	408658466	SPH	*	**	*	**
Spare, E1 COAX	408654325	SPH	*	**	*	**
Spare, T1 MUX	408640761	SPH	*	**	*	**
Spare, E1 MUX	408654358	SPH	*	**	*	**
Spare, External Hub	408640795	SPH	*	**	*	**
Spare, ASR / TTS Server	408674919	SPH	*	**	*	**
Spare, SSP Server	408682979	SPH	*	**	*	**
Spare, V.35 Card for ACS	408640803	SPH	*	**	*	**
Spare, System Literature Package, CD, R3 3.0	408682649	SPH	*	**	*	**
Spare, ACS, T1400	408704005	SPH	*	**	*	**
Spare, DC Power Supply, T1400	408704609	SPH	*	**	*	**
Spare, Chassis Fan Assembly, T14XX	408704807	SPH	*	**	*	**

12

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Agreement No. LNM01NMDK02002

Spare, CPU Fan Assembly, T14XX	408705002	SPH	*	**	*	**
Spare, Air Filter, T14XX	408705200	SPH	*	**	*	**
Spare, SMDI Interface Board, ACS	408705606	SPH	*	**	*	**
Spare, Depopulated ACS, T1400	408706000	SPH	*	**	*	**
Spare, Firewall, Netra T1	408706208	SPH	*	**	*	**
Spare, Web/WAP Server, T1405	408706406	SPH	*	**	*	**
Spare, AC Power Supply, T1405	408706414	SPH	*	**	*	**
Spare, Messaging Application Server, T1405	408706422	SPH	*	**	*	**
Spare, System Literature Package, CD, R3 3.0.3	408728228	SPH	*	**	*	**
Spare, AnyPath Main System Software CDs, R3 3.0.3	408729804	SPS	*	**	*	**
ASR Nuance Software CD	408674679	SPS	*	**	*	**
POP3 Protocol Translation - CD	408706513	SPS	*	**	*	**
Spare, AnyPath Firewall Software CD, R3	408682318	SPS	*	**	*	**
AnyPath R3 3.0.3 Hardware Expansions
Labels for Growth	408654291	H	*	**	*	**
Cabinet 1 Cable Expansion, POVM HD	408674851	H	*	**	*	**
Cabinet 2 Cable Expansion, POVM HD	408674869	H	*	**	*	**
Cabinet 3 Cable Expansion, POVM HD	408674877	H	*	**	*	**
Cabinet 4 Cable Expansion, POVM HD	408674885	H	*	**	*	**
Quad-Span E1 Twisted Pair CPCI Card without I/O	408674612	H	*	**	*	**
Web/WAP Server R3 3.0 WAP Software Expansion - RTU and CD	408682268	S	*	**	*	**
AnyPath R3 3.0.3 Software & Mailbox Expansion Options
Expansion UM Mailbox License, Tier 1, 100 to 49999	300461415	S	*	**	*	**
Expansion UM Mailbox License, Tier 2, 50000 to 199999	300461423	S	*	**	*	**
Expansion UM Mailbox License, Tier 3, 200000+	300461431	S	*	**	*	**
AnyPath R3 3.0.3 Premium Software Expansion Options
Expansion RTU, Call Sender with Rebound (CSR)	300461464	S	*	**	*	**
Expansion RTU, Consolidated Mailbox	300461480	S	*	**	*	**
Expansion RTU, Fax Store and Forward (FSF)	300461472	S	*	**	*	**
Expansion RTU, Speech Activated Messaging (SAM)	300461498	S	*	**	*	**
Expansion RTU, Speech Activated Web (SAW)	300461506	S	*	**	*	**
Expansion RTU, Voice Activated Dialing (VAD)	300461514	S	*	**	*	**
Expansion RTU, Integrated Email Access	300461597	S	*	**	*	**
Expansion RTU, Text To Speech (TTS)	300461522	S	*	**	*	**
Expansion RTU, WAP Mailbox Access	300461605	S	*	**	*	**
AnyPath R3 3.0.3 Service and Support
Implementation
AnyPath R3 Implementation Base 2 UCS - POVM Only	300422698	V	*	**	*	**
Addition - Impl of each UCS to a Base AnyPath - POVM Only	300427028	V	*	**	*	**
AnyPath R3 Implementation Base 2 UCS - UM	300422714	V	*	**	*	**

Addition - Implementation of each UCS to a Base AnyPath - UM	300422722	V	*	**	*	**

Speech Activated Messaging Base Implementation - First 2 UCS	300422888	V	*	**	*	**

Speech Activated Messaging Implementation of Additional UCS	300422946	V	*	**	*	**

13

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Agreement No. LNM01NMDK02002

SAM Implementation of Additional Languages (first 2 UCSs)	300423035	V	***	***
SAM Implementation of Add’l Languages per additional UCS	300423092	V	***	***
Speech Activated Web Implementation per AnyPath	300422862	V	***	***
Voice Activated Dialing Implementation per AnyPath	300422755	V	***	***
Integrated Email Access Implementation per AnyPath	300533577	V	***	***
Text-to-Speech Implementation - 2 UCS	300422730	V	***	***
TTS Implementation of each Additional UCS	300422748	V	***	***
TTS Implementation of Additional Languages (first 2 UCS)	300422763	V	***	***
TTS Implementation of Add’l Languages per additional UCS	300422771	V	***	***
WAP Mailbox Access Implementation per AnyPath	300533593	V	***	***
Expansion Implementation				***

Expansion-Implementation of 1st Two Add’l UCS’s - POVM Only	300423480	V	***	***
Expansion-Impl of each UCS to an existing Base AnyPath - POVM Only	300423621	V	***	***
Expansion-Impl of 1st Two Add’l UCS’s to Base AnyPath - UM	300423555	V	***	***
Expansion-Impl of each UCS to an existing Base AnyPath - UM	300423639	V	***	***
Expansion-SAM Base Implementation - First 2 UCS	300423761	V	***	***
Expansion-SAM Implementation of Additional UCS	300423779	V	***	***
Expansion-SAM Implementation of Additional Languages - First 2 UCS	300423787	V	***	***
Expansion-SAM Implementation of Add’l Languages (2-5) per additional UCS (3-10)	300423795	V	***	***
Expansion-Speech Activated Web Implementation 1st Time per AnyPath	300423720	V	***	***
Expansion-SAW Implementation to New UCSs-SAW Exists	300423738	V	***	***
Expansion-VAD Implementation 1st Time per AnyPath	300423704	V	***	***
Expansion-VAD Implementation to New UCSs-VAD Exists	300423712	V	***	***
Expansion-Integrated Email Access Implementation 1st Time per AnyPath	300537214	V	***	***
Expansion-Integrated Email Access Implementation to New UCSs-Integrated Email Access Exists	300537222	V	***	***
Expansion-TTS Implementation - 1st 2 UCS without TTS	300423662	V	***	***
Expansion-TTS Implementation of Add’l UCS (3-10)	300423670	V	***	***
Expansion-TTS Implementation of Add’l Languages (first 2 UCSs)	300423688	V	***	***
Expansion-TTS Implementation of Add’l Languages (2-5) per additional UCS (3-10)	300423696	V	***	***
Expansion-WAP Mailbox Access Implementation 1st Time per AnyPath	300537230	V	***	***
Expansion-WAP Mailbox Access Implementation to New UCSs-WAP Mailbox Access Exists	300537248	V	***	***
Maintenance				***

14

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Agreement No. LNM01NMDK02002

MSA Standard - AnyPath in NAR, 2 UCSs Beyond 2 Incl. In Base Price, 0 Extra Langauge(s), 1 Year(s) Of Coverage, Pmt. is Annually In Advance, Includes Payment Terms Price Reduction of *** or ***. Total Price Reduction = ***. Price Per Year = ***.	300347457	VT	*	**	*	**
Engineering					*	**
Site Survey	300001039	VW	*	**	*	**
Site Engineering	300139078	VW	*	**	*	**
Installation					*	**
Basic Equipment Installation	300000122	VW	*	**	*	**
Site Supplemental Installation	300000130	VW	*	**	*	**

15

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Agreement No. LNM01NMDK02002

Attachment 2 to Addendum No. 2 to General Agreement for Purchase of Personal

Communications Services Systems between

MetroPCS Wireless, Inc. and Lucent Technologies Inc.

Implementation Services

A. AnyPath Installation and Implementation

OVERVIEW

Deployment of AnyPath consists of two services groupings: installation, and implementation. Each service grouping may be purchased separately. Because of the variations in purchased AnyPath configurations, integration parameters and Customer’s network structure, the Services that Lucent provides for each deployment are specific to each customer. Lucent will provide installation and implementation services as determined by Customer’s requirements and as defined within the relevant statement of work. Deliverables listed below are applicable to AnyPath Plain Old Voice Mail (POVM) and AnyPath Unified Messaging (UM) configurations. UM may have additional, optional, Services corresponding to UM optional functions purchased. Additional UM Services will follow the basic POVM/UM format listed below, applied to any additional UM functionality purchased. Briefly stated, general deliverables for each of the offered services are as follows:

Installation –

Site survey (joint effort with Customer)

Subsequent detailed engineering of physical requirements

Ordering and delivery of required cable and connectors and miscellaneous hardware

Unpacking of equipment

Placement/mounting of equipment

Cabling and connection of cables

Implementation -

Project management

Internal cabinet connections

Switch/network consultation

Power up sequencing

Database and operating Software verification

Purchased functionality testing

Integration testing

System operational testing

Cut-over

INSTALLATION DETAIL

Installation begins with a site survey as part of the preparation process. Customer, in consultation with the Lucent’s installation group, performs the site survey by completing the Lucent-provided “Network Integration Assessment” document in conjunction with the “New Systems Installation Topics Guide” which describes how to complete the Network Integration document. When completed, the documentation is provided to Lucent for technical assessment and subsequent engineering. The technical assessment will be presented to and discussed with Customer to address necessary site requirements. Installation will include physical site preparation requirements to ready the AnyPath System for implementation. Typical installation detail and responsibilities (of Lucent unless specified) are as follows:

16

PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Agreement No. LNM01NMDK02002

Develop Pre-Installation Checklist which includes:

Provide Anypath equipment dimensions – site clearances

Determine AnyPath equipment location (Lucent & Customer)

Verify installation of equipment is completed

Power and grounding cables / lugs; required circuit breakers for A/B power spec.

T1 cable information – connector type/pin outs and quantities

AC service outlet requirements and location (Customer provided parts and installation)

10BaseT Lan cable information – connector type/pin outs and quantities (Lucent & Customer)

SS7 link information – A or F links, SSN (Lucent & Customer)

Phones for each switch and/or HLR, to be used for testing (Customer provided)

Access to facilities protocol (Customer provided)

Physical Location Determination and Installation

Foot print designation for AnyPath complex

AnyPath Complex Rack Bolt Down

DC Power and Grounding (PDU) connections and cabling

“3” Power drops –48VDC / 50 Amps

“3” Grounding drops

Termination points (provided by Customer)

T1 Physical Cabling and Connections

“x” RJ-45 Lucent 5ESS (or equivalent)

T1 Continuity Testing (Loop back RJ-45)

Remote Access Dial-Up (identify Lucent access)

Note:

Each UCS Supports 4 T1’s Inbound and 2 T1’s Outbound

Minimum of 1 Outbound is required from each UCS

ACS Cabling

TCP/IP Ethernet Cables RJ-45 x2 (1per ACS)

IMPLEMENTATION DETAIL

Implementation will include project management, coordination, planning, consultation, configuration & integration testing of the AnyPath System to Customer’s network, as well as turn up/cut-over support.

Project Management

Typically, as part of Project Management, Lucent works with Customer to enable Customer to provide or define:

Diagram for AnyPath network elements

Inbound and outbound trunk groups – agree on CIC or MLHG assignments.

Assigned IP addresses for Anypath. Define subnet, gateway, default router, DHCP

IP address and bind info for the SMSC

Pointcodes – Anypath, STP’s, HLR’s int./ext./both, MSC’s, Global Title

SMDI / Multi Line Hunt Groups

Best option for remote dial up access to Anypath complex

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Lucent provides project management from project definition through program completion. Project managers develop the Statement of Work that outlines roles and responsibilities, the Project Plan, and Test Plan. The project managers coordinate Project Plans and manage the resources during the project life cycle. The project managers work with Customer representative(s) to achieve on-time service delivery. The project managers use proven industry-standard project management processes and procedures.

Initial On-site Implementation

Install T1 PRI interconnect cables between UCS’s

Power up all AnyPath components

Configure database – system options, COS provisioning and mailbox profiles

Verify T1 spans, SS7 links, SMDI links and bind to SMSC are up

Perform Call Test Plan Integration (Cellular or Wireline as applicable)

Build test mailboxes on each UCS

Verify integration to personal greeting for different call cases

No answer

Busy

Multiple Greetings

Phone off, local, for phones each hlr

Phone on, roaming, for phones each hlr

Phone off, roaming, for phones each hlr

Verify mailbox locator application / PRI for each UCS. Incoming voice ports only on UCS01,

Verify integration to a mailbox on each of the UCS’s. Move inbound ports to UCS02 and test integration to a mailbox on UCS01.

Out-call Tests

Outcall to pager/phone – verify pager sequences and re-try schedule

Call Sender / Rebound (if applicable)

Fax outcall

VAD / SAW etc. application access (if applicable)

MWI / Notification Testing

Verify phone gets update of proper ICON, Text Message and/or M/W Count

SMS M/W count notification to the SMSC

SMPP cut through page to SMSC

SS7 IS41 TCAP notification – INFODIR or MSGDIR. Test Global Title to each HLR if multiple HLR’s in network. Verify with INET that the HLR’s send acknowledgment message back to AnyPath

SS7 ISUP notification

SMDI Notification

CDR’s, Reports, Logs and Alarms

Verify CDR events are generated

Verify reports function

Verify logs and alarms

Network Configuration interface Testing

Message Link (ML) gateway testing.

Note: If integration is to existing ML, the activity required to test will be priced and listed as a deliverable within the AnyPath proposal. If integration is a new ML, the activity required to test will be priced and listed as a deliverable within the ML proposal under Implementation.

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Test SS7 Signaling ANSI-41 (determine and test)

56 K Ports SS7 A-Link assignments to STP

56 K V.35 1 per ACS

SS7 Point Code assignment definitions (STP GTT Routing)

ACS SS7 DPC assignment for HLR /switch

Test Sample Switch Translations

Lucent 5ESS (or appropriate switch) translations for Call Forwarding on Busy and No Answer

Support of dial from AnyPath to Lucent 5ESS (or appropriate switch)

Determine and Test TCP/IP

TCP/IP Hub/Switch assignment position

ACS TCP/IP address assignment x2

UCS TCP/IP address assignment x6

SMS-C TCP/IP address assignment

Provisioning TCP/IP address assignment

Subnet TCP/IP assignments

TCP/IP Routing assignments

TCP/IP Address assignment for SMS-C

Test Operator Web User Interface (OWUI) - I/O Service terminal functionality

Verify HTTP access to AnyPath

Verify interfaces

Cut-through

CLI

Vex

Command line

Verify On Line Documentation access

Provide In-Service/Cut-Over Support

Training Entitlement

Up to System Size	Student Day Training Entitlement

2 UCS/4 TS	*** SDTE
6 UCS/12 TS	*** SDTE
10 UCS/20 TS	*** SDTE

Training entitlements are offered based on the total size of the system purchased (UCS or TS (Telephony Server)). One SDTE (Student Day Trainin Entitlement) credit is used for one student for one day of training. SDTEs can be used for AnyPath Training at Lucent Training Centers or for suitcased training.

*Additional	Training available at the then current price

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Documentation

1.	New System Installation Topic Guide

2.	Software installation Topic Guide

3.	HCVM First Office Application Document

4.	Network Assessment Document

5.	AnyPath R3 3.0 IP Address Assignment Guidelines

6.	AMA User Guide

Artwork

User Guide

Quick Reference Guide

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PROPRIETARY AND CONFIDENTIAL NOT FOR DISCLOSURE OUTSIDE OF METROPCS

OR LUCENT TECHNOLOGIES INC.

Agreement No. LNM01NMDK02002

Attachment 3 to Addendum No. 2 to General Agreement for Purchase of Personal

Communications Services Systems between

MetroPCS Wireless, Inc. and Lucent Technologies Inc.

Messaging Services Agreement (“MSA”)

1. DEFINITIONS

As used in this Attachment, the capitalized terms below shall have the following meanings ascribed to them:

1.1 “Applicable Price” means the applicable prices, fees or charges for Messaging Products (including parts), Services (other than the Services provided under this Attachment) and training classes which are set forth in the Addendum. If the Addendum does not include a price, fee or charge for a particular Messaging Product, Service, or training class, the “Applicable Price” shall mean the price, fee, or charge set forth in Lucent’s then-current price list. The Applicable Price is applied at the time of order and is exclusive of federal, state and local taxes.

1.2 “Coverage Period” means the term of the MSA Program as indicated on the MSA Order Form and any renewal thereof as set forth in Section 5.1.

1.3 “Custom Application” means a Software application that Lucent has specially designed for, and licensed to, Customer to meet Customer’s particular needs.

1.4 “Hardware” means equipment or components thereof or parts therefor, but does not include Software.

1.5 “MSA Order Form” means a document in the form of and containing the information described in Schedule 1.

1.6 “Preferred Customer Rate” means the rate charged by Lucent to MSA customers for on-site Services.

1.7 “Replacement Part” means a Hardware or Software component of a System that Lucent provides to Customer in exchange for a defective or non-performing Hardware or Software component.

2. SCOPE

Following the applicable Warranty Period, Lucent will provide to Customer through its Messaging Solutions Group, the parts and support Services described here upon Customer executing an MSA Order Form, an example of which is attached hereto as Schedule 1. This program (the “MSA Program”), which is designed for those customers with Lucent-certified technical personnel who desire to perform their own maintenance, consists of the following:

•	Replacement Parts ordered at any time from local inventory and airport locations with non-urgent delivery during normal business hours.

•	Emergency replacement plan in the event of a natural disaster.

•	Twenty-four hour technical assistance through Lucent’s technical support services center (“TSS”).

•	On-site response time within 24 hours (48 hours for some international sites), of problem identification, if required, at Lucent’s Preferred Customer Rate.

•	Software Updates provided by Lucent, for installation by Customer.

•	Preferred Customer Rate for any on-site Service performed by Lucent.

•	Site license fee waiver for Custom Applications and for any additional language modifications requested during the Coverage Period.

3. PROGRAM DESCRIPTION

3.1 Eligibility/Certification

Any Customer System is eligible to participate in this MSA Program until the date Lucent has announced it will discontinue support Services for a particular System. However, Lucent may require Customer to upgrade the

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System, at Customer’s expense, to supportable Hardware and Software levels, as specified by Lucent, prior to entering into or renewing this MSA Program. ***.

3.2 Replacement Parts

Replacement Parts are provided from Lucent factory depots and airport locations at no charge if the replaced part is returned undamaged to Lucent within 14 days of receipt of Replacement Part. Otherwise, Customer will be charged the then-current list price for the Replacement Part. Title and risk of loss and damage to Replacement Parts shall pass to Customer upon shipment. Title and risk of loss and damage to replaced parts shall pass to Lucent upon receipt. The Warranty Period for Replacement Parts is *** from date of shipment after which time the Replacement Part will be subject to this Agreement and treated in the same manner as the System it is placed in.

Replacement parts can be ordered 24 hours/day, 7 days/week with normal delivery. Normal delivery is via standard surface transportation and is at no additional charge. Urgent delivery is same day service or next day air and is subject to an additional charge. Customer is responsible for shipping costs of replaced part to Lucent and any charges for expedited shipment requested by Customer.

Lucent can recommend approved packaging procedures, if so requested by Customer, to prevent additional physical damage to a returned part. If improperly packaged or shipped, Customer may not receive credit for the returned part and may be charged the Applicable Price for the Replacement Part.

3.3 Emergency Replacement Plan

In the event of an emergency out-of-service condition because of a natural disaster such as a flood, earthquake, unusually severe weather conditions, or fire, Lucent will, upon Customer’s request, use its reasonable efforts to ship replacement equipment in an expedited time frame (within 24 hours of request) and to waive delivery schedule priorities to the extent permitted by prior contract obligations and commitments, laws and regulations. The price for the replacement equipment will be the applicable (or if none, the then-current list price). Customer shall bear all shipping costs.

3.4 Technical Support Services

Lucent will provide Customer with access to Lucent’s technical support services center (“TSS”), staffed by Lucent-certified technicians, for 24-hour problem reporting. When difficulties arise, Customer’s local certified field personnel will attempt to isolate the problem. Customer will then contact Lucent’s TSS to request maintenance Services. Each problem will be assigned a severity level based on the definitions set forth in Schedule 2 or, for Custom Applications, the definitions set forth in Schedule 3. Lucent will respond to requests for assistance in accordance with the objectives for each severity level that are described in Section 3.5.

The TSS will provide analysis for System malfunctions, including actions to verify a problem and the conditions under which the problem exists or recurs. To identify or resolve a problem with a System or Custom Application in a timely manner, Lucent may, with Customer’s authorization, remotely access the System, provided Customer supplies Lucent with a direct line to the System, separate from voice messaging lines, and all necessary access information to perform the remote diagnostics. Lucent’s analysis may result in recommending the replacement of defective Hardware components and/or the installation of Software patches or Updates.

The nature and operation of the TSS is left to the sole discretion of Lucent. Lucent will provide reasonable notice to Customer of any planned change in operation of the TSS which may affect Customer.

Lucent will also provide support Services for any Custom Applications specified on the MSA Order Form. Lucent will respond to requests for assistance with Custom Applications in accordance with the objectives set forth in Schedule 3.

3.5 Response Process

Lucent’s objective is to respond remotely to Customer’s reported System problems within the following periods of time. The response time is calculated from the time Lucent receives sufficient information from Customer to open

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a trouble ticket until a TSS engineer is working with Customer to address the condition. Response time objectives for Custom Applications are set forth in Schedule 3.

Severity	Response Time Objectives
1	***
2	***
3	***
4	***

If the problem is not resolved or a workaround agreed upon within the time specified in the chart below, Lucent will escalate the problem to Lucent’s product technical support group (“PTS”) who will assist with telephone support.

Severity	Escalation Period
1	***
2	***
3	***
4	***

Should it be necessary at any time to dispatch a Lucent-certified engineer, or should Customer make a request, Lucent will cause its personnel to arrive at Customer’s site within *** (or *** for some international locations) after determination of necessity or receipt of Customer’s request. On-site Services are billable at the Preferred Customer Rate.

3.6 Software Updates and Upgrades

Lucent will periodically provide, and Customer will promptly install, performance-related or safety-related engineering change orders and Updates. Customer may also request installation by Lucent for an additional charge. Software Updates are defined exclusively by Lucent. From time to time Lucent will introduce Upgrades, which will be made available to Customer at the then-current list price.

3.7 Preferred Customer Rate

The current Preferred Customer Rate is *** per hour with a *** minimum. No additional premium rates will apply for work performed on weekends, holidays or hours outside of the normal business day. The Preferred Customer Rate is subject to change at any time and is exclusive of travel expenses. Customer shall reimburse Lucent for reasonable out-of-pocket travel expenses for travel to and from the site.

3.8 Subcontracting

Lucent may subcontract work to be performed under this Agreement but shall retain responsibility for the work.

4. CUSTOMER RESPONSIBILITIES

4.1 Problem Reporting

Customer agrees to work with the TSS by phone so that Lucent support personnel can diagnose problems and determine the best method of repair. If Customer determines that a Product does not operate properly, Customer will, if requested by Lucent:

a.	Attempt to duplicate the malfunction, but only at times and under circumstances when doing so will not unreasonably interrupt service to Customer’s user base.

b.	Supply Lucent with problem analysis routines, such as error logs and diagnostic data, and any reasonable assistance necessary to demonstrate and diagnose the malfunction.

c.	Promptly implement or assist in implementing each patch, bypass, Update, parts replacement or other solution provided by Lucent.

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Customer is also responsible for performing designated service actions per written notification periodically provided by Lucent.

4.2 Personnel Training

Customer will ensure that personnel authorized to service the Systems and report any problems to Lucent will have been trained and duly certified in Lucent-provided or Lucent-approved technical training courses.

4.3 Required Spares

Customer will maintain appropriate spares kits as described in the then-current Specifications for each System or in Lucent’s price list for Messaging Products.

5. PROGRAM TERMS

5.1 Coverage Period

The initial Coverage Period for each covered System and Custom Application shall be the term indicated on the applicable MSA Order Form. This MSA Program will be automatically renewed, subject to price changes, on the anniversary of the Program start date (as indicated on the MSA Order Form) for a period equal to the original Coverage Period, or such other renewal Coverage Period as mutually agreed in writing by the parties. Customer shall submit an Order verifying the renewal to Lucent at least *** prior to the anniversary date. Lucent will advise Customer of any price changes no less than *** prior to each such anniversary, and Lucent may require re-certification in accordance with Section 3.1. Any Hardware upgrade or expansion to a System covered by this MSA Program will require a price adjustment that will be pro rated based on the Coverage Period less the applicable Warranty Period. An addendum will be generated and the appropriate charges will be added. Customer may incorporate additional Systems and Messaging Products into this MSA Program by submitting additional or replacement MSA Order Forms and paying the fee for MSA coverage.

5.2 Cancellation/Termination

Prior to the commencement of the Coverage Period, Customer may cancel this MSA Program and receive a full refund of any prepaid amount for such cancelled support. After commencement of the Coverage Period, Customer may terminate this MSA Program upon *** written notice and: (i) payment of a termination charge equal to ***, whichever is less; or (ii) for prepaid agreements, Lucent will refund or credit the pro rata price for the remaining term less a termination charge of ***, whichever is less. Cancellation of coverage, at Customer’s request, for individual Systems shall also be subject to the cancellation charges under this Section for each System, except that no cancellation charge shall apply if a covered System is destroyed by acts of God, civil unrest, or disasters beyond the control of Customer including, but not limited to, fire, severe weather conditions, and earthquake.

If Customer fails to perform any material term or condition of the Agreement and such failure continues for *** after receipt of written notice, Customer shall be in default and Lucent may terminate this MSA Program and exercise any available rights.

5.3 Payment Terms

All payments to Lucent are due within 30 days of invoice date.

6. BILLABLE SERVICES

Items described below are not covered by this MSA Program but will be provided, where possible, at the Preferred Customer Rate for on-site Services and at the Applicable Price for Messaging Products and other Services.

a.	Any on-site Service.

b.	Any Messaging Product or parts that are damaged by or as a result of any of the following:

•	Failure to comply with Customer site requirements as defined by Lucent.

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•	Other than normal use and wear.

•	Failure of or fluctuation in electrical power

•	Acts of nature or disaster such as, but not limited to, floods, fire, winds, lightning and earthquakes.

•	Accidents, vandalism, burglary, neglect, misuse, or unauthorized changes.

•	Moving of the System by other than authorized personnel.

•	Improper interface with or operation of associated equipment such as telephone systems or services.

•	Hardware or software not provided by or developed by Lucent.

c.	Services for any Systems or Custom Applications not specifically itemized and made part of an MSA Order Form.

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Schedule 1

MSA Order Form

The General Agreement for Purchase of Personal Communications Services Systems Between MetroPCS Wireless, Inc. and Lucent Technologies Inc. and Messaging Addendum (including Attachment 3, Messaging Services Agreement) between MetroPCS Wireless, Inc. and Lucent Technologies Inc., dated as of October 1, 2002, is hereby incorporated by reference as though set forth in full herein.

Invoice Address:

Equipment Site (if different from Invoice Address):

Contact:

Telephone:

Program Start Date:

VOICE MODULE	Payment Plan: Full Annual

System Type: Ports: Msg Hours:
System Serial Numbers with this Configuration at this Equipment Site: List all systems types covered with Serial number, and Warranty start and end dates, Ports and hours.	Multi-Year MSA Program Discount ( %) $ Annual Program Price Less Discount $

Coverage Period (Years) x

Voice Module Annual Subtotal $	TOTAL SITE MSA PROGRAM PRICE $

Number of Systems with this Configuration x

Voice Module Annual Subtotal $

Customer Name

Applications: (List all VM Systems to which Applications apply)	By Authorized Representative	Date

$	Printed Authorized Representative/Title
$
$	LUCENT TECHNOLOGIES INC.
$
Application Subtotal $	By Authorized Representative	Date
Printed Authorized Representative/Title

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Schedule 2

Severity Levels for Systems

A. Severity 1

A Severity 1 problem is a condition under which the System experiences a complete, continuing loss of functionality. In addition, any condition that may critically impact human safety is considered a Severity 1 problem.

On the AnyPath System, a Severity 1 problem is a complex-wide fault, including:

•	25% mishandled calls

•	Correlated UCS failure

•	Correlated SS7 failure

•	Correlated MBL failure

B. Severity 2

A Severity 2 problem is a condition under which the System is partially inoperative, and the inoperative portion of the System restricts Customer’s operations but has a less critical effect than a Severity 1 condition. This condition is characterized by loss of partial functionality of the System but not a complete System failure. It includes a single reboot if the System has already been returned to full or partial functionality.

On AnyPath Systems, a Severity 2 problem is a box wide fault, including:

•	99.7% availability objective failure caused by the UCS

•	99.5% availability objective failure caused by ACS/SS7/MBL/OSL

•	Considerable (100 faults/million) provisioning failures of call flow affecting data

•	Infrequent (10 faults/million) mailbox messages being corrupted or deleted

•	Consistent and considerable (100 faults/million) mishandled calls

•	Call answer failover not working

C. Severity 3

A Severity 3 problem is a condition under which the System is usable by Customer, but with some limited functions which may restrict but not severely impact Customer operations. Severity 3 problems include:

•	Single link inoperable

•	Poor System operating response times

•	Occasional mishandled calls

•	One-time failure that impacted access to mailboxes

•	Considerable (100 faults/million) problems with audits, Software Updates, etc.

•	Infrequent (10 faults/million) provisioning failures of call flow affecting data

•	Individual mailbox failures summing to below availability objective

D. Severity 4

A Severity 4 problem is a condition under which the System is experiencing minor failure which does not materially affect Customer’s operations. Severity 4 problems include:

•	Cannot update non-call related data (e.g. measurement thresholds)

•	Process failures not impacting subscriber access to mailboxes

•	Error messages requiring rewording for clarification

•	Infrequent (100 faults/million) problems with audits, Software Updates, etc.

•	Cosmetic changes to displays

•	Documentation errors

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Schedule 3

Custom Applications

Response Time Objectives

Lucent’s Customer Services and Solutions group (“CSS”) will endeavor to respond to reported problems with Custom Applications and provide updates within the following time periods. The response time is calculated between the time Lucent has received sufficient information from Customer to open a trouble ticket and the time a CCS engineer is working with Customer to address the condition. The definitions of Severity levels for Custom Applications are set forth below the table.

Severity	CSS Response Time during Business Hours*	CSS Response Time during Non-Business Hours**	Update Frequency
1	***	***	Hourly
2	***	***	Hourly
3	***	***	Weekly
4	***	***	Weekly

*	Business hours are 8:00am to 5:00pm Pacific Time, Monday through Friday
**	Non-business hours are 5:00pm to 8:00am Pacific Time, Monday through Friday, and Friday at 5:00pm until Monday at 8:00am Pacific Time

Definitions of Severity Levels

A. Severity 1 (“Critical”):

A Severity 1 problem is a condition under which the Custom Application is inoperative and Customer’s inability to use the Custom Application has a critical effect on Customer’s operations. This condition is generally characterized by complete failure and requires immediate resolution. In addition, any condition that may critically impact human safety is also considered a Severity 1 problem.

B. Severity 2 (“Major”):

A Severity 2 problem is a condition under which the Custom Application is partially inoperative, but is still usable by Customer. The inoperative portion of the Custom Application restricts Customer’s operations but has a less critical effect than a Severity 1 problem.

C. Severity 3:

A Severity 3 problem is a condition under which the Custom Application can be used by Customer with limited functions. The condition is not critical to Customer’s overall operations and does not severely restrict such operations.

D. Severity 4:

A Severity 4 problem is a condition under which the Custom Application is usable and the condition does not materially affect Customer’s operations. This type of problem results in a minor failure which involves individual components of a Custom Application.

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Attachment 4 to Addendum No. 2 to General Agreement for Purchase of Personal Communications Services Systems between

MetroPCS Wireless, Inc. and Lucent Technologies Inc.

Microsoft End User License Agreement

Microsoft Licensing Inc. has contractually obligated Lucent Technologies Inc. to include the following terms, conditions and disclaimers in any agreement for the supply of a bundled product incorporating software licensed from Microsoft Licensing Inc. or its affiliates (“MS”).

Upon delivery of the AnyPath System, you, Customer, will have acquired a device (“Device”) that includes software licensed by Lucent Technologies Inc. from MS. Those installed products of MS origin, as well as associated media, printed materials, and “online” or electronic documentation (“SOFTWARE”) are protected by international intellectual property laws and treaties. The SOFTWARE is licensed, not sold. All rights reserved.

IF YOU DO NOT AGREE TO THIS END USER LICENSE AGREEMENT (“EULA”), DO NOT USE THE DEVICE OR COPY THE SOFTWARE. INSTEAD, PROMPTLY CONTACT LUCENT TECHNOLOGIES INC. FOR INSTRUCTIONS ON RETURN OF THE UNUSED DEVICE(S) FOR A REFUND. ANY USE OF THE SOFTWARE, INCLUDING BUT NOT LIMITED TO USED ON THE DEVICE, WILL CONSTITUTE YOUR AGREEMENT TO THIS EULA (OR RATIFICATION OF ANY PREVIOUS CONSENT).

GRANT OF SOFTWARE LICENSE. This EULA grants you the following license:

•	You may use the SOFTWARE only on the DEVICE.

•	NOT FAULT TOLERANT. THE SOFTWARE IS NOT FAULT TOLERANT. LUCENT TECHNOLOGIES HAS INDEPENDENTLY DETERMINED HOW TO USE THE SOFTWARE IN THE DEVICE, AND MS HAS RELIED UPON LUCENT TECHNOLOGIES TO CONDUCT SUFFICIENT TESTING TO DETERMINE THAT THE SOFTWARE IS SUITABLE FOR SUCH USE.

•	NO WARRANTIES FOR THE SOFTWARE. THE SOFTWARE is provided “AS IS” and with all faults. THE ENTIRE RISK AS TO SATISFACTORY QUALITY, PERFORMANCE, ACCURACY, AND EFFORT (INCLUDING LACK OF NEGLIGENCE) IS WITH YOU. ALSO, THERE IS NO WARRANTY AGAINST INTERFERENCE WITH YOUR ENJOYMENT OF THE SOFTWARE OR AGAINST INFRINGEMENT. IF YOU HAVE RECEIVED ANY WARRANTIES REGARDING THE DEVICE OR THE SOFTWARE, THOSE WARRANTIES DO NOT ORIGINATE FROM, AND ARE NOT BINDING ON, MS.

•	Note on Java Support. The SOFTWARE may contain support for programs written in Java. Java technology is not fault tolerant and is not designed, manufactured, or intended for use or resale as online control equipment in hazardous environments requiring fail-safe performance, such as in the operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, direct life support machines, or weapons systems, in which the failure of Java technology could lead directly to death, personal injury, or severe physical or environmental damage. Sun Microsystems, Inc. has contractually obligated MS to make this disclaimer.

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•	No Liability for Certain Damages. EXCEPT AS PROHIBITED BY LAW, MS SHALL HAVE NO LIABILITY FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING FROM OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE SOFTWARE. THIS LIMITATION SHALL APPLY EVENT IF ANY REMEDY FAILS OF ITS ESSENTIAL PURPOSE. IN NO EVENT SHALL MS BE LIABLE FOR ANY AMOUNT IN EXCESS OF U.S. TWO HUNDRED FIFTY DOLLARS (U.S.$250.00).

•	Limitation on Reverse Engineering, Decompilation, and Disassembly. You may not reverse engineer, decompile, or disassemble the SOFTWARE, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation.

•	SOFTWARE TRANSFER ALLOWED BUT WITH RESTRICTIONS. You may permanently transfer rights under this EULA only as part of a permanent sale or transfer of the Device, and only if the recipient agrees to this EULA. If the SOFTWARE is an upgrade, any transfer must also include all prior versions of the SOFTWARE.

•	EXPORT RESTRICTIONS. You acknowledge that SOFTWARE is of US-origin. You agree to comply with all applicable international and national laws that apply to the SOFTWARE, including the U.s. export Administration Regulations, as well as end-user, end-use and country destination restrictions issued by U.S. and other governments. For additional information on exporting the SOFTWARE, see http://www.microsoft.com/exporting/.

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This Amendment No. 2 (this “Amendment”) to the General Agreement for Purchase of Personal Communications Services Systems is entered into this      day of June, 2003 (the “Effective Date”) by and between MetroPCS Wireless, Inc. and Lucent Technologies Inc. (Contract No.: LNM01NMDK02002)

RECITALS:

WHEREAS, the undersigned Parties have previously entered into the General Agreement for Purchase of Personal Communications Services Systems between MetroPCS Wireless, Inc. and Lucent Technologies Inc., dated October 1, 2002 (the “General Agreement”); and

WHEREAS, the undersigned Parties now wish to clarify and or modify the General Agreement only as provided herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Parties hereby agree to modify the General Agreement as follows:

Attachment O, entitled *** ARRANGEMENT, shall be replaced in its entirety by the following:

Attachment O

*** ARRANGEMENT

•	The *** Arrangement described in this Attachment O is a one-time arrangement ***.

•	Furthermore, this *** Arrangement shall apply only to the following quotations and subsequent mutually agreed revisions to such quotations: MWS-03-1D0074-A1, MWS-03-1D0070-A1, MWS-03-1D0072-A1, MWS-03-1D0073-A1, MWS-03-1D0065-A1, MWS-03-1D0067-A1, MWS-03-1D0068-A1 and MWS-03-1D0069-A1. ***. Such quotations do not include *** any additional Lucent Technologies Professional Services.

•	Upon notification of installation complete, Acceptance or In Revenue Service, which ever occurs first, Lucent shall ***. Customer shall pay *** no later than ***.

•	The *** terms described herein shall only apply to *** shall be subject to the terms and conditions of the General Agreement.

•	Delivery for *** shall be ***. Delivery intervals of less than *** weeks are subject to approval by Lucent and may result in additional costs to Customer.

•	*** made pursuant to this Attachment are not eligible for discounts as a result of Customer *** of the General Agreement. This arrangement is subject to the then-current credit limit that exists between the parties.

The following Attachment shall be included as Attachment P, entitled SECOND *** ARRANGEMENT, to the General Agreement:

Attachment P

SECOND *** ARRANGEMENT

•	The Second *** Arrangement described in this Attachment P is a one-time arrangement that shall apply only to ***. The specific terms and conditions of this arrangement, including payment terms, credit, delivery, schedule, and configuration details are set forth as follows.

***

•	Customer agrees to purchase *** for use in any Customer market. Lucent shall ship ***. Customer shall order *** as follows:

***: This arrangement shall apply only to the following quotation and subsequent mutually agreed revisions to such quotation: MWS-03-2FO158-A1. Upon shipment, Lucent shall submit an invoice ***.

***: This arrangement shall apply only to the following quotation and subsequent mutually agreed revisions to such quotation: MWS-03-2FO114-C1. Upon shipment, Lucent shall submit an invoice ***.

***

•	Customer agrees to purchase the following components *** as described in the quotations referenced below: ***

***. The price for such components includes engineering and installation. This arrangement shall apply only to the following quotations and subsequent mutually agreed revisions to such quotations: MWS-03-3J0004-A4, MWS-03-3J0005-A4, MWS-03-3J0006-A2, MWS-03-3J0007-A2, MWS-03-1DO152-A1, MWS-03-1DO153-A1, MWS-03-1DO154-A1, MWS-03-1DO155-A1, MWS-03-1DO156-A1, MWS-03-1D0157-A1, MWS-03-1DO158-A1, MWS-03-1DO159-A1, MWS-03-1DO160-A1, MWS-03-3J0010-A1, MWS-03-3J0011-A1, MWS-03-3J0012-A1, MWS-03-3J0013-A1, MWS-03-3J0014-A1, MWS-03-3J0015-A1, MWS-03-3J0016-A1 and MWS-03-3J0017-A1.

Upon shipment, Lucent shall submit an invoice ***.

***

•	Customer agrees to purchase ***, which shall be installed by ***. This arrangement shall apply only to the following quotation and subsequent mutually agreed revisions to such quotation: MWS-03-1DO136-A1. Upon shipment, Lucent shall submit an invoice ***.

General Provisions

•	The *** terms described herein shall only apply to Purchase Orders for the products and services set forth in this Attachment P. All other Purchase Orders submitted by Customer shall be subject to the terms and conditions of the General Agreement.

•	*** made pursuant to this Attachment are not eligible for discounts as a result of Customer *** of the General Agreement. This arrangement is subject to the then-current credit limit that exists between the parties.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives on the date(s) indicated.

METROPCS WIRELESS, INC.	LUCENT TECHNOLOGIES INC.

By: /s/ Roger D. Linquist	By: /s/ Mark Gardner
Name: Roger D. Linquist	Name: Mark Gardner
Title: CEO	Title: Sales Director
Date: 10/01/02	Date: 10/1/02

This Amendment No. 4 (this “Amendment”) to the General Agreement for Purchase of Personal Communications Services Systems is entered into this      day of September, 2003 (the “Effective Date”) by and between MetroPCS Wireless, Inc. and Lucent Technologies Inc. (Contract No.: LNM01NMDK02002)

RECITALS:

WHEREAS, the undersigned Parties have previously entered into the General Agreement for Purchase of Personal Communications Services Systems between MetroPCS Wireless, Inc. and Lucent Technologies Inc., dated October 1, 2002 (the “General Agreement”); and

WHEREAS, the undersigned Parties now wish to clarify and or modify the General Agreement only as provided herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Parties hereby agree to modify the General Agreement as follows:

Attachment K, entitled CDBS SUBSTITUTION OFFER, shall be replaced by the following:

Attachment K

REVISED CDBS SUBSTITUTION OFFER

Lucent hereby offers the following:

•	With respect to *** CDBS sites, Lucent will provide upon the request of Customer ***. In addition, for these *** sites only, Lucent will provide ***. Therefore, the net effective price for such mod-cell is ***. Such mod-cells come equipped with 128 channel elements and a single carrier. This price does not include installation or engineering.

•	With respect to the remaining *** CDBS sites for which Customer has expressed interest in migrating to a mod-cell (*** total minus *** referenced above), Lucent will provide upon the request of Customer a mod-cell for ***. Such mod-cells come equipped with 128 channel elements and a single carrier. This price does not include installation or engineering.

•	For all *** sites in the above offer, carrier upgrade kits will be priced at ***. This price does not include channel elements.

•	In addition, Lucent will offer a *** price for installation of ***. This installation price is for the installation of the mod-cell in this offer only, and does not include any potential incremental costs associated with removal of, redeployment of, or co-location with, the current CDBS.

This offer and all prices described in this Attachment K are conditional upon Lucent being the exclusive supplier to Customer in current markets and any additional markets acquired by Customer during the term of this Agreement, subject to Sections 1.4, 1.7 and 1.19.

Note: Mod-cells included in this offer are configured in accordance with the models shown in Attachment A and are subject to the terms and conditions of ***.

Note: This Revised CDBS Substitution Offer includes *** mod-cells at the *** price and *** mod-cells at the *** price than in the previous Attachment K, entitled CDBS SUBSTITUTION OFFER.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives on the date(s) indicated.

METROPCS WIRELESS, INC.	LUCENT TECHNOLOGIES INC.

By: /s/ Dennis G. Spickler	By: /s/ Mark Gardner
Name: Dennis G. Spickler	Name: Mark Gardner
Title: Vice President and CFO	Title: Regional Sales Director
Date: 9/29/03	Date: 9/29/03